                            SCHEDULE 14A INFORMATION

                  PROXY STATEMENT PURSUANT TO SECTION 14(A) OF
                      THE SECURITIES EXCHANGE ACT OF 1934
                               Preliminary Copies

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    /X/  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    / /  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                    EMPIRE OF CAROLINA, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/ /  No fee required.
/ /  $125 per Exchange Act Rules 0-11(c)(i)(ii), 14a-6(i)(1), 14a-6(i)(2)
     or item 22(a)(2) of Schedule 14A.
/X/  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11.
     (1) Title of each class of securities to which transaction applies:
         Common Stock
         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
         6,153,846
         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: (Set forth the amount on which the filing fee is calculated and state how it was determined): The filing fee of $1,478.00 represents 1/50 of 1% of the sum of (a) $7,138,461, which amount is the value of the securities to be issued by the registrant as consideration in the transaction (as calculated by multiplying the average of the high and low prices of the registrant's common stock on April 15, 1998 by the number of shares to be issued -- $1.16 x 6,153,846 = $7,138,461) and (b) $250,000, the fee paid in connection with the transfer of certain licenses.
         -----------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
         $7,388,461.36
         -----------------------------------------------------------------------
     (5) Total fee paid:
         $1,478.00
         -----------------------------------------------------------------------
/ /  Fee previously paid with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
     (1) Amount Previously Paid:
         -----------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
         -----------------------------------------------------------------------
     (3) Filing Party:
         -----------------------------------------------------------------------
     (4) Date Filed:
         -----------------------------------------------------------------------

                            EMPIRE OF CAROLINA, INC.
                             5150 LINTON BOULEVARD
                          DELRAY BEACH, FLORIDA 33484

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 20, 1998
                             ---------------------

To the Stockholders of
EMPIRE OF CAROLINA, INC.:

    You are cordially invited to attend the Annual Meeting of the Stockholders (the "Annual Meeting") of Empire of Carolina, Inc. (together with its subsidiaries, the "Company"), which will be held at Chase Conference Center, 270 Park Avenue, 11th Floor, Room A, New York, New York on May 20, 1998, at 10:30 a.m., local time, for:

    (1) The holders of Series A Preferred Stock (the "Series A Holders") to elect two members to the Board of Directors and the Series A Holders and the holders of Common Stock (the "Common Holders", and collectively with the Series A Holders, the "Voting Holders"), voting together, to elect four members to the Board, all such persons being elected to hold office for a one-year term and until their respective successors are duly elected and qualified.

    (2) The Voting Holders to consider and act upon a proposal to approve the adoption of the 1998 Stock Option Plan pursuant to which an aggregate of 2,000,000 shares of Common Stock will be available for grant.

    (3) The Voting Holders to consider and act upon a proposal to issue 5,000,000 shares of the Company's Common Stock, subject to increase under certain circumstances by up to 1,153,864 shares, pursuant to the terms of that certain Share Purchase Agreement, dated as of April 10, 1998 between the Company and the Shareholders of Apple Sports, Inc. and Apple Golf Shoes, Inc. (together the "Apple Companies") pursuant to which the Company will acquire all of the outstanding capital stock of the Apple Companies in consideration for such issuance of Common Stock and grant a right to the existing shareholders of the Apple Companies to require Empire, under certain circumstances 1,153,864 shares, to repurchase up to an aggregate of 500,000 of the shares of Common Stock so issued, as further described herein under "Proposal 3".

    (4) The Voting Holders to ratify the appointment of Deloitte & Touche LLP as the Company's independent auditors for the fiscal year ending December 31, 1998.

    (5) The Voting Holders to transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

    Only holders of record of Common Stock and Series A Preferred Stock at the close of business on April 15, 1998, will be entitled to notice of, and to vote at, the Annual Meeting or any adjournments or postponements thereof. A list of stockholders entitled to vote at the Annual Meeting will be open to examination by any stockholder, for any purpose germane to the meeting, at the offices of Sonnenschein Nath & Rosenthal, 1221 Avenue of the Americas, 24th Floor, New York, New York 10020 during ordinary business hours for ten days prior to the Annual Meeting. Such list shall also be available during the Annual Meeting. A copy of the Annual Report of the Company for the fiscal year ended December 31, 1997 is enclosed herewith.

    STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING. WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING IN PERSON, PLEASE COMPLETE, DATE AND SIGN THE ACCOMPANYING PROXY CARDS AND RETURN IT WITHOUT DELAY IN THE ENCLOSED POSTAGE PREPAID ENVELOPE. YOUR PROXY WILL NOT BE USED IF YOU ARE PRESENT AND PREFER TO VOTE IN PERSON OR IF YOU REVOKE THE PROXY.

                                          By order of the Board of Directors,

--------------------------------------------------------------------------------
                                          Lawrence Geller, SECRETARY

April 29, 1998
Delray Beach, Florida

                            EMPIRE OF CAROLINA, INC.
                             5150 LINTON BOULEVARD
                          DELRAY BEACH, FLORIDA 33484

                            ------------------------

                                PROXY STATEMENT

                             ---------------------

                         ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 20, 1998

                            ------------------------

                     SOLICITATION AND REVOCATION OF PROXIES

    These proxy materials are furnished in connection with the solicitation of proxies by the Board of Directors (the "Board") of Empire of Carolina, Inc., a Delaware corporation (the "Company" or "Empire"), for use at the Annual Meeting of Stockholders of the Company and for any adjournments or postponements thereof (the "Annual Meeting"), to be held at Chase Conference Center, 270 Park Avenue, 11th Floor, Room A, New York, New York on May 20, 1998, at 10:30 a.m., local time, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. A proxy (the "Proxy") for the Annual Meeting is enclosed, by means of which you may indicate your votes as to the proposals described in this Proxy Statement as to which your Proxy is being solicited. This Proxy Statement and the accompanying Notice of Annual Meeting of Stockholders, the applicable Proxy, the Annual Report to Stockholders for the fiscal year ended December 31, 1997 are first being mailed to stockholders on or about April 29, 1998.

    Proxies are being solicited hereby from the holders (the "Series A Holders") of the Company's Series A Preferred Stock, par value $.01 per share ("Series A Preferred Stock"), as to Proposal 1 with respect to the election of two of the six director nominees. Proxies are being solicited hereby from the holders (the "Common Holders") of the Company's Common Stock, par value $.01 per share ("Common Stock") and the Series A Holders (collectively with the Common Holders, the "Voting Holders"), with respect to the election of four of the nominees for the Board pursuant to Proposal 1. Proxies are being solicited hereby from the Voting Holders with respect to Proposals 2 through 4.

    Because of these circumstances, separate forms of proxy are applicable to the Series A Holders and the Common Holders. To the extent that any Voting Holder owns both Series A Preferred Stock and Common Stock, such stockholder will receive two separate proxy cards, and must complete and return BOTH of such proxies in order to ensure that the voting power represented by both the Series A Preferred Stock and Common Stock held by such person are voted by proxies.

    IN THE ABSENCE OF CONTRARY INSTRUCTIONS, SHARES REPRESENTED BY ANY PROXY WILL BE VOTED FOR THE ELECTION OF THE APPLICABLE NOMINEES LISTED IN PROPOSAL 1 AND FOR ALL OF THE OTHER PROPOSALS AS TO WHICH SUCH PROXY APPLIES. All Proxies which are properly completed, signed and returned to the Company prior to the Annual Meeting, and which have not been revoked, will be voted in accordance with the stockholder's instructions contained in such Proxy. A stockholder may revoke his Proxy at any time before it is exercised by filing with the Secretary of the Company at its executive offices in Delray Beach, Florida, either a written notice of revocation or a duly executed Proxy bearing a later date, or by appearing in person at the Annual Meeting and expressing a desire to vote his or her shares in person.

    The entire cost of preparing, assembling, printing and mailing this Proxy Statement, the enclosed Proxy and other materials, and the cost of soliciting Proxies with respect to the Annual Meeting, will be borne by the Company. The Company will request banks and brokers to solicit their customers who beneficially own shares listed of record in names of nominees, and will reimburse those banks and brokers for the reasonable out-of-pocket expenses of such solicitations. The original solicitation of Proxies by mail may be supplemented by telephone, facsimile, telegram and personal contacts by officers and other regular employees of the Company, but no additional compensation will be paid to such individuals. The Company has retained, at its expense, Shareholder Communications Corporation ("SCC"), a proxy solicitation firm, to assist with proxy soliciting activities to obtain stockholder approval of the proposals set forth in this proxy statement. Stockholders' votes may be taken by telephone by a representative of SCC, subject to procedures designed to authenticate stockholders' identities and confirm voting instructions. SCC will receive a fee of $7,500 for its services plus reasonable expenses actually incurred, not to exceed $5,000.

                VOTING RIGHTS AND VOTING SECURITIES OUTSTANDING

    The Company has fixed April 15, 1998 as the record date (the "Record Date") for the determination of stockholders entitled to notice of and to vote at the Annual Meeting or any adjournments or postponements thereof. As of the Record Date, the Company had outstanding [7,848,761] shares of Common Stock and 2,100,000 shares of Series A Preferred Stock, the only outstanding voting securities of the Company. In addition, as of the Record Date, the Company had 1460.9607 shares of its Series C Preferred Stock, par value $.01 per share (the "Series C Preferred Stock") which is non-voting except as expressly provided by law or the Company's Certificate of Designation for the Series C Preferred Stock.

    With respect to the election of two of the directors pursuant to Proposal 1 for which the holders of Series A Preferred Stock vote separately, each holder of Series A Preferred Stock is entitled to one vote for each share held. With respect to such proposal, holders of 50% of the outstanding shares of Series A Preferred Stock shall constitute a quorum. With respect to all other matters, each Series A Holder is entitled to eight votes for each share of Series A Preferred Stock held, each Common Holder is entitled to one vote for each share of Common Stock held.

    With respect to the election of four directors pursuant to Proposal 1, and with respect to Proposals 2, 3 and 4, holders of shares of Series A Preferred Stock and Common Stock representing a majority of the votes represented by all outstanding shares of Series A Preferred Stock and Common Stock shall constitute a quorum. With respect to these matters, the affirmative vote by holders of Series A Preferred Stock and Common Stock representing a majority of the voting power of all shares of Series A Preferred Stock and Common Stock present, in person or by proxy, and entitled to vote at the Annual Meeting is required for approval of the proposal. With respect to Proposal 1, the holders of Common Stock and Series A Preferred Stock do not have cumulative voting rights, which means (a) the directors to be elected by the Series A Holders voting alone will be elected by the vote of the holders of a plurality of the shares of Series A Preferred present, in person or by proxy, and entitled to vote at the Annual Meeting and (b) the other directors to be elected will be elected by the vote of the Series A Holders and Common Holders representing a plurality of the voting power of all shares of Series A Preferred Stock and Common Stock held by holders present in person or by proxy and entitled to vote at the Annual Meeting.

    Abstentions and broker non-votes are counted for the purposes of determining the presence or absence of a quorum for the transaction of business. Abstentions and broker non-votes will have no effect upon the outcome of Proposal 1. As to Proposals 2, 3 and 4, abstentions have the effect of votes against the Proposals and broker non-votes will have no effect upon the outcome of the Proposals.

    A list of stockholders entitled to vote at the Annual Meeting will be open to examination by any stockholder, for any purpose germane to the meeting, at the offices of Sonnenschein Nath & Rosenthal, 1221 Avenue of the America, 24th Floor, New York, New York 10020, during ordinary business hours for ten days prior to the Annual Meeting. Such list also shall be available at the Annual Meeting.

         SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

    The following table sets forth, as of the Record Date, certain information concerning those persons known to the Company, based on information known to the Company, contained in statements filed with the Securities and Exchange Commission pursuant to Section 13(d) or 13(g) of the Securities Exchange

Act of 1934, as amended (the "Exchange Act") and/or obtained from such persons, with respect to the beneficial ownership (as such term is defined in Rule 13d-3 under the Exchange Act) of Common Stock, Series A Preferred Stock and Series C Preferred Stock by (i) each person known by the Company to be the owner of more than 5% of the outstanding Common Stock, (ii) each Director and nominee for election as a director, (iii) each executive officer named in the Summary Compensation Table, (iv) Timothy Moran, who became President and Chief Operating Officer of the Company effective February, 1998 and who is President, Chief Operating Officer and a significant stockholder of the Apple Companies (see Proposal 3) and (v) all current directors and executive officers as a group:

                                                                                 SERIES A     SERIES C
NAME AND ADDRESS                                                  COMMON STOCK   PREFERRED    PREFERRED    FULLY DILUTED
OF BENEFICIAL OWNER(1)                                            OWNERSHIP(2)   STOCK(3)     STOCK(4)     OWNERSHIP(5)
----------------------------------------------------------------  ------------  -----------  -----------  ---------------
DIRECTORS, NOMINEES AND EXECUTIVE OFFICERS
William H. Craig(6).............................................       35,000            0            0              *
                                                                       *
Jeffrey L. Currier..............................................            0            0            0              0
John J. Doran(7)................................................       90,000       10,000            0          *
                                                                         1.13%       *
Steven E. Geller(8).............................................    1,184,167            0            0           2.69%
                                                                        14.62%
Charles S. Holmes(9)............................................    3,843,752      135,000            0           8.75%
                                                                        32.87%        6.43%
Timothy Moran(10)...............................................      533,333       50,000            0           1.21%
                                                                         6.36%        2.38%
James J. Pinto(11)..............................................    3,451,752      110,000            0           7.85%
                                                                        30.50%        5.24%
J. Artie Rogers(12).............................................       20,000            0            0          *
                                                                       *
Frederick W. Rosenbauer, Jr.....................................            0            0            0              0
Lenore H. Schupak(13)...........................................      214,167       22,500            0          *
                                                                         2.66%        1.07%
Marvin Smollar..................................................            0            0            0              0
All Current Directors and Executive Officers As
A Group (10 persons) (6)(7)(8)(9)(10)(11)(12)(13)(14)...........    9,472,171      327,500            0          21.56%
                                                                        57.43%       15.60%
OTHER 5% STOCKHOLDERS
WPG Corporate Development Associates IV, L.P.(15)...............    6,707,474            0        1,174          15.26%
  One New York Plaza                                                    48.61%                    80.36%
  New York, New York 10004
J. Richard Messina(16)..........................................    3,379,742      250,000            0           7.69%
  745 Fifth Avenue                                                      30.10%       11.90%
  New York, New York 10151
EMP Associates LLC(17)..........................................    3,266,988      250,000            0           7.43%
  745 Fifth Avenue                                                      29.39%       11.90%
  New York, New York 10151
WPG Corporate Development Associates IV (Overseas), Ltd.(18)....    1,557,556            0          277           3.54%
  One New York Plaza                                                    16.87%                    18.96%
  New York, New York 10004

                                                                                 SERIES A     SERIES C
NAME AND ADDRESS                                                  COMMON STOCK   PREFERRED    PREFERRED    FULLY DILUTED
OF BENEFICIAL OWNER(1)                                            OWNERSHIP(2)   STOCK(3)     STOCK(4)     OWNERSHIP(5)
----------------------------------------------------------------  ------------  -----------  -----------  ---------------
Topolobompo 13 Investment Co., Ltd..............................      818,583            0            0           1.86%
  CIDB Building, P.O. Box 208                                           10.43%
  Avarua, Rarotonga, Cook Islands
Halco Industries, Inc.(19)......................................      734,039            0            0           1.67%
  441 South Federal Highway                                              9.35%
  Deerfield Beach, FL 33441
Smedley Industries, Inc. Liquidating Trust......................      666,467            0            0           1.52%
  152 West 57th Street, Suite 4500                                       8.49%
  New York, New York 10019
TelCom Partners L.P.(20)........................................      562,500       62,500            0           1.28%
  235 Sunrise Avenue                                                     6.69%        2.98%
  Palm Beach, Florida 33480
Mark S. Rose(21)................................................      475,000       50,000            0           1.08%
  72 Clare Rose Blvd                                                     5.75%        2.38%
  Patchocue, NY 11772
Freeburn Ventures Ltd(22).......................................      450,000       50,000            0           1.02%
  30195 Chagrin Blvd                                                     5.42%        2.38%
  Pepper Pike, OH 44124
William Forman(23)..............................................      450,000       50,000            0           1.02%
  c/o North Atlantic Instruments                                         5.42%        2.38%
  170 Wilbur Place
  Bohemia, NY 11716
Dimensional Fund Advisors, Inc.(24).............................      417,100            0            0          *
  1299 Ocean Avenue, 11th Floor                                          5.31%
  Santa Monica, CA 90401

------------------------

 *  Less than 1%.

 (1) Unless otherwise indicated, the business address of the persons and entities named in the above table is care of Empire of Carolina, Inc., 5150 Linton Boulevard, Delray Beach, Florida 33484. Unless otherwise indicated, each person has sole investment and voting power with respect to the shares listed in the table, subject to community property laws, where applicable.

 (2) For purposes of this column, a person or group of persons is deemed to have "beneficial ownership" of any shares of Common Stock which such person has the right to acquire within 60 days. For purposes of computing the percentage of outstanding shares of Common Stock held by each person or group of persons, any security which such person or group of persons has the right to acquire within 60 days is deemed to be outstanding for the purpose of computing the percentage ownership for such person or persons, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.

 (3) Percentages are based solely upon the number of shares of Series A Preferred Stock held as of the Record Date. As of the Record Date 2,100,000 shares of Series A Preferred Stock were outstanding. Each share of Series A Preferred Stock has a stated value of $10 (the "Stated Value"). Each share of Series A Preferred Stock is convertible at any time at the option of the holder into Common Stock at a rate of one share of Common Stock for each $1.25 of Stated Value of Series A Preferred Stock. Each share of Series A Preferred Stock votes on all matters to be voted on by the Common Holders on an as if converted basis.

 (4) There are a total of 1,500 shares of Series C Preferred Stock authorized, and, as of the Record Date, 1460.9607 of such shares were outstanding Holdings of Series C Preferred Stock have been rounded to the nearest whole number in the chart. Each share of Series C Preferred Stock has a Stated Value per share of $10,000 and is convertible at any time, at the option of the holder thereof, into one share of Common Stock for every $2.00 of Stated Value of Series C Preferred Stock. Except as otherwise expressly provided by law or the Company's Certificate of Designation of the Series C Preferred Stock or Bylaws, the Series C Preferred Stock is non-voting.

 (5) On a fully diluted basis, as of April 15, 1998, a total of [43,940,876] shares of Common Stock would be outstanding. This amount is composed of (i) the [7,848,761] shares of Common Stock outstanding on the Record Date, (ii) the 16,800,000 shares of Common Stock issuable upon conversion of the 2,100,000 shares of Series A Preferred Stock outstanding on the Record Date, (iii) the 10,200,000 shares of Common Stock issuable upon the exercise of warrants issued in connection with the sale and issuance of the Series A Preferred Stock, (iv) the 7,304,803 shares of Common Stock issuable upon conversion of the 1460.9607 shares of Series C Preferred Stock outstanding on the Record Date, (v) the 1,782,312 shares of Common Stock issuable upon the exercise of options issued pursuant to the Company's Amended and Restated 1994 Stock Option Plan (the "1994 Option Plan") and outstanding on the Record Date (whether or not exercisable within 60 days of the Record Date) and (vi) the 5,000 shares of Common Stock issuable upon the exercise of options issued pursuant to the Company's Non-Employee Stock Option Plan (the "Director Plan") and outstanding as of the Record Date. The calculation does not include shares
     (a) eligible for issuance but not subject to outstanding awards pursuant to the 1994 Option Plan and the Director Plan or (b) eligible for issuance but not actually issued pursuant to the Company's 1996 Employee Stock Purchase Plan. The percentage represents the percentage of such total represented by the shares of Common Stock owned by each such person as reflected in the column of this table headed "Common Stock Ownership."

 (6) Includes shares of Common Stock which Mr. Craig has the right to acquire within sixty days pursuant to options granted under the 1994 Stock Option Plan. Does not include 140,000 shares of Common Stock subject to options issued to Mr. Craig pursuant to the 1994 Stock Option Plan which are not exercisable within sixty days.

 (7) Includes (a) 10,000 shares of Series A Preferred Stock which are convertible into 80,000 shares of Common Stock and (b) 10,000 shares of Common Stock issuable upon the exercise of warrants at an exercise price of $1.375 per share. Mr. Doran became a director of the Company on November 13, 1997.

 (8) Includes 734,039 shares of Common Stock with respect to which Steven Geller holds voting power pursuant to the Halco Voting Agreement. Includes 250,000 shares of Common Stock which Steven Geller has a right to acquire within 60 days of the Record Date pursuant to options granted under the 1994 Option Plan. Does not include 250,000 shares of Common Stock subject to options granted to Mr. Geller pursuant to the 1994 Option Plan which are not exercisable within 60 days of the Record Date. Mr. Geller directly owns 200,128 shares of Common Stock.

 (9) Includes (a) 135,000 shares of Series A Preferred Stock which are convertible into 1,080,000 shares of Common Stock and (b) 2,763,752 shares of Common Stock issuable upon the exercise of warrants by Mr. Holmes at an exercise price of $1.375 per share.

 (10) Includes (a) 50,000 shares of Series A Preferred Stock which Mr. Moran has the right to convert into 400,000 shares of Common Stock, (b) 50,000 shares of Common Stock issuable upon the exercise of warrants at an exercise price of $1.375 per share, and (c) options to purchase 83,333 shares pursuant to the 1994 Option Plan which are exercisable within 60 days of the Record Date. Mr. Moran is the President and Chief Operating Officer of the Company and is the President of Apple Sports, Inc.

 (11) Includes the securities held by Mr. Pinto, individually, and those held by TelCom Partners, L.P., of which Mr. Pinto is the sole general partner (see footnote 19 to this table), Churchill L.P. and

      Churchill Inc. (as Churchill L.P.'s sole general partner (jointly, "Churchill"). Mr. Pinto has the right to acquire 276,000 shares, TelCom has the right to acquire 500,000 shares and Churchill has the right to acquire 104,000 shares of Common Stock at any time upon conversion of all or any portion of the 34,500, 62,500 and 13,000 shares of Series A Preferred Stock held respectively by them. In addition, Mr. Pinto, TelCom and Churchill have the respective rights, as owners of warrants, to acquire all or any portion of 2,613,252, 62,500 and 13,000 shares of Common Stock at a price of $1.375 per share at any time. Because of his ownership of and position with respect to Churchill Inc., Mr. Pinto may be deemed to share beneficial ownership of the Series A Preferred Stock and the Warrants held by Churchill L.P. Accordingly, Mr. James Pinto has sole voting and/or dispositive power over the equivalent of 3,451,752 shares of Common Stock and shared voting and/or dispositive power over the equivalent of 117,000 shares of Common Stock, TelCom has sole voting and/or dispositive power over the equivalent of 562,500 shares of Common Stock and Churchill L.P. and Churchill Inc. each has sole voting and/or dispositive power over the equivalent of 117,000 shares of Common Stock. With respect to Series A Preferred Stock, Mr. James Pinto has sole and/or shared voting and dispositive power over 110,000 shares (including TelCom's and Churchill L.P's shares), TelCom has voting and dispositive power over 62,500 shares, and Churchill L.P. and Churchill Inc. each has voting and dispositive power over 13,000 shares. Mr. James Pinto has shared power with Mr. John Pinto to vote and dispose of the Series A Preferred Stock and Warrants held by Churchill L.P., acting through Churchill Inc., as general partner.

 (12) Includes shares of Common Stock which Mr. Rogers has the right to acquire within sixty days pursuant to options granted under the 1994 Option Plan. Does not include 20,000 shares of Common Stock subject to options issued to Mr. Rogers pursuant to the 1994 Option Plan which are not exercisable within 60 days of the Record Date.

 (13) Includes (a) 10,000 shares of Common Stock, (b) 22,500 shares of Series A Preferred Stock which are convertible into 180,000 shares of Common Stock,
      (c) 22,500 shares of Common Stock issuable upon the exercise of warrants at an exercise price of $1.375 per share and (d) 1,667 shares of Common Stock which Ms. Schupak has the right to acquire within sixty days pursuant to options granted under the 1996 Non-Employee Directors Option Plan. Does not include 3,333 shares subject to options issued to Ms. Schupak which are not exercisable within sixty days. Ms. Schupak became a director of the Company in May, 1997.

 (14) Also includes options to purchase 100,000 shares issued to an executive officer not named in this table pursuant to the 1994 Option Plan which are exercisable within 60 days of the Record Date. Excludes 100,000 shares of Common Stock subject to options issued to an executive officer not named in this table pursuant to the 1994 Option Plan which are not so exercisable.

 (15) Voting and dispositive powers are exercised through its sole general partner, WPG Private Equity Partners, L.P. Voting and dispositive powers of WPG Private Equity Partners, L.P., which does not directly own any shares of Common Stock, are exercised through its managing general partner, Wesley W. Lang, Jr. Includes (a) 717,095 shares of Common Stock which WPG Corporate Development Associates IV, L.P. holds directly, (b) 1,148.4396 shares of Series C Preferred Stock which are currently convertible into 5,742,198 shares of Common Stock; (c) 39,648 shares owned in the aggregate by certain affiliates of WPG, (d) 25.5924 shares of Series C Preferred Stock owned in the aggregate by such affiliates of WPG which are convertible into 127,962 shares of Common Stock, and (e) warrants held by WPG Corporate Development Associates IV, L.P. to purchase an additional 80,571 shares of Common Stock at an exercise price of $7.50 per share which were received as consideration for agreeing to provide certain managerial services to the Company for the period ending December 31, 1995.

 (16) Mr. Messina is the sole member of EMP Management LLC, and accordingly has the power to direct the voting and disposition of the securities held by EMP Associates LLC (see footnote 20 to this table). In addition, Mr. Messina is the sole shareholder, director and executive officer of Pellinore

      Securities Corp. which owns warrants to purchase 112,754 shares of Common Stock at an exercise price of $1.375 per share. Mr. Messina does not directly own any shares of Common Stock.

 (17) Represents (a) 250,000 shares of Series A Preferred Stock which are convertible into 2,000,000 shares of Common Stock and (b) 1,266,988 shares of Common Stock issuable upon the exercise of warrants at an exercise price of $1.375 per share. EMP Management LLC is the managing member of EMP Associates LLC and has the power to direct the voting and disposition of all such securities.

 (18) Voting and dispositive powers may be deemed to be shared with its two general partners, WPG Private Equity Partners (Overseas), L.P. and WPG CDA IV (Overseas), Ltd. Wesley W. Lang, Jr. serves as managing general partner of WPG Private Equity Partners (Overseas), L.P. and as a director of WPG CDA IV (Overseas), Ltd. Includes 277 shares of Series C Preferred Stock which are currently convertible into 1,384,643 shares of Common Stock. WPG Corporate Development Associates IV (Overseas), Ltd. currently holds 172,913 shares of Common Stock directly.

 (19) All of these shares are directly owned by Halco Industries, Inc. ("Halco"). Voting power with respect to these shares is held by Steven Geller pursuant to the Halco Voting Agreement. Maurice A. Halperin is the indirect owner of the shares owned by Halco and shares investment power with respect to the shares of Common Stock owned by Halco. Maurice A. Halperin does not directly own any shares of Common Stock. Barry S. Halperin, as the owner of substantially all of the shares of common stock of Halco, is the indirect owner of the shares of Common Stock owned by Halco and shares investment power with respect to the shares of Common Stock owned by Halco. Barry S. Halperin does not directly own any shares of Common Stock.

 (20) Represents (a) 62,500 shares of Series A Preferred Stock which TelCom has the right to convert into 500,000 shares of Common Stock and (b) 62,500 shares of Common Stock issuable upon the exercise of warrants at an exercise price of $1.375 per share. (See Footnote 10 to this table.)

 (21) Represents (a) 50,000 shares of Series A Preferred Stock which are convertible into 400,000 shares of Common Stock and (b) 50,000 shares of Common Stock issuable upon the exercise of warrants at an exercise price of $1.375 per share. Mr. Rose directly owns 25,000 shares of Common Stock. Mr. Rose is a majority stockholder of the Apple Companies. See "Certain Relationships and Transactions"

 (22) Represents (a) 50,000 shares of Series A Preferred Stock which Freeburn has the right to convert into 400,000 shares of Common Stock and (b) 50,000 shares of Common Stock issuable upon the exercise of Warrants at an exercise price of $1.375 per share.

 (23) Represents (a) 50,000 shares of Series A Preferred Stock which Mr. Forman has the right to convert into 400,000 shares of Common Stock and (b) 50,000 shares of Common Stock issuable upon the exercise of warrants at an exercise price of $1.375 per share.

 (24) Dimensional Fund Advisors, Inc. ("Dimensional") disclaims beneficial ownership of all such shares. Dimensional, a registered investment advisor, is deemed to have beneficial ownership of 417,100 shares of Common Stock as of December 31, 1997, all of which shares are held in portfolios of DFA Investment Dimensions Group Inc., a registered open-end investment company, or in a series of the DFA Investment Trust Company, a Delaware business trust, or the DFA Group Trust and the DFA Participating Group Trust, investment vehicles for qualified employee benefit plans, for all of which Dimensional Fund Advisors Inc. serves as investment manager. Dimensional has sole voting power over 282,250 shares and sole dispositive power over 417,100 shares.

                                   PROPOSAL 1
                             ELECTION OF DIRECTORS

    The Board has nominated Charles S. Holmes, Steven E. Geller, Frederick W. Rosenbauer, John J. Doran, Lenore H. Schupak and James J. Pinto for election as directors at the Annual Meeting to hold office for a one-year term and until their successors are duly elected and qualified. Each of the nominees currently serves as a Director.

    Pursuant to the Certificate of Designation filed by the Company with respect to the Series A Preferred Stock, two board members are to be elected by the holders of Series A Preferred Stock, voting alone (the "Preferred Directors"), with the remaining directors ("Other Directors") to be elected by the holders of Common Stock and Series A Preferred Stock voting together as a class. The nominees for directors are as follows:

    PREFERRED DIRECTOR
         NOMINEES               OTHER DIRECTOR NOMINEES
--------------------------  --------------------------------
Charles S. Holmes           Steven E. Geller
James J. Pinto              Frederick W. Rosenbauer, Jr.
                            John J. Doran
                            Lenore H. Schupak

    Proxies will be solicited from the Common Holders with respect to the election of Messrs. Geller, Rosenbauer and Doran and Ms. Schupak. Proxies will be solicited from the Series A Holders with respect to all six nominees.

    The voting persons named in the enclosed Proxy intend to nominate and vote in favor of the election of each of the persons named below unless authorization is withheld. If any of the nominees becomes unavailable for election, votes will be cast for the election of such other person or persons as the proxy holders, in their judgment, may designate. Management has no reason to believe that any of the nominees will not be a candidate or will be unable to serve.

    Set forth below is certain information as of the Record Date concerning each nominee, including his or her age, present principal occupation and business experience during the past five years and the period he or she has served as a director.

NAME                            AGE                    DIRECTOR SINCE
------------------------------  ---                -----------------------
Charles S. Holmes.............  53                        May, 1997

Steven E. Geller..............  57                     September, 1994

Frederick W. Rosenbauer,        63                     February, 1998
  Jr. ........................

John J. Doran.................  48                     November, 1997

James J. Pinto................  48                     September, 1997

Lenore H. Schupak.............  44                        May, 1997

    CHARLES S. HOLMES has served as a director of the Company since May, 1997 and as Chairman of the Board since June, 1997. Since 1991, Mr. Holmes has served as principal and is the sole stockholder of Asset Management Associates of New York, Inc. ("Asset Management"), a New York-based firm specializing in acquisitions of manufacturing businesses. Mr. Holmes founded and was a partner in Asset Management Associates, a predecessor partnership of Asset Management, from 1978 to 1991. Mr. Holmes also is a principal stockholder and serves on the Board of Directors of NAI Technologies, Inc., a company whose common stock is traded on the Nasdaq Stock Market. Mr. Holmes has been a principal of HPA Associates L.L.C. ("HPA") since October, 1996. See "Certain Relationships and Transactions."

    STEVEN E. GELLER has 35 years' experience in the toy industry. Mr. Geller has served as Chief Executive Officer of the Company since September, 1994, and as Chairman of the Board and Chief Executive Officer of Empire Industries, Inc. ("EII"), the principal operating subsidiary of the Company, since July 1994. From September, 1994 to June, 1997, Mr. Geller served as Chairman of the Board of the Company. Prior to joining the Company, Mr. Geller served as President of Arco Toys, Inc., a wholly owned subsidiary of Mattel from December, 1986 through December, 1991 and as a consultant for Mattel from January 1991 through December 1993. From January, 1994 to July, 1994, Mr. Geller was self-employed, engaged in structuring, negotiating and financing the acquisition of the Company. See "Certain Relationships and Transactions."

    FREDERICK W. ROSENBAUER, JR. has served as a director of the Company since February, 1998. Since 1988, Mr. Rosenbauer has been employed by the United States Trust Company of New York, as Vice President in the private banking division. Since 1970, Mr. Rosenbauer has worked in the banking industry with three different institutions.

    JOHN J. DORAN. has served as a director of the Company since November, 1997. He is President of Citizens Medial Corporation, a pharmacy benefit management company. Mr. Doran is a director of Sandwich Cooperative Bank and Wedgestone Financial.

    LENORE H. SCHUPAK has served as a director of the Company since May, 1997. Since 1990, Ms. Schupak has been President and principal owner of LHS Environmental Management Inc., a New Jersey based company which provides environmental management consulting services in North America and Europe. From 1979 to 1989, she was an executive with American Standard, Inc., most recently serving as Corporate Director, Environmental Technology. Prior to that time, Ms. Schupak was employed from 1977 to 1979 as an environmental engineer for General Motors Corporation and from 1974 to 1977 as a development engineer for Carrier Corp. See "Recent Developments" and "Certain Relationships and Transactions."

    JAMES J. PINTO has served as a director of the Company since September, 1997. Since 1990, Mr. Pinto has been the President of the Private Finance Group, Corp., a merchant banking company, and has been a principal of HPA since October, 1996. Mr. Pinto is a director of the following publicly traded companies: Anderson Group, Inc. (an electronics manufacturer); Biscayne Holdings, Inc. (an apparel manufacturer); and National Capital Management Corp. (a specialty finance company). See "Recent Developments" and "Certain Relationships and Transactions."

                               BOARD OF DIRECTORS

COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

    The Board has established three committees: an Executive Committee, a Compensation Committee and an Audit Committee. Each such committee has two or more members, who serve at the pleasure of the Board.

    The Board met 18 times and acted by written consent 4 times during 1997. The Compensation Committee met 5 times, the Audit Committee did not meet and the Executive Committee met 3 times during 1997. Although the Audit Committee did not meet in 1997, it has met once since the last Annual Meeting of Stockholders. All incumbent members of the Board attended at least 75% of the meetings of the Board and each of the committees on which he or she served during the period in which he or she was a director in 1997.

    The Executive Committee is authorized to exercise all of the authority of the Board that may be delegated to a committee of the Board under Delaware law, which excludes the authority to authorize dividends and other distributions, to fill vacancies on the Board or its committees, to amend, adopt or repeal certificate of incorporation or by-law provisions, to approve mergers or matters requiring stockholder approval, or (except within certain prescribed limits) to authorize or approve the issuance or reacquisition of shares and related matters.) At the beginning of 1997 the Executive Committee consisted of Messrs. Geller, Matalene and Hutchinson. Mr. Matalene resigned solely from the Executive Committee on January 20, 1997. On May 13, 1997, the Executive Committee was reconstituted to consist of Mr. Geller and two former directors, Eugene and Holmes. Mr. Pinto was appointed to the Executive Committee on March 15, 1998. Currently, Messrs. Holmes, Geller and Pinto serve on the Executive Committee.

    The Compensation Committee is responsible for reviewing and making recommendations to the Board of Directors with respect to compensation of executive officers, other compensation matters and awards under the Company's equity benefit plans. In January, 1997 the Compensation Committee consisted of Messrs. Hutchinson and Matalene. On May 13, 1997, the Compensation Committee was reconstituted to consist of Mr. Hutchinson and Ms. Schupak. Upon Mr. Hutchinson's resignation from the Board on November 12, 1997, and he was replaced by Mr. Doran on the Compensation Committee by Mr. Doran. Since March 15, 1998 Mr. Pinto and Ms. Schupak have served on the Compensation Committee.

    The Audit Committee is responsible for reviewing the Company's financial statements, audit reports, internal financial controls and the services performed by the Company's independent public accountants, and for making recommendations with respect to those matters to the Board. In January, 1997 the Audit Committee consisted of Mr. Matalene and another former director, Peter Pfister. On May 13, 1997 the Committee was reconstituted to consist of Mr. Matalene and Ms. Schupak. Mr. Matalene resigned from the Board on October 21, 1997 and was not immediately replaced on the Audit Committee. On November 13, 1997 Mr. Doran was appointed to the Committee. Since March 15, 1998, Messrs. Doran, Rosenbauer and Pinto have served on the Audit Committee.

DIRECTORS' COMPENSATION

    Prior to November 13, 1997, the Company agreed to pay each director who is not an employee of the Company (each a "Non-Employee Director") a retainer of $4,000 per quarter for serving on the Board. In addition, each Non-Employee Director received up to 5,000 options to purchase Common Stock of the Company at the first Annual Meeting of Shareholders after their election, and 2,500 options each year thereafter pursuant to the Non-Employee Director Stock Option Plan.

    On November 13, 1997 the Board approved a resolution that, effective as of May 13, 1997, directors annual fees shall be $15,000 per year, plus $2,500 for each meeting of the Board or a committee attended in person. Mr. Pinto waived all fees for 1997.

    On February 19, 1998, the Board resolved that, effective March 15, 1998, each Non-Employee Director shall receive $15,000 per year and $2,500 for each Board meeting attended and $2,500 per year for each committee on which he or she serves in addition to the option grants described above. All directors are reimbursed for out-of-pocket expenses incurred in connection with attendance at meetings of the Board or its committees. Charles S. Holmes does not receive any directors' fees, however, he does receive $10,000 per month for serving as Chairman of the Board of Directors. Mr. Holmes received $65,000 for such services in 1997.

    Directors who are officers or employees of the Company are not paid for their service on the Board or its committees.

    The Board of Directors recommends that the holders of Series A Preferred Stock vote FOR the approval of the Preferred Director Nominees.

    The Board of Directors recommends that the Voting Holders vote FOR the approval of the other Director Nominees.

                                   PROPOSAL 2
                     APPROVAL OF THE 1998 STOCK OPTION PLAN

    The Board of Directors of the Company has adopted the 1998 Stock Option Plan (the "Stock Option Plan") effective April 15, 1998, subject to approval of stockholders. As of the date of this Proxy Statement, no grants have been made pursuant to the Stock Option Plan, and it is not contemplated that any grants will be made until after the Annual Meeting.

REASON FOR SEEKING STOCKHOLDER APPROVAL

    Approval of the Stock Option Plan is necessary to permit income recognized in connection with grants of options under the Plan to qualify as "performance based" compensation for purposes of Section 162(m) of the Internal Revenue Code (the "Code"). Under Section 162(m), the Company cannot claim a federal corporate tax income deduction on compensation paid to its chief executive officer or any of its four other most-highly compensated executive officers in excess of $1,000,000 in any year, unless the compensation qualifies as stockholder-approved "performance based" compensation.

SUMMARY OF THE PLAN

    The principal terms and provisions of the Stock Option Plan are summarized below. As a summary, the description below is not a complete description of all of the terms of the Stock Option Plan. A copy of the Stock Option Plan is attached hereto as Exhibit A and is hereby incorporated, in its entirety, by reference thereto.

    PURPOSE. The Company believes that the Stock Option Plan provides key incentives for the Company to attract new employees, retain existing employees and stimulate employees towards furthering the interests of both the Company and shareholders alike. Specifically, the Company believes adoption of the Stock Option Plan is beneficial because there are only 217,688 shares of stock available for award under the 1994 Option Plan.

    TYPES OF AWARDS. The Plan permits the granting of stock options, including incentive stock options ("ISOs") and options other than ISOs ("non-qualified options") to employees.

    NUMBER OF SHARES. Subject to adjustment as described below, the number of shares of Common Stock available under the Stock Option Plan is 2,000,000. The number of shares for which options may be granted in any calendar year to any employee may not exceed 500,000.

    ELIGIBILITY. All employees of the Company and its subsidiaries (approximately 500 persons) are eligible to be participants.

    ADMINISTRATION. The Plan shall be administered by the Board, or a committee appointed by the Board (the "Committee"). The Committee has the authority to select employees to whom options are granted, to determine the types of options and the number of shares covered and to set the terms, conditions and provisions of such options. The Committee shall be authorized to interpret the Stock Option Plan, to establish, amend, and rescind any rules and regulations relating to the Stock Option Plan, to determine and amend the terms of option agreements entered into with employees, and to make all other determinations which may be necessary or advisable for the administration of the Stock Option Plan.

    POWER TO AMEND PLAN. The Board may amend or terminate the Plan at any time without the approval of the stockholders of the Company, except (i) as such stockholder approval may be required by stock exchange listing requirements, and
(ii) that no amendment shall be made without stockholder approval which shall increase the total number of shares available for issuance pursuant to the Stock Option Plan.

    STOCK OPTIONS. The exercise price per share of Common Stock purchasable under any stock option will be determined by the Committee, but cannot in any event be less than 100% of the fair market value of the Common Stock on the date the option is granted. For reference, the closing sale price reported for the

Common Stock on the American Stock Exchange on April 15, 1998 was $1.25 per share. The Committee shall determine the term of each stock option (subject to a maximum of 10 years), and the time or times when it may be exercised. The grant and the terms of ISOs shall be restricted to the extent required for qualification as ISOs by the Code. Options may be exercised by payment of the exercise price in (i) cash or (ii) pursuant to a "cashless exercise" through a broker-dealer under an arrangement approved by the Company.

    ADJUSTMENTS. In the event of any change affecting the shares of Common Stock by reason of any stock dividend or split, recapitalization, merger, consolidation, spin-off, or other corporate change, the Committee shall make such substitution or adjustment in the aggregate number or class of shares which may be distributed under the Plan, and in the number, class and option price of shares subject to the outstanding awards granted under the Stock Option Plan as it deems to be appropriate in order to maintain the purpose of the original grant.

    CHANGE OF CONTROL. The Committee may provide in connection with an option grant or subsequent thereto special terms and conditions for the option which apply in the event of a change of control (as defined by the Committee). This provides the Committee broad discretion in responding to contests, tender offers, or other proposals regarding corporate control or a sale of the Company (or a significant portion thereof) and provide additional benefits to grantees in the event of the occurrence of any such matter.

    OTHER. The Stock Option Plan will terminate when there are no longer any shares available thereunder. Awards may not be transferred other than by will or intestate succession unless otherwise permitted by the Committee.

TAX ASPECTS OF THE STOCK OPTION PLAN

    The following are the federal tax consequences generally arising under present law with respect to options granted under the Stock Option Plan. The grant of an option will create no tax consequences for a grantee or the Company. The grantee will have no taxable income upon exercising an ISO (except that the alternative minimum tax may apply), and the Company will receive no deduction when an ISO is exercised. Upon exercising a non-qualified option, the optionee must recognize ordinary income equal to the difference between the exercise price and the fair market value of the stock on the date of the exercise; the Company will be entitled to a deduction for the same amount, subject to the possible applicability of the $1,000,000 compensation deductibility limit of
Section 162(m) of the Code. The treatment of a disposition of shares acquired through the exercise of an option depends on how long the shares have been held and on whether such shares were acquired by exercising an ISO or by exercising a non-qualified option. Generally, there will be no tax consequence to the Company in connection with a disposition of shares acquired by exercise of an option except that the Company may be entitled to a deduction in the case of a disposition of shares acquired by exercise of an ISO before the applicable ISO holding periods have been satisfied.

    THE BOARD OF DIRECTORS RECOMMENDS THAT THE VOTING HOLDERS VOTE FOR THE APPROVAL OF THE 1998 STOCK OPTION PLAN.

                                   PROPOSAL 3
                            APPROVAL OF ACQUISITION

GENERAL

    On April 10, 1998, the Company executed a definitive Share Purchase Agreement (the "Share Purchase Agreement") with the shareholders of Apple Sports, Inc. and the shareholders of Apple Golf Shoes, Inc. (collectively, the "Apple Company Shareholders" and with respect to the companies, the "Apple Companies") whereby the Company agreed to purchase from the Apple Company Shareholders all of their capital stock representing all of the outstanding capital stock of the Apple Companies (the

"Acquisition"). If the Acquisition is consummated in accordance with the terms of the Share Purchase Agreement described herein, the Company will issue to the Apple Company Shareholders 5,000,000 shares of Common Stock, assume liability of which Management believes may be approximately $5.3 million, reimburse certain transfer and other fees of approximately $325,000 and, under certain circumstances, issue an additional 1,153,864 shares of Common Stock.

    Approval by the stockholders of the Company is not required by the General Corporation Law of the State of Delaware or by the Company's Certificate of Incorporation or By-Laws, as amended. However, the rules of the American Stock Exchange, Inc. (the "AMEX"), on which the Company's Common Stock is listed for trading, require stockholder approval, as a prerequisite to approval of applications to list additional shares to be issued as sole or partial consideration for an acquisition of the stock of another company in the following circumstances: (a) where the present or potential issuance of common stock, or securities convertible into common stock, could result in an increase in outstanding common shares of 20% or more; and (b) if any individual director, officer or substantial shareholder of the listed company has a 5% or greater interest (or such persons collectively have a 10% or greater interest), directly or indirectly, in the company or assets to be acquired or in the consideration to be paid in the transaction and the present or potential issuance of common stock, or securities convertible into common stock, could result in an increase in outstanding common shares of 5% or more. Upon the issuance of the 5,000,000 shares of the Company's Common Stock as consideration. Apple Company Shareholders will hold approximately 39% of the outstanding shares of Common Stock. If the Company is required to issue the additional 1,153,864 shares of Common Stock it would result in the Apple Company Shareholders holding approximately 44% of the Company's outstanding shares (and approximately 11% and 14% respectively on a fully diluted basis, assuming the exercise of issued and outstanding options, the exercise of outstanding warrants and the conversion of issued and outstanding preferred stock). In addition, Mr. Moran the President and Chief Operating Officer of Empire, who is also the President and Chief Operating Officer of the Apple Companies and a significant shareholder of the Apple Companies, will receive at least one million shares of the Company's Common Stock pursuant to the Acquisition.

FORWARD-LOOKING INFORMATION

    This Proposal 3 contains certain forward-looking statements (within the meaning of the Private Securities Litigation Reform Act of 1995) that involve substantial risks and uncertainties. When used in this Proposal 3, the words "believe" and "intend" and similar expressions as they relate to the Company or its management are intended to identify such forward-looking statements. A number of important factors could cause the Company's and the Apple Companies' actual results, performance or achievements for fiscal 1998 and beyond to differ materially from those expressed in such forward-looking statements. These factors include, without limitation, failure to achieve anticipated synergies, charges and costs related to acquisitions, attraction and retention of key personnel, general economic and business conditions and enhanced competition and new competitors.

BACKGROUND OF THE ACQUISITION

    In May, 1997, Timothy Moran, the President and Chief Operating Officer of the Apple Companies was introduced to the Board of Directors of Empire ("Board") and was recommended to the Board as a candidate to become President and Chief Operating Officer of Empire. After discussion the Board determined to offer Mr. Moran the position upon the completion of the sale of the Apple Companies to a an unaffiliated third party. On May 13, 1997, the Board of Directors approved the appointment of Mr. Moran as a consultant to Empire. Pursuant to the Board's resolution, Mr. Moran was to become President and Chief Operating Officer of Empire after the sale of the Apple Companies.

    In the ensuing period, the Board determined that the acquisition of the Apple Companies could partially offset the cyclical nature of the toy business and expand the customer base, and proposed that Empire acquire the Apple Companies. The parties negotiated the terms of the purchase through January, 1998, and on February 11, 1998, Empire and the stockholders of the Apple Companies signed a letter of intent proposing that Empire purchase the Apple Companies upon the terms and conditions set forth therein. The purchase was made contingent upon approval of Empire's Board of Directors and stockholders.

    On February 19, 1998, Empire's Board of Directors ratified the signing of the letter of intent, and authorized the officers of Empire to conduct a due diligence investigation of the Apple Companies and to prepare and enter into a definitive purchase agreement. Due diligence was conducted through April, 1998, and the officers executed a definitive Share Purchase Agreement on April [10], 1998. On February 19, 1998, Mr. Moran became President and Chief Operating Officer of Empire.

TERMS OF THE ACQUISITION

    The description in this Proxy Statement of the terms and conditions of the Acquisition and the Share Purchase Agreement are qualified in their entirety by reference to the copy of the Share Purchase Agreement attached hereto as Exhibit B, and hereby incorporated by reference thereto. Stockholders are encouraged to read the Share Purchase Agreement in its entirety.

    Under the terms of the Share Purchase Agreement, Empire will acquire all of the issued and outstanding shares of capital stock of each of the Apple Companies, for consideration equal to an aggregate of 5,000,000 shares of the Company's Common Stock (the "Initial Payment Shares"), subject to increase as described below. In the event that during the Adjustment Period (defined below) the closing daily market price of the Company's Common Stock trading on the American Stock Exchange or on any nationally recognized stock exchange (including The Nasdaq Stock Market or the New York Stock Exchange) (an "Exchange") shall not be at a price of $2.00 per share or higher for each of 45 consecutive stock trading days, then Empire shall be obligated to pay additional consideration in the amount of 1,153,846 shares of Empire Common Stock (the "Additional Payment Shares"; and together with the Initial Payment Shares, the "Payment Shares"), thereby bringing the number of shares of Empire Common Stock paid for the Acquisition to an aggregate of 6,153,846. For reference, the closing price per share of the Common Stock on the AMEX on April 15, 1998 was $1.25 per share.

    Within 90 days from the date of the issuance of any Payment Shares, Empire shall cause to be filed and use its best efforts to have declared effective, a registration statement (the "Registration Statement") under the Securities Act of 1933, as amended, for an offering to be made on a delayed or continuous basis permitting sales of the Payment Shares in dealer transactions or in any other transfer for consideration not involving an underwritten public offering, and Empire shall pay all expenses of registration in connection with the Registration Statement.

    The Adjustment Period is the period of time commencing on the first trading date after the date on which the Registration Statement is declared effective by the Securities and Exchange Commission and the Payment Shares in question are deemed fully transferable on an Exchange (the "Effective Date") and ending on the first calendar anniversary of the Effective Date; provided, however, that if the Effective Date shall not have occurred within 90 days of the closing date of the Acquisition (the "Closing Date"), the Adjustment Period shall mean a period of 365 days commencing on the 91st day after the Closing Date.

    If the Effective Date shall not have occurred on or prior to 90 days after the Closing Date, the Apple Company Shareholders shall have the right (the "Put Right") to require Empire to repurchase up to an aggregate of 500,000 of the Payment Shares at a price of $2.00 per share for a total of $1,000,000. Any exercise of the Put Right will reduce the number of Additional Payment Shares issuable as consideration in the Acquisition by the percentage determined by multiplying (x) 100 by (y) the quotient of the number of Payment Shares as to which the Put Right are exercised divided by 500,000.

    The consideration payable by Empire described above was determined in arms'-length negotiation by the Board of Directors of Empire and the Apple Company Shareholders. In determining the consideration, the Board of Directors and Apple Company Shareholders considered, among other factors, the Apple

Companies' history of growth and profitability, the growth potential of the golf industry and the prospects of Empire and the Apple Companies on a combined basis.

    It is contemplated that the Closing will occur as soon as practicable after the Annual Meeting, and upon satisfaction or waiver of all of the other conditions set forth in the Share Purchase Agreement. The Closing is presently anticipated to occur on May 28, 1998.

REPRESENTATIONS AND WARRANTIES; INDEMNIFICATION

    In the Share Purchase Agreement, the Company and the Apple Company Shareholders make certain representations and warranties to one another with respect to certain customary matters, such as their respective organization, their respective authority to enter into the Share Purchase Agreement and the enforceability of the Share Purchase Agreement. In addition, the Apple Company Shareholders make certain representation and warranties to the Company with respect to, among other things, (i) the capitalization of the Apple Companies,
(ii) the Apple Companies' audited consolidated financial statements for the year ended December 31, 1996 and the unaudited financial statements of the Apple Companies for the year ended December 31, 1997, (iii) the absence of certain changes in the business as of certain dates, (iv) product and warranty liability, (v) environmental conditions with respect to the Apple Companies properties and (vi) trademarks and other intellectual property rights. The representation and warranty of the Apple Companies with respect to their consolidated financial statements states that such financial statements fairly present the financial condition, results of operations, and cash flows of the Apple Companies as at the dates and for the periods indicated, in each case in accordance with generally accepted accounting principles consistently applied. Most of these representations and warranties survive the Closing for a period of 18 months. The Apple Company Shareholders agree to indemnify the Company for any losses incurred relative to the breach of such stockholders representations, warranties, covenants and agreements pursuant to the Agreement (except certain tax liabilities). However, no claim may be submitted until the aggregate amount to be paid on account of all such claims exceeds $50,000. The maximum aggregate liability of the Apple Company Shareholders is $750,000 in the absence of fraud.

CONDITIONS OF THE SHARE PURCHASE AGREEMENT

    Conditions to the Closing include, but are not limited to, the following:

    1. PERFORMANCE OF OBLIGATIONS. Each of Empire and the Apple Company Shareholders shall have performed in all material respects their obligations under the Share Purchase Agreement required to be performed by them on or prior to the Closing Date.

    2. STOCKHOLDER APPROVAL. The Share Purchase Agreement and the transactions contemplated thereby shall have been approved and adopted by the requisite vote of the holders of the outstanding shares of Empire capital stock. If the stockholders of Empire fail to approve the Acquisition, the Acquisition will not be consummated.

    3. WILSON LICENSES. The existing licenses from Wilson Sporting Goods Co. held by the Apple Companies shall have been extended and shall not terminate as a result of the Acquisition.

    4. REPLACEMENT OF LONG-TERM DEBT. Empire shall have obtained a new credit facility replacing the existing obligations of the Apple Companies for borrowed money in the approximate amount of $4.3 million so that the individual guarantors of such borrowed money shall be fully released from liability and all liens created to secure such borrowed money that affect the Apple Company Shareholders shall be fully released.

    5. INDEMNITY BOND. The Apple Company Shareholders shall have obtained a non-cancelable bond indemnifying Empire for the full amount of damages claimed under a certain lawsuit filed against Dorson Sports, Inc. (a wholly owned subsidiary of Apple Sports) by Cigna Property and Casualty Insurance.

TERMINATION OF THE MERGER AGREEMENT

    The Share Purchase Agreement may be terminated prior to the Closing upon the occurrence of certain events, including, but not limited to, the following:

    1.  By mutual consent of Empire and the Apple Company Shareholders.

    2. By Empire or the Apple Company Shareholders if the Acquisition shall not have been consummated as a result of the conditions precedent to their respective obligations under the Share Purchase Agreement not having been satisfied in all material respects through no fault of the terminating party on or prior to May 31, 1998.

DILUTION OF EXISTING STOCKHOLDERS

    The exchange of shares of Common Stock of the Company for shares of the Apple Companies will cause substantial dilution to the voting power and interests of current Empire stockholders. The issuance of the Payment Shares pursuant to the Share Purchase Agreement may also adversely affect the market price of the Company's securities. Based on the 7,848,761 shares of Empire Common Stock outstanding as of April 15, 1998, the issuance of the Initial Payment Shares and the Additional Payment Shares will equal approximately 39% and 44% of the Common Stock outstanding respectively and approximately 11% and 14% respectively, on a fully diluted basis, assuming the exercise of issued and outstanding options, the exercise of outstanding warrants and the conversion of issued and outstanding preferred stock.

UNCERTAINTIES IN FUTURE CONSOLIDATED RESULTS

    The Company and the Apple Companies each are enterprises with operations in different markets. There can be no assurance that future consolidated results will improve as a result of the Acquisition, or as to the timing or extent to which cost savings and efficiencies anticipated by the Company will be achieved.

EMPIRE'S REASONS FOR THE ACQUISITION AND BOARD OF DIRECTOR'S RECOMMENDATION

    The Board of Directors of Empire believes that the Acquisition is fair and in the best financial interests of its stockholders because for the reasons discussed below it will permit the stockholders to participate in a diversified and more competitive Company. The Board recommends that Empire's stockholders vote in favor of the proposal to issue the Payment Shares as consideration for the acquisition of the Apple Companies (the "Issuance").

    Through meetings and discussions with the stockholders of the Apple Companies and their representatives, discussions with Empire's legal counsel and auditors, and frequent consultations with the executive officers of Empire, the Board considered the terms and structure of the deal and the legal, financial and other ramifications of the proposed acquisition.

    In reaching its decision to approve the Acquisition and to recommend the issuance of the Payment Shares pursuant thereto to Empire's stockholders, the Board considered a number of factors, including, without limitation, the following:

    1.  The Apple Companies' history of growth and profitability;

    2.  The growth potential of the golf industry;

    3.  The potential offset to the toy industry cycles;

    4.  The financial condition of Empire;

    5.  The product synergies; and

    6. The results of operations, financial condition, competitive positions and prospects of Empire and the Apple Companies, both on an historical and prospective basis.

    The Board concluded, in light of these factors, that the acquisition is fair to and in the best interests of Empire and its stockholders and approved the Acquisition on February 19, 1998. [The foregoing discussion of the information and factors considered by the Board of Directors in determining that the Acquisition is fair and in the best interests of the stockholders is not intended to be exhaustive, but is believed to include the material factors considered by the Board of Directors in connection with its evaluation of the Acquisition. THE BOARD OF DIRECTORS OF EMPIRE RECOMMENDS THAT THE STOCKHOLDERS OF EMPIRE APPROVE THE ISSUANCE.

CONSOLIDATED BUSINESS OF APPLE SPORTS, INC. AND APPLE GOLF SHOES, INC.

    Apple Sports, Inc. and Apple Golf Shoes, Inc. (together the "Apple Companies") are privately held golf products companies engaged in the development, marketing and sale of golf footware and golf related accessories. Apple Sports, Inc. offers a wide variety of golf related products and accessories, including gloves, pull carts, head covers, tees and unbrellas. It competes with other golf accessory companies, including Gold Eagle, Dennco, and Ajay Sports, which sells products under license from Spalding.

    Apple Golf Shoes, Inc. offers a variety of golf related footware for men and women. Its primary competitors are major footware manufacturing companies, including Dexter, Etonic, Foot Joy and Nike.

    The Apple Companies are the exclusive United States licensees of golf accessory products and golf shoes for Wilson Sporting Goods, one of the most recognized names in golf. Apple sources its products. . . . . . .

    Apple Sports, Inc. and Apple Golf Shoes, Inc. are the exclusive United States licensees of golf accessory products and golf shoes for Wilson Sporting Goods, one of the most recognized names in golf. Apple's broad range of golf products include shoes, pull carts, gloves, head covers, spikes, tees, umbrellas and many other accessory items. Apple also sells golf accessories under the Dorson brand, which has been a recognized name in golf accessories since the 1940s.

    Apple sources its products both domestically and overseas. The majority of its products are manufactured in the Far East (principally China, Indonesia, Thailand and Taiwan). Apple sells its products in the United States (90%) and internationally. Customers include sporting goods chains (40%), mass merchandisers (40%), pro shops and other golf product retailers (20%). The pro shop accounts are managed by commissioned manufacturers' representatives, whereas mass merchandisers and sporting goods chains are managed by Apple Sports' sales personnel in concert with manufacturers' representatives.

    The Apple Companies' principal executive office is located in a 65,000 square-foot facility in Ronkonkoma, New York. Apple has approximately 31 employees. Apple's principal executive office address is 1 Roebling Court, Ronkonkoma, NY 11779. Their phone number is 516-585-5400.

DESCRIPTION OF APPLE SPORTS, INC. CAPITAL STOCK

    Apple Sports' authorized capital stock consists of 200 shares of Common Stock, no par value. As of the date of this Proxy Statement, 100 shares of Common Stock were outstanding, owned of record as follows: 70 shares by Mark Rose Companies Ltd.; 5 shares by E. Joy Rose; 15 shares by Timothy Moran; 5 shares by Robert A. Wertley; and 5 shares by Mark S. Rose. Apple Sports' Common Stock is not listed or traded on any stock market.

DESCRIPTION OF APPLE GOLF SHOES, INC. CAPITAL STOCK

    Apple Golf Shoes' authorized capital stock consists of 200 shares of Common Stock, no par value. As of the date of this Proxy Statement, 100 shares of Common Stock were outstanding, owned of record as follows: 25 shares by Timothy Moran; 5 shares by Robert A. Wertley; 23 1/3 shares by Robert A. Wertley, as Trustee for Mark Rose Irrevocable Trust f/b/o Bridget A. Moran; 23 1/3 shares by Robert A. Wertley, as Trustee for Mark Rose Irrevocable Trust f/b/o Stacy Dugan; and 23 1/3 shares by Robert A. Wertley, as Trustee for Mark Rose Irrevocable Trust f/b/o Baylee Shea Rose. Apple Golf Shoes' Common Stock is not listed or traded on any stock market.

DIVIDENDS IN ARREARS OR DEFAULT WITH RESPECT TO SECURITIES

    Neither the Company nor the Apple Companies has any dividends in arrears or has defaulted in principal or interest in respect of any of their respective securities.

INTEREST OF CERTAIN PERSONS IN THE ACQUISITION

    Timothy Moran, the President and Chief Operating Officer of Empire, is also the President, Chief Operating Officer and a significant stockholder of the Apple Companies. In connection with the Acquisition, Mr. Moran will receive twenty percent of the Payment Shares, equal to at least one million shares. Accordingly, the stockholders should consider Mr. Moran's interest in the Acquisition in connection with their recommendation of the Acquisition.

CERTAIN AFFILIATED TRANSACTIONS

    Timothy Moran, the President and Chief Operating Officer of Empire is also the President, Chief Operating Officer and a significant stockholder of the Apple Companies. Mr. Moran and Mark Rose, the majority stockholder of the Apple Companies, each owns 50,000 shares of Empire Series A Preferred Stock and holds warrants to acquire 50,000 shares of Common Stock. There are no past, present or proposed material contracts, agreements, arrangements, understandings, negotiations or transactions between Empire and the Apple Companies during the periods for which financial statements are presented or incorporated by reference.

GOVERNMENTAL AND REGULATORY APPROVALS

    Neither Empire nor the Apple Company Shareholders are aware of any material governmental or regulatory approvals required for the consummation of the Acquisition, other than compliance with federal and applicable state securities and corporate laws.

ACCOUNTING TREATMENT

    The Acquisition is intended to be accounted for as a purchase for accounting and financial reporting purposes.

FEDERAL INCOME TAX CONSEQUENCES OF THE ACQUISITION

    The Acquisition of the shares of the Apple Companies is intended to be treated as non-taxable by the Company. The Company does not believe that there will be federal income tax consequences to the Company or the Apple Company Shareholders as a result of the transaction.

MARKET PRICES

    Empire's Common Stock, par value $.10 per share, is listed and principally traded on the American Stock Exchange under the symbol "EMP." The following table sets forth the range of high and low sales prices on the AMEX for the specified time periods:

                                                      1997                  1996
                                              --------------------  --------------------
QTR                                             HIGH        LOW       HIGH        LOW
--------------------------------------------  ---------  ---------  ---------  ---------
1st.........................................  $    4.56  $    2.88  $   12.25  $    6.88
2nd.........................................       5.00        .63      15.00      11.88
3rd.........................................       3.00       1.75      12.13       3.56
4th.........................................       2.50       1.38       6.81       3.75

    The high and low price of the Company's Common Stock on the AMEX on February 11, 1998, the date preceding public announcement of the Letter of Intent regarding the Acquisition, was $1.625.

    The high and low prices of the Company's Common Stock on the AMEX on April 13, 1998, the date preceding public announcement of the signing of the definitive Share Purchase Agreement with the Apple Companies were $1.1375 and $1.125, respectively.

    As of April 15, 1998, there were 7,848,761 shares of Common Stock outstanding held of record by approximately 5,061 securityholders.

DESCRIPTION OF COMPANY CAPITAL STOCK

    The authorized capital stock of the Company consists of 60,000,000 shares of Common Stock, par value $.10 per share, and 5,000,000 shares or preferred stock, par value $.01 per share, issuable in series (the "Preferred Stock"). The Board of Directors has designated 2,100,000 shares of Preferred Stock as Series A Preferred Stock, and all of such shares of Series A Preferred Stock are outstanding as of the date of this Proxy Statement. The Board has also designated 1,500 shares of Preferred Stock as Series C Preferred Stock, of which 1460.9607 shares are outstanding as of the date of this Proxy Statement. In addition, the Board has designated 2,000,000 shares of Preferred Stock as Series B Preferred Stock, in connection with the Company's Rights Agreement with American Stock Transfer and Trust Company, as Rights Agent, of which no shares are outstanding.

COMMON STOCK

    As of April 15, 1998 there were 7,848,761 shares of Common Stock issued and outstanding. In connection with the Acquisition, the Company may issue up to between 5,000,000 and 6,153,846 additional shares. Holders of Common Stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders and do not have cumulative voting rights. Holders of Common Stock are entitled to receive ratably such dividends, if any, as may be declared by the Board of Directors out of funds legally available therefor, subject to any preferential dividend rights of outstanding Preferred Stock. Upon the liquidation, dissolution or winding up of the Company, the holders of Common Stock are entitled to receive ratably the net assets of the Company available after the payment of all debts and other liabilities and subject to the prior rights of holders of any outstanding Preferred Stock. Holders of Common Stock have no preemptive, subscription, redemption or conversion rights. The outstanding shares of Common Stock are, and the shares offered by the Company in the Acquisition will be, when issued and paid for, fully paid and nonassessable.

DIVIDENDS

    The Company has not paid any cash dividends since 1990 and does not anticipate paying cash dividends in the foreseeable future. The Company's current policy is to retain earnings to provide funds for the operation and expansion of its business and for the repayment of indebtedness. Any determination in the future to pay dividends will depend upon the Company's financial condition, capital requirements, results of operations and other factors deemed relevant by the Company's Board of Directors, including any contractual or statutory restrictions on the Company's ability to pay dividends.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE VOTING HOLDERS VOTE FOR THE APPROVAL OF THE ISSUANCE OF SHARES OF THE COMPANY'S COMMON STOCK AS CONSIDERATION IN THE ACQUISITION PURSUANT TO THE TERMS OF THE SHARE PURCHASE AGREEMENT.

                               APPLE SPORTS, INC.
                      SELECTED CONSOLIDATED FINANCIAL DATA
                                 (In thousands)

    The following selected consolidated financial data for the years ended December 31, 1995, 1996 and 1997 and as of December 31, 1995, 1996 and 1997 are derived from the Financial Statements of Apple Sports, Inc. which have been audited by Steven J. Zaffos, independent certified public accountant. The following selected consolidated financial data for the years ended December 31, 1993 and 1994 and as of December 31, 1993 and 1994 are derived from the Financial Statements of Apple Sports, Inc., which have been audited by Rose and Haar, independent certified public accountants. The Selected Consolidated Financial Data should be read in conjunction with the Financial Statements of Apple Sports, Inc. and notes thereto included as Exhibit C to this Proxy Statement.

                                                                YEAR ENDED DECEMBER 31,
                                       -------------------------------------------------------------------------
                                           1993           1994           1995           1996           1997
                                       -------------  -------------  -------------  -------------  -------------
STATEMENT OF OPERATIONS DATA:
Net sales............................  $  17,922,297  $  18,680,725  $  19,693,614  $  17,046,789  $  21,827,644
Cost of sales........................     13,573,274     12,268,527     12,349,641     10,875,343     13,722,670
                                       -------------  -------------  -------------  -------------  -------------
Gross margin.........................      4,349,023      6,412,198      7,343,973      6,171,446      8,104,974
                                       -------------  -------------  -------------  -------------  -------------
Selling expenses.....................      1,653,992      2,197,078      2,585,086      2,414,570      2,812,398
Administrative expenses..............      1,052,138      1,444,856      2,239,873      1,706,147      2,247,056
Interest expenses....................        341,539        431,065        627,504        501,935        375,018
                                       -------------  -------------  -------------  -------------  -------------
Total expenses.......................      3,047,599      4,072,999      5,452,463      4,622,652      5,434,472
Operating income.....................      1,301,424      2,339,199      1,891,510      1,548,794      2,670,502
Other income.........................              0              0              0        728,913        504,514
                                       -------------  -------------  -------------  -------------  -------------
Income before income taxes...........      1,301,424      2,339,199      1,891,510      2,278,707      3,175,016
Provision for income taxes...........        492,097      1,109,319        616,325        854,114      1,234,985
                                       -------------  -------------  -------------  -------------  -------------
Net income...........................  $     809,327  $   1,229,880  $   1,275,185  $   1,424,593  $   1,940,031
                                       -------------  -------------  -------------  -------------  -------------
                                       -------------  -------------  -------------  -------------  -------------


                                                                     DECEMBER 31,
                                       -------------------------------------------------------------------------
                                           1993           1994           1995           1996           1997
                                       -------------  -------------  -------------  -------------  -------------
BALANCE SHEET DATA:
Cash.................................  $     161,328  $      67,267  $     104,076  $      41,563  $      18,888
Accounts receivable, less
 allowances..........................      1,598,245      2,402,923      3,488,675      3,604,685      5,698,074
Inventory............................      3,822,406      4,155,102      4,883,855      3,410,596      4,273,071
Other current assets.................        143,185        130,593        335,542        378,462        452,611
Property and equipment, net..........        486,304        976,871      1,117,829        785,826        489,687
Other assets.........................        518,153      1,831,456      2,506,013      3,326,941      2,829,096
Total assets.........................      6,729,621      9,564,212     12,435,990     11,548,073     13,761,427
Current liabilities..................        914,461        903,431      1,115,981        666,594      5,064,576
Other liabilities....................      2,988,000      4,603,741      5,987,784      4,124,661              0
Total liabilities....................      3,902,461      5,507,172      7,103,765      4,791,255      5,064,576

TOTAL SHAREHOLDERS' EQUITY...........      2,827,160      4,057,040      5,332,225      6,756,818      8,696,851

                             APPLE GOLF SHOES, INC.
                      SELECTED CONSOLIDATED FINANCIAL DATA
                                 (In thousands)

    The following selected consolidated financial data for the years ended December 31, 1995, 1996 and 1997 and as of December 31, 1995, 1996 and 1997 are derived from the Financial Statements of Apple Golf Shores, Inc. which have been audited by Steven J. Zaffos, independent certified public accountant. The Selected Consolidated Financial Data should be read in conjunction with the Financial Statements of Apple Golf Shoes, Inc. and notes thereto included as Exhibit D in this Proxy Statement.

                                                                                  YEAR ENDED DECEMBER 31,
                                                                          ----------------------------------------
                                                                              1995          1996          1997
                                                                          ------------  ------------  ------------
STATEMENT OF OPERATIONS DATA:
Net sales...............................................................  $  1,093,067  $  2,739,015  $  2,208,676
Cost of sales...........................................................       711,199     1,865,830     1,380,131
                                                                          ------------  ------------  ------------
Gross margin............................................................       381,868       873,185       828,545
                                                                          ------------  ------------  ------------
Selling expenses........................................................       256,620       690,889       404,552
Administrative expenses.................................................       151,444       499,220       427,358
Interest expenses.......................................................       142,483       258,683       239,320
                                                                          ------------  ------------  ------------
Total expenses..........................................................       550,547     1,448,792     1,071,230
Operating income (loss).................................................      (168,679)     (575,607)     (242,685)
Other income............................................................             0             0             0
                                                                          ------------  ------------  ------------
Income (loss) before income taxes.......................................      (168,679)     (575,607)     (242,685)
Provision for income taxes..............................................           325           325           325
                                                                          ------------  ------------  ------------
Net income (loss).......................................................  $   (169,004) $   (575,932) $   (243,010)
                                                                          ------------  ------------  ------------
                                                                          ------------  ------------  ------------


                                                                                        DECEMBER 31,
                                                                          ----------------------------------------
                                                                              1995          1996          1997
                                                                          ------------  ------------  ------------
BALANCE SHEET DATA:
Cash....................................................................  $        159  $         76  $          0
Accounts receivable, less allowances....................................       239,396       706,213       238,958
Inventory...............................................................     1,529,402     1,594,454     1,259,129
Other current assets....................................................       263,047        36,158        26,124
Property and equipment, net.............................................       105,808        75,984        46,164
Other assets............................................................             0             0             0
Total assets............................................................     2,137,812     2,412,885     1,570,375
Current liabilities.....................................................       228,679       217,212        74,013
Other liabilities.......................................................     2,070,948     2,933,420     2,477,119
Total liabilities.......................................................     2,299,627     3,150,632     2,551,132

TOTAL STOCKHOLDERS' EQUITY..............................................      (161,815)     (737,747)     (980,757)

                   EMPIRE OF CAROLINA, INC. AND SUBSIDIARIES
 INTRODUCTION TO UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS AND
                                 BALANCE SHEETS

    The following unaudited pro forma consolidated statements of operations give effect to the events as described in this Proposal 3. The unaudited pro forma consolidated statements of operations are based on the estimates and assumptions set forth herein and in the notes to such statements. This pro forma information has been prepared utilizing the historical consolidated financial statements of Apple Sports, Inc. and Apple Golf Shoes, Inc. This information should be read in conjunction with Empire's historical financial statements and schedules filed with the SEC on the Annual Report on Form 10-K for the year ended December 31, 1997. The pro forma financial data is provided for comparative purposes only and does not purport to be indicative of the results which actually would have been obtained if the events had been effected on the date indicated or of those results which actually would have been obtained if the events had been effected on the date indicated or of those results which actually would have been obtained if the events had been effected on the date indicated or of those results which may be obtained if the events had been effected on the date indicated or of those results which may be obtained in the future.

    The pro forma adjustments are described in the accompanying Notes to the Unaudited Pro Forma Consolidated Statements of Operations and Balance Sheets. The unaudited Pro Forma Consolidated Statements of Operations for the year ended December 31, 1997 assume that the events occurred as of January 1, 1997.

PURCHASE PRICE ALLOCATION

    An estimate of the purchase price allocation to individual assets and liabilities has been made on the basis of currently available information. However, adjustments to these allocations could occur during the allocation period which could alter the ultimate determination of fair value.

    For purposes of pro forma presentation, trademark license rights are being amortized over three years.

                   EMPIRE OF CAROLINA, INC., AND SUBSIDIARIES
                     PRO FORMA CONSOLIDATED BALANCE SHEETS
                               DECEMBER 31, 1997
                      (In thousands except share amounts)

                                                     EMPIRE OF       APPLE
                                                     CAROLINA,      SPORTS,    APPLE GOLF    PRO FORMA      PRO
                                                       INC.          INC.      SHOES, INC.  ADJUSTMENTS    FORMA
                                                   -------------  -----------  -----------  -----------  ---------
ASSETS
CURRENT ASSETS:
  Cash and cash equivalents......................   $     3,483    $      19    $  --        $  --       $   3,502
  Accounts receivable, less allowances and other
    deductions...................................        14,052        5,698          239       --          19,989
  Inventories, net...............................         9,933        4,273        1,259       --          15,465
                                                        --            --           --           --          --
  Prepaid expenses and other current assets......         1,980          113           26       --           2,119
  Deferred income taxes..........................       --               340       --           --             340
                                                   -------------  -----------  -----------  -----------  ---------
  Total current assets...........................        29,448       10,443        1,524       --          41,415
PROPERTY, PLANT AND EQUIPMENT, NET...............        14,135          490           46       --          14,671
EXCESS COST OVER FAIR VALUE OF NET ASSETS
 ACQUIRED, NET...................................        13,491          352       --             (352)(1)    13,491
TRADEMARKS, PATENTS, TRADENAMES AND LICENSES,
 NET.............................................         6,066       --           --            1,088(1)     7,154
LOAN RECEIVABLE--RELATED PARTY...................       --             2,477       --           (2,477)(2)    --
OTHER NONCURRENT ASSETS..........................           436       --           --           --             436
                                                   -------------  -----------  -----------  -----------  ---------

                                                     EMPIRE OF       APPLE
                                                     CAROLINA,      SPORTS,    APPLE GOLF    PRO FORMA      PRO
                                                       INC.          INC.      SHOES, INC.  ADJUSTMENTS    FORMA
                                                   -------------  -----------  -----------  -----------  ---------
                                                    $    63,576    $  13,762    $   1,570    $  (1,741)  $  77,167
                                                   -------------  -----------  -----------  -----------  ---------
                                                   -------------  -----------  -----------  -----------  ---------
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
  Notes payable and current portion of long-term
    debt.........................................   $    16,988    $   4,254       --           --       $  21,242
  Accounts payable--trade........................        12,317          320       --           --          12,637
  Indemnification obligations related to sales of
    subsidiaries.................................           919       --           --           --             919
  Other accrued liabilities......................         9,832          491           74          325(1)    10,722
                                                   -------------  -----------  -----------  -----------  ---------
    Total current liabilities....................        40,056        5,065           74          325      45,520
                                                   -------------  -----------  -----------  -----------  ---------
LONG-TERM LIABILITIES:
  Long-term debt.................................         6,425       --           --           --           6,425
  Long-term debt--related party..................       --            --            2,477       (2,477)(2)    --
  Deferred income taxes..........................       --            --           --           --          --
  Other noncurrent liabilities...................         1,642       --           --           --           1,642
                                                   -------------  -----------  -----------  -----------  ---------
    Total long-term liabilities..................         8,067       --            2,477       (2,477)      8,332
                                                   -------------  -----------  -----------  -----------  ---------
    Total liabilities............................        48,123        5,065        2,551       (2,152)     53,587
                                                   -------------  -----------  -----------  -----------  ---------
COMMITMENTS AND CONTINGENCIES
STOCKHOLDER EQUITY:
  Common stock, $.10 par value, 60,000,000 shares
    authorized, shares issued and outstanding:
    7,849,000                                               785       --                2          500(1)     1,287
  Preferred stock, $.01 par value, 5,000,000
    shares authorized. Issued and outstanding:
    2,100,000 shares of Series A convertible
    preferred stock and 1,461 shares of Series C
    convertible preferred stock..................            21       --           --           --              21
  Additional paid-in-capital.....................       109,282        1,000       --            6,625(1)   116,907
  Retained earnings (deficit)....................       (94,635)       7,697         (983)      (6,714)    (94,635)
                                                   -------------  -----------  -----------  -----------  ---------
    Total stockholders' equity...................        15,453        8,697         (981)         411      23,580
                                                   -------------  -----------  -----------  -----------  ---------
                                                    $    63,576    $  13,762    $   1,570    $  (1,741)  $  77,167
                                                   -------------  -----------  -----------  -----------  ---------
                                                   -------------  -----------  -----------  -----------  ---------

                   EMPIRE OF CAROLINA, INC., AND SUBSIDIARIES
                PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 1997
                    (In thousands except per share amounts)

                                                  EMPIRE OF       APPLE
                                                  CAROLINA,      SPORTS,    APPLE GOLF    PRO FORMA       PRO
                                                    INC.          INC.      SHOES, INC.  ADJUSTMENTS     FORMA
                                                -------------  -----------  -----------  -----------  -----------
NET SALES.....................................   $    99,516    $  21,828    $   2,290    $  --       $   123,553
SALES DISTRIBUTION SETTLEMENT.................         2,400       --           --           --             2,400
COST OF SALES.................................       (87,724)     (13,723)      (1,380)      --          (102,827)
                                                -------------  -----------  -----------  -----------  -----------
GROSS PROFIT..................................        14,192        8,105          829       --            23,126
SELLING AND ADMINISTRATIVE EXPENSE............        24,863        5,059          832          363(3)      31,117
RESTRUCTURING AND OTHER CHARGES...............         3,539       --           --           --             3,539
                                                -------------  -----------  -----------  -----------  -----------
OPERATING INCOME(LOSS)........................       (14,210)       3,046           (3)        (363)      (11,530)

Other Income (Expense):
  Interest income, dividends and net realized
    gains (losses)............................           102          504       --           --               606
  Interest expense............................        (7,072)        (375)        (239)      --            (7,030)
                                                -------------  -----------  -----------  -----------  -----------
Total other income (expense)..................        (6,920)         129         (239)      --            (7,030)
                                                -------------  -----------  -----------  -----------  -----------

LOSS BEFORE INCOME TAXES......................       (21,130)       3,175         (242)        (363)      (18,560)
INCOME TAX EXPENSE (BENEFIT)..................       --             1,235            1       (1,236)(4)     --
                                                -------------  -----------  -----------  -----------  -----------
NET LOSS......................................       (21,130)       1,940         (243)         873       (18,560)

ACCRETION OF NONCASH PREFERRED STOCK
 DIVIDEND.....................................       (24,645)      --           --           --           (24,645)
                                                -------------  -----------  -----------  -----------  -----------
Net Loss applicable to common stock...........   $   (45,775)   $   1,940    $    (243)   $     873   $   (43,205)
                                                -------------  -----------  -----------  -----------  -----------
                                                -------------  -----------  -----------  -----------  -----------

LOSS PER COMMON SHARE --
  Basic and diluted...........................   $     (6.04)      --           --                    $     (1.48)
                                                -------------                                         -----------
                                                -------------                                         -----------

WEIGHTED-AVERAGE NUMBER OF COMMON SHARES
 OUTSTANDING --...............................                                                             12,583
                                                                                                      -----------
                                                                                                      -----------
  Basic and diluted...........................         7,583                                  5,000(1)
                                                -------------                            -----------
                                                -------------                            -----------

EMPIRE OF CAROLINA, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS AND BALANCE
  SHEETS

1. Adjustment includes allocation of the purchase price. 5,000,000 shares of Empire's common stock will be issued (closing price of $1.625 on March 27, 1998) and closing costs are estimated at $325,000.

2. Reflects elimination of receivable and payable between Apple Sports, Inc. and Apple Golf Shoes, Inc.

3.  Reflects amortization of trademark license fee over three years.

4.  Reflects the income tax benefit from the utilization of operating losses.

5.  Book value per common share is $.48 and is $.64 on a pro forma basis.

                                   PROPOSAL 4
                    RATIFICATION OF APPOINTMENT OF AUDITORS

    The Board has appointed Deloitte & Touche LLP, certified public accountants, to continue as the Company's independent auditors and to audit the books of account and other records of the Company for the fiscal year ending December 31, 1998.

    Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting to respond to appropriate questions from stockholders and to make a statement if they desire to do so.

    The affirmative vote of Voting Holders possessing a majority of the voting power represented by the shares of Series A Preferred Stock and Common Stock which actually are voted hereon is required to ratify the appointment of Deloitte & Touche LLP as the Company's independent auditors.

    THE BOARD OF DIRECTORS RECOMMENDS THAT THE VOTING HOLDERS VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE COMPANY'S INDEPENDENT AUDITORS.

                             EXECUTIVE COMPENSATION

    The following summary compensation table (the "Compensation Table") summarizes compensation information with respect to the Chief Executive Officer of the Company and each of the Company's most highly compensated executive officers who earned on an annualized basis more than $100,000 for services rendered during the year ended December 31, 1997 (collectively, the "Named Executive Officers"). The Compensation Table does not include information with respect to the current President and Chief Operating Officer of the Company as Mr. Moran was not employed by the Company during fiscal year 1997. See "Proposal 3--Approval of Acquisition--Interests of Certain Persons in the Acquisition" and "--Certain Affiliated Transactions," and "--Certain Relationships and Transactions."

                           SUMMARY COMPENSATION TABLE

                                                                                                      LONG TERM
                                                                                                 COMPENSATION AWARDS
                                                               ANNUAL COMPENSATION            --------------------------
                                                      --------------------------------------  SECURITIES     ALL OTHER
               NAME AND                                 SALARY       BONUS     OTHER ANNUAL   UNDERLYING   COMPENSATION
         PRINCIPAL POSITION(S)           FISCAL YEAR      ($)         ($)      COMPENSATION    OPTIONS #       $ (1)
---------------------------------------  -----------  -----------  ---------  --------------  -----------  -------------
Steven E. Geller.......................        1997     287,615(2)    --          17,745(3)     500,000(4)     182,000
  (Chief Executive Officer and                 1996     325,000       --            --          250,000(5)      --
  Former Chairman of the Board)                1995     324,519       --          83,028(6)     200,000(5)     508,075

William H. Craig.......................        1997      75,288       --           3,850(8)     175,000(4)      15,106
  (Executive Vice-President,                   1996       --          --            --            --            --
  Chief Financial Officer(7)                   1995       --          --            --            --            --

J. Artie Rogers........................        1997     131,589       --            --           40,000(4)      --
  (Senior Vice President--Finance              1996     132,000       --            --            5,000(5)      --
  and Assistant Secretary and                  1995     132,211       15,000        --            --            --
  Former Vice President--Finance and
  Secretary)

Jeffrey L. Currier.....................        1997     145,444       --           4,010(8)       --            40,298
  (Former Chief Financial                      1996      83,192       --            --           30,000(4)      12,831
  Officer) (9)                                 1995       --          --            --            --            --
Marvin Smollar.........................        1997      25,054       --            --            --            --
  (Former President and Chief                  1996     325,000       --            --            --            --
  Operating Officer) (10)                      1995     318,750       --            --          200,000(4)     290,338(11)

--------------------------

 (1) Relocation expenses including a gross-up for individual income taxes.

 (2) Mr. Geller agreed to defer a total of $100,000 of his salary (with $37,385 apportioned to the 1997 fiscal year) with the receipt of such salary being conditioned upon the Company achieving certain financial milestones. As the Company failed to achieve these milestones, Mr. Geller did not receive the $37,385 that had been deferred in 1997.

 (3) Represents $7,800 for automobile expenses and $9,945 for club dues.

 (4) Options granted pursuant to the 1994 Option Plan.

 (5) Options cancelled in connection with the grant of a replacement option.

 (6) Includes $70,000 paid to Mr. Geller in lieu of reimbursement of expenses incurred for the benefit of the Company and allowances of $13,028 for automobile expenses and club dues.

 (7) Mr. William Craig became the Company's Executive Vice President and Chief Financial Officer on May 13, 1997.

 (8) Represents automobile expenses.

 (9) Mr. Currier resigned as Chief Financial Officer on May 9, 1997. On May 14, 1997, Mr. Currier entered into a General Release and Settlement Agreement whereby the Company agreed to pay severance pay (at his current rate of pay), his car allowance and COBRA premiums for health insurance through August 9, 1997.

     The Company and Mr. Currier entered into a mutual release whereby Mr. Currier agreed to release the Company from all claims arising out of his employment with the Company or separation from that employment and the Company agreed to release Mr. Currier from any claims arising from or relating to his July, 1996 employment agreement.

 (10) Mr. Smollar ceased operating as President and Chief Operating Officer effective in January, 1997. Mr. Smollar resigned as a director in April, 1997. See section titled "Employment Contracts and Termination of Employment Arrangements" below.

 (11) Includes $287,908 for relocating expenses grossed up for individual income taxes and $2,430 of life insurance premiums. Excludes $122,265 paid to Mr. Smollar in 1995 which he earned at Marchon, Inc. prior to its acquisition by the Company on October 13, 1994, which amount was paid by the Company in 1995.

    The following table sets forth certain information with respect to stock options granted to each of the Named Executive Officers during 1997:

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                        INDIVIDUAL GRANTS                      POTENTIAL REALIZABLE
                                      ------------------------------------------------------     VALUE AT ASSUMED
                                                    PERCENT OF                                ANNUAL RATES OF STOCK
                                        SHARES     TOTAL OPTIONS                              PRICE APPRECIATION FOR
                                      UNDERLYING    GRANTED TO     EXERCISE OR                  OPTION TERM ($)(2)
                                        OPTIONS      EMPLOYEES    BASE PRICE(1)  EXPIRATION   ----------------------
NAME                                    GRANTED     IN 1997(%)      ($/SHARE)       DATE         5%          10%
------------------------------------  -----------  -------------  -------------  -----------  ---------  -----------
Steven Geller.......................    500,000(3)        23.5      $   2.000     05/13/2007  $ 527,088  $ 1,431,633

William H. Craig....................    105,000(4)         8.2          2.000     05/13/2002  $  41,267  $   107,069
                                         70,000(5)                      2.375     07/15/2002  $  46,200  $    45,129

J. Artie Rogers.....................     40,000(6)         1.9          2.000     05/13/2002  $  15,721  $    40,787

Jeffrey L. Currier..................          0              0            N/A            N/A        N/A          N/A

Marvin Smollar......................          0              0            N/A            N/A        N/A          N/A

--------------------------

(1) The closing price of the Common Stock on the American Stock Exchange on the date of grant for (3), (4), (5) was $1.875 per share and $2.375 for grant
    (6).

(2) The amounts shown as potential realizable values are based on assumed annualized rates of appreciation in the price of the Common Stock of five percent and ten percent over the term of the options, as set forth in the rules of the Securities and Exchange Commission. Actual gains, if any, on stock option exercises are dependent upon the future performance of the Common Stock. There can be no assurance that the potential realizable values reflected in this table will be achieved.

(3) Granted pursuant to the 1994 Stock Option Plan on 05/13/97. Option vests in four equal installments on 8/13/97, 5/13/98, 5/13/99 and 5/13/00.

(4) Granted pursuant to the 1994 Stock Option Plan on 05/13/97. Option vests in three equal installments on 5/13/98, 5/13/99 and 5/13/00.

(5) Granted pursuant to the 1994 Stock Option Plan on 07/15/97. Option vests in three ratable installments on 7/15/98, 7/15/99 and 7/15/00.

(6) Granted pursuant to the 1994 Stock Option Plan on 05/13/97. Option vests in four equal installments on 8/13/97, 5/13/98, 5/13/99 and 5/13/00.

    The following table sets forth certain information with respect to stock options granted to each of the Named Executive Officers that were outstanding at December 31, 1997 (see "10-year Option Repricings"):

                          AGGREGATED OPTION EXERCISES
               IN LAST FISCAL YEAR AND YEAR-END OPTION VALUES(1)

                                                                                AT DECEMBER 31, 1997
                                                               ------------------------------------------------------
                                                                                              VALUE OF UNEXERCISED
                                       SHARES                    NUMBER OF UNEXERCISED            IN-THE-MONEY
                                      ACQUIRED                          OPTIONS                    OPTIONS(2)
                                        UPON         VALUE     --------------------------  --------------------------
NAME                                EXERCISE (#)   REALIZED    EXERCISABLE  UNEXERCISABLE  EXERCISABLE  UNEXERCISABLE
----------------------------------  ------------  -----------  -----------  -------------  -----------  -------------
Steven Geller.....................       --           --          125,000       375,000        --            --
William H. Craig..................       --           --                0       175,000        --            --
J. Artie Rogers...................       --           --           10,000        30,000        --            --
Jeffrey L. Currier................       --           --           --            --            --            --
Marvin Smollar....................       --           --           --            --            --            --

--------------------------

(1) Does not include warrants to acquire shares of Common Stock. See "Certain Relationships and Transactions."

(2) Based on the $1.375 per share closing price of the Company's Common Stock on the American Stock Exchange on December 31, 1997.

    The following table sets forth certain information with respect to the repricing of stock options granted to each of the Named Executive Officers. Except as reflected in the following table, the Company has not in the prior 10 fiscal years repriced any previously granted options.

                           10-YEAR OPTION REPRICINGS

                                                                                                            LENGTH OF
                                              NUMBER OF                                                      ORIGINAL
                                             SECURITIES   MARKET PRICE                                     OPTION TERM
                                             UNDERLYING    OF STOCK AT   EXERCISE PRICE                    REMAINING AT
                                               OPTIONS       TIME OF       AT TIME OF           NEW          DATE OF
NAME                                DATE      REPRICED      REPRICING       REPRICING     EXERCISE PRICE    REPRICING
--------------------------------  ---------  -----------  -------------  ---------------  ---------------  ------------
Steven Geller...................    5/13/97     500,000     $   1.875              (1)       $    2.00              (1)
William H. Craig................        N/A         N/A           N/A             N/A              N/A             N/A
J. Artie Rogers.................    5/13/97      35,000     $   1.875       $   5.875        $    2.00     3 1/2 years
                                                  5,000     $   1.875       $    4.94        $    2.00     4 1/2 years
Jeffrey L. Currier..............        N/A         N/A           N/A              N/A             N/A             N/A
Marvin Smollar..................        N/A         N/A           N/A              N/A             N/A             N/A

--------------------------

(1) In connection with this repricing, Mr. Geller agreed to the cancellation of options to purchase 950,000 shares of Common Stock under certain conditions. See "Board Compensation Committee Report on Executive Compensation--Compensation to the Chief Executive Officer." These options were for the following number of shares at the following exercise prices and had the following expiration dates:

                      EXERCISE
NUMBER OF OPTIONS       PRICE      EXPIRATION DATE
------------------  -------------  ---------------
       439,624        $  6.50            7/15/04
        60,376        $  6.625           7/15/04
       200,000        $  6.750          12/13/00
       250,000        $  4.50           12/13/06

    Each of the repriced options granted to Mr. Geller expires on May 13, 2007. The repriced options vest in four equal installments on August 13, 1997, and May 13 of each year 1998, 1999 and 2000.

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT ARRANGEMENTS

    On July 15, 1994, Steven Geller entered into an employment agreement pursuant to which he became Chairman and Chief Executive Officer of EII, the Company's principal subsidiary. Subsequently, the obligations of EII under such agreement were assigned to the Company, and Mr. Geller became Chairman of the Board and Chief Executive Officer of the Company. The agreement provides for a base salary of $300,000 per annum, which was increased by the Compensation Committee to $325,000 per annum effective January 1, 1995. The initial term of the agreement expires on July 15, 1998, provided that such term is automatically extended for successive one-year periods on July 15 of each year (the "Extension Date") commencing July 15, 1996, unless either the Company or Mr. Geller gives 60 days' prior written notice to the other party that it or he elects not to extend the term of the agreement. Mr. Geller's employment agreement includes non-competition and confidentiality provisions and a change of control provision which provides that if for any reason Mr. Geller opposes a change of control (as defined in the agreement) which occurs while Mr. Geller is employed by the Company, Mr. Geller may within six months of such change in control elect to terminate his employment by giving the Company 30 days' prior written notice. In the event that Mr. Geller elects to terminate his employment in such circumstances, he is entitled to receive a lump sum severance payment equal to
(i) 290% of his then-current compensation (determined in accordance with the agreement) if the majority of the Board opposed the change of control or (ii) 250% of his then-current compensation if the majority of the Board approved the change of control, subject in either case to certain tax limitations. During 1997 and in connection with the repricing of options discussed under the heading "10-Year Option Repricings", Mr. Geller agreed to defer $100,000 of his salary with the receipt of such deferred salary being conditioned upon the Company achieving certain financial milestones in fiscal 1997. As the Company failed to achieve these milestones, Mr. Geller did not receive the salary that had been deferred in 1997.

    Marvin Smollar, a former director of the Company, was the defendant in a suit filed by the Company in January, 1997 which sought to enforce a certain guarantee by Mr. Smollar of debt owed to the Company by 555 Corporate Woods Parkway, Inc. Mr. Smollar denied the allegations in the Company's complaint. On February 24, 1997, Mr. Smollar commenced an action in the Circuit Court of Palm Beach County, Florida captioned Marvin Smollar v. Empire of Carolina, Inc. claiming (a) breach of his employment agreement, (b) breach of a Marchon phantom stock plan agreement and (c) breach of an oral agreement to pay relocation expenses, and seeking injunctive relief enjoining the Executive Committee of the Board of Directors from taking certain actions. Mr. Smollar's claims arose in part from his termination as President and Chief Operating Officer of the Company in January, 1997. The complaint sought unspecified damages in excess of $1 million in respect of his employment agreement. During January, 1998, the Company and Mr. Smollar entered into a settlement agreement resolving each of these claims in addition to a claim that had been brought by 1431 Kingsland Avenue, L.P., alleging that the Company had breached a lease at 1431 Kingsland Avenue in Pagedale, Missouri. Pursuant to this settlement agreement, the Company was relieved of its obligations under such lease and the Company agreed to pay $10,000 per month beginning in January, 1998 until $780,000 has been paid. Only a portion of this financial payment is attributable to settling any employment related claims by Mr. Smollar.

COMPLIANCE WITH SECTION 16 OF THE SECURITIES EXCHANGE ACT OF 1934

    Pursuant to Section 16 of the Exchange Act, the Company's directors and executive officers and beneficial owners of more than 10% of the Common Stock are required to file certain reports, within specified time periods, indicating their holdings of and transactions in the Common Stock. Based solely on a review of such reports provided to the Company and written representations from such persons regarding the necessity to file such reports, the Company has determined that: Ms. Schupak failed to timely file two Form 4s and one Form 5; Mr. S. Geller failed to timely file one Form 5; Mr. Rogers failed to timely file one Form 5; Mr. Craig failed to timely file one Form 5; Mr. L. Geller failed to timely file one Form 5 and Mr. Rosenbauer failed to timely file one Form 3. Each of these persons intends to file his or her Forms as soon as practicable. Messrs. S. Geller, L. Geller, Craig and Rogers and Ms. Schupak each filed late Form 5s and Form 4s during 1998 for transactions that occurred in 1997. Mr. Craig also filed a late Form 3.

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

    The Company has a Compensation Committee consisting of two directors. The Board has delegated matters relating to compensation, including the grant of options under the 1994 Option Plan, to the Compensation Committee. This report describes the Company's compensation policies, the application of those policies to the Company's executive officers, and the basis for the Chief Executive Officer's compensation for 1997.

GENERAL COMPENSATION POLICIES

    The policy and objectives of the Company with respect to executive compensation are to improve stockholder value by enhancing corporate performance through attracting and retaining highly qualified key executive personnel. The philosophy of the Compensation Committee is to base executive compensation on short-and long-term performance criteria, thereby providing the motivation and incentive for outstanding performance by executive officers. The Company's executive compensation program is designed to:

    - Create an inducement and motivation for executive officers to facilitate and sustain Company growth and market share and to find attractive acquisition prospects complementary to the Company's business.

    - Align the financial interests of the executive officers with those of the Company's stockholders.

    - Reward above-average performances which will result in increased returns to stockholders.

    - Induce corporate loyalty in both the short and long term.

    The Company's executive compensation program has three major components: base salaries, bonuses, and long-term incentives.

BASE SALARIES

    In determining an executive officer's salary, the Compensation Committee or the Chairman and the Chief Executive Officer, as the case may be, generally review such officer's knowledge, abilities, experience, responsibilities and anticipated workload for the year, and his or her commitment and contribution to the Company's development and financial performance. Salaries are intended to maintain the Company's competitiveness with similar companies in the marketplace in attracting and retaining qualified executives. In those cases where an executive has entered into an employment agreement, the base salary is determined by that agreement, which is often the result of negotiation between the executive and the Company. The base salary of Mr. Steven Geller, the Chief Executive Officer, is set by his employment agreement, which was entered into in 1994.

BONUS PROGRAM

    The Company's bonus program for its executive officers is designed to motivate these individuals to achieve annual corporate goals, reward individual effort and further assist the Company in attracting and retaining highly qualified executives. In setting bonuses, the Compensation Committee or the Chairman and the Chief Executive Officer, as the case may be, consider specific goals and performance criteria that are selected to enhance the profitability of the Company, the prospects of the Company and the financial condition of the Company. In addition, the Company attempts to recognize exceptional contributions to the Company made by individual executives during the year.

LONG-TERM INCENTIVES

    The Company established the 1994 Option Plan, pursuant to which stock options are awarded by the Compensation Committee periodically to key employees, including executive officers. The 1994 Option Plan is designed to encourage employees to acquire an equity interest in the Company and thereby align their long-term financial interests with those of the shareholders. On April 15, 1998, the Board approved the 1998 Stock Option Plan, which is subject to stockholder approval. See Proposal 2.

OPTION REPRICINGS

    Pursuant to the 1994 Option Plan, the Compensation Committee had granted stock options to numerous executives and employees at exercise prices ranging from $4.50 to $9.25 per share. After the decline in the market price of the Company's Common Stock, the Compensation Committee considered whether or not, in conjunction with the other forms of compensation, the outstanding stock options were sufficient to motivate and retain highly qualified personnel.

    The Compensation Committee concluded that the outstanding options were insufficient to retain key employees and, therefore, the Compensation Committee determined that stockholder value would be enhanced by granting new options to certain employees in consideration of their agreement to the cancellation of outstanding options. Accordingly, on May 13, 1997, the Compensation Committee approved a resolution canceling substantially all of the options outstanding under the 1994 Option Plan and replacing them with options with an exercise price of $2.00 per share (a reduction of $2.50 to $6.25 per share in the exercise price of the cancelled options).

COMPENSATION TO THE CHIEF EXECUTIVE OFFICER

    Mr. Steven Geller, the Chief Executive Officer, has an existing employment agreement providing for a base salary of $325,000. During 1997 and in connection with the repricing of options discussed above, Mr. Geller agreed to defer $100,000 of his salary with the receipt of such deferred salary being conditioned upon the Company achieving certain financial milestones in fiscal 1997. As the Company failed to achieve these milestones, Mr. Geller did not receive the salary that had been deferred. The Compensation Committee believes that Mr. Geller's compensation is principally through his equity interest in the Company and not through his salary. For that reason, and in reviewing the Company's financial performance in 1997, the Compensation Committee determined that a cash bonus for the Chief Executive Officer was not appropriate.

    In connection with the repricing of options discussed above, Mr. Geller agreed to (i) defer $100,000 of his salary as conditioned above, (ii) cancel all 950,000 options which had previously been granted to him pursuant to the Option Plan (250,000 of which had an exercise price of $4.50 per share and were granted in 1997; 439,624 of which had an exercise price of $6.50 per share; 60,376 of which had an exercise price of $6.625 per share; and 200,000 of which had an exercise price of $6.75 per share) and (iii) accept 500,000 options with an exercise price of $2.00 per share. Pursuant to the terms of the 1994 Option Plan, options to purchase no more than 500,000 shares may be granted to any individual employee in any year. As a condition to the reduction in the number of shares subject to options granted to Mr. Geller, the Compensation Committee agreed to consider, and ultimately approved, the grant of an equal number of options to certain employees and executive officers of the Company who are related to Mr. Geller.

                                          Members of the Compensation Committee
                                          John J. Doran
                                          Lenore H. Schupak

                  STOCKHOLDER RETURN PERFORMANCE PRESENTATION

    Set forth below is a line graph comparing the cumulative total returns (assuming dividend reinvestment) of the Company's Common Stock, the Media General Toys and Games Industry Group Index as a representative industry index and the American Stock Exchange Market Index ("Amex Index") as the required board equity market index. The Media General Toys and Games Industry Group Index is comprised of 37 toy and game companies.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

                            EMPIRE OF        MG TOYS & GAMES
Year Ended December 31,   Carolina, Inc.   Industry Group Index     AMEX Index
1992                             $100.00                $100.00        $100.00
1993                              101.96                 110.86         118.81
1994                              103.92                  85.23         104.95
1995                              109.92                  94.96         135.28
1996                               66.67                 117.16         142.74
1997                               21.57                 146.99         171.76

                     CERTAIN RELATIONSHIPS AND TRANSACTIONS

    In connection with the Series A Preferred Stock transactions described under "the Company," the following members of the Company's Board of Directors had investments either directly or indirectly in the Company at December 31, 1997:

                                                                      SHARES OF
                                                                       SERIES A      WARRANTS TO
                                                                      PREFERRED        ACQUIRE
                                                                        STOCK        COMMON STOCK
                                                                    --------------  --------------
Charles S. Holmes.................................................       125,000        2,753,752

James J. Pinto....................................................       100,000        2,678,752

Lenore H. Schupak.................................................        22,500           22,500

John Doran........................................................        10,000           10,000

    In connection with the proposed acquisition of the Apple Companies, each of Timothy Moran, the Company's President and Chief Operating Officer, who is also the president and a significant shareholder of the Apple Companies, and Mark Rose, the majority shareholder of the Apple Companies, participated in the Series A Preferred Stock transactions, each acquiring 50,000 shares of Series A Preferred Stock and warrants to acquire 50,000 shares of Common Stock.

    During 1995, in connection with the Company's acquisition of Buddy L, affiliates of Weiss, Peck & Greer, L.L.C. (collectively referred to as "WPG"), an investment firm, purchased 247,392 shares of common stock at $7.25 per share and 442,264 of Series A Preferred Stock at $7.25 per share for an aggregate purchase price of $5,000,006. On September 11, 1996, upon the approval by the stockholders of the Company, the outstanding shares of Series A Preferred Stock were converted into Common Stock on a share for share basis. The conversion resulted in the issuance of 442,264 shares of Common Stock to WPG. At December 31, 1997 and 1996, WPG was the holder of 721,595 shares of Common Stock. Two principals of WPG were members of the Company's Board of Directors from 1994 through November, 1997.

    WPG, on behalf of investment funds for which they are managers, was the holder of approximately $14,900,000 of the Company's 9% five-year, subordinated convertible debentures. Concurrent with the closing of this debenture financing in December, 1994, WPG was issued warrants to purchase 100,000 shares of common stock at the exercise price of $7.50 per share. In June, 1997, these debentures were exchanged for 1,490 newly-issued Series C Preferred Stock of the Company. WPG released, among other things, their claims to accrued and unpaid interest, fees and expenses. Each share of Series C Preferred Stock is convertible at any time, at the option of the holder thereof, into fully paid and nonassessable shares of Common Stock at a rate of one share of Common Stock for each $2.00 of stated value of Series C Preferred Stock.

    Messrs. Holmes and Pinto, each a director of the Company, are principals of HPA Associates, L.L.C. ("HPA"), which (i) is a party to the Securities Purchase Agreement dated as of May 5, 1997 among the Company, HPA and EMP Associates, LLC, as amended, and (ii) made a $5,000,000 bridge note in May, 1997 which was repaid from the proceeds of the preferred stock investment in June 1997.

    Steven Geller, Chief Executive Officer of the Company, has the right to vote 734,039 shares of Common Stock of the Company owned by a former control group of the Company. Geller's right to vote such shares terminates upon the former control group's disposal thereof. Geller has certain rights of first refusal relative to the former control group's disposal of their remaining shares. Geller has a rolling three year employment agreement with the Company.

    At December 31, 1996, the Company had an unsecured receivable from the owner of its facility in Vernon Hills, Illinois of $538,000 respectively, related to costs incurred during its construction which receivable was guaranteed by Marvin Smollar, a former Company director and former President and Chief

Operating Officer. This receivable bore interest at an annual rate of 7.5% and was due on December 31, 1998. Subsequent to December 31, 1994, the operations of Marchon were moved to the Company's facilities in Tarboro, North Carolina. Marchon terminated the lease on the Illinois facility effective June, 1995. In connection with the Marchon acquisition, the Company assumed a lease related to Marchon's Pagedale, Missouri facility from an entity of which Mr. Smollar is a principal. The lease provided for a monthly rental of $15,000 through December 15, 1995 and $20,000 thereafter. The lease per its terms, expired during 2013. This facility had not been occupied by the Company since Marchon moved operations to the main Tarboro plant in the first quarter of 1995. The settlement agreement between the Company and Mr. Smollar during January, 1998, inter alia, released Mr. Smollar from his guarantee of the receivable due from the owner of the facility in Vernon Hills, Illinois and terminated the Company's lease at the facility in Pagedale, Missouri.

    Rona Geller, the wife of Steven Geller and the mother of Lawrence Geller, is the Company's travel agent. Although she is paid commissions, which may exceed $60,000 per year, in connection with such services, such commissions are paid by the airline, hotel and other travel service companies with which she contracts, and not by the Company.

    The Company's policy is that all transactions between the Company and its executive officers, directors and principal stockholders occurring outside the ordinary course of the Company's business be on terms no less favorable than could be obtained from unaffiliated third parties or are subject to the approval of the Company's disinterested directors.

                               EXECUTIVE OFFICERS

    Information concerning the current executive officers of the Company, their ages, position and business experience during the last five years is set forth below:

NAME                            AGE                      POSITION(S)
------------------------------  ---   -------------------------------------------------
Charles S. Holmes.............  53    Chairman of the Board

Steven E. Geller..............  57    Chief Executive Officer; Director

Timothy Moran.................  34    President and Chief Operating Officer

William H. Craig..............  41    Executive Vice President and Chief Financial
                                      Officer

J. Artie Rogers...............  37    Senior Vice President--Finance and Assistant
                                      Secretary

Lawrence A. Geller............  34    Vice President, General Counsel and Secretary

    For information concerning the business experience of Charles S. Holmes and Steven E. Geller, see "Proposal 1".

    TIMOTHY MORAN has served as President and Chief Operating Officer of the Company since February, 1998. He has been President and Chief Operating Officer of Apple Sports, Inc. and Apple Golf, since February 1993. Apple Sports, Inc., is a manufacturer and distributor of licensed golf products under the Wilson Sporting Goods name.

    WILLIAM H. CRAIG has served as Executive Vice President and Chief Financial Officer since May, 1997. From November, 1994 to May, 1997, Mr. Craig was President of Wm. Craig & Co., a financial services firm specializing in workouts and turnarounds with middle market companies. Formation of his own firm was preceded by nearly five years with GE Capital, lending and investing in industrial companies, with a particular emphasis in the plastics industry, including various cross-selling and co-investing activities with GE Plastics. Mr. Craig's early career was as a consultant with the predecessor of Deloitte & Touche LLP.

    J. ARTIE ROGERS has 12 years experience in the toy industry. Mr. Rogers has served as Senior Vice President--Finance of the Company since December, 1994. From 1987 to December, 1994, Mr. Rogers served as Vice President--Finance of the Company. From 1987 to December, 1995, Mr. Rogers served as Secretary of the Company, and has served as Assistant Secretary since December, 1995. Prior to joining the Company in 1986, Mr. Rogers worked for Deloitte Haskins & Sells, predecessor to the Company's current independent public accountants, for six years.

    LAWRENCE A. GELLER has served as Vice President and General Counsel since January, 1997 and as Secretary of the Company since December, 1995. Mr. Geller joined the Company in April, 1995 as corporate counsel. Prior to joining the Company, Mr. Geller was engaged in the practice of law as a partner with the firm of Imhoff & Geller in Norwalk, Connecticut from 1993 to 1995. Mr. Geller is the son of Steven Geller, the Chief Executive Officer and former Chairman of the Company.

                             STOCKHOLDER PROPOSALS

    No person who intends to present a proposal for action at a forthcoming stockholders' meeting of the Company may seek to have the proposal included in the proxy statement or form of proxy for such meeting unless that person (a) is a record beneficial owner of at least 1% or $1,000 in market value of shares of Common Stock, has held such shares for at least one year at the time the proposal is submitted, and such person shall continue to own such shares through the date on which the meeting is held, (b) provides the Company in writing with his name, address, the number of shares held by him and the dates upon which he acquired such shares with documentary support for a claim of beneficial ownership, (c) notifies the Company of his intention to appear personally at the meeting or by a qualified representative under Delaware law to present his proposal for action, and (d) submits his proposal timely. A proposal to be included in the proxy statement or proxy for the Company's next annual meeting of stockholders will be submitted timely only if the proposal has been received at the Company's principal executive office in Delray Beach, Florida no later than December 31, 1998. If the date of such meeting is changed by more than 30 calendar days from the date of the Annual Meeting, or if the proposal is to be presented at any meeting other than the next annual meeting of stockholders, the proposal must be received at the Company's principal executive office at a reasonable time before the solicitation of proxies for such meeting is made.

    If the foregoing requirements are satisfied, a person may submit only one proposal of not more than 500 words with a supporting statement if the latter is requested by the proponent for inclusion in the proxy materials, and under certain circumstances enumerated in the Securities and Exchange Commission's rules relating to the solicitation of proxies, the Company may be entitled to omit the proposal and any statement in support thereof from its proxy statement and form of proxy.

                               OTHER INFORMATION

    The Board of Directors does not know of any other matters that may be brought before the Annual Meeting. In the event that any other matter shall come before the Annual Meeting, the persons named in the enclosed Proxy will have discretionary authority to vote all Proxies not marked to the contrary with respect to such matter in their discretion.

                               OTHER INFORMATION

    The Board of Directors does not know of any other matters that may be brought before the Annual Meeting. In the event that any other matter shall come before the Annual Meeting, the persons named in the enclosed Proxy will have discretionary authority to vote all Proxies not marked to the contrary with respect to such matter in their discretion.

                      DOCUMENTS INCORPORATED BY REFERENCE

    This Proxy Statement incorporates by reference documents and information delivered herewith in the Company's Annual Report to Stockholders. Each of the following items is hereby incorporated by reference herein, in its entirety:

(i)        Annual Report on Form 10-K for the fiscal year ended December 31, 1997 (the
           "1997 10-K");

(ii)       Report of Independent Auditor filed as part of the Company's 1997 10-K;

(iii)      Current Reports on Form 8-K, filed on February 24, March 30, and March 31, 1998;

(iv)       Item 1 of Part I ("Business") of the 1997 10-K;

(v)        Item 6 of Part I ("Selected financial Data") of the 1997 10-K;

(vi)       Item 7 of Part I ("Management's Discussion and Analysis of Financial Condition
           and Results of Operations") of the 1997 10-K. This section sets forth, INTER
           ALIA, the information required by Item 305 of S-K with respect to quantitative and qualitative disclosures about market risk;

(vii)      Item 5 of Part II ("Market for Registrant's Common Equity and Related
           Stockholder Matters") of the 1997 10-K;

(viii)     Item 8 of Part II ("Supplementary Financial Data") filed as part of the 1997
           10-K;

(ix)       Consolidated balance sheets as of December 31, 1996 and 1997 filed as part of the 1997 10-K;

(x)        Consolidated statements of operations for the years ended December 31, 1995,
           1996 and 1997 filed as part of the 1997 10-K;

(xi)       Consolidated statements of stockholders' equity for the years ended December 31,
           1995, 1996 and 1997 filed as part of the 1997 10-K;

(xii)      Consolidated statements of cash flows for the years ended December 31, 1995,
           1996 and 1997 filed as part of the 1997 10-K; and

(xiii)     Notes to consolidated financial statements filed as part of the 1997 10-K.

                                          By Order Of The Board Of Directors,

--------------------------------------------------------------------------------
                                          Lawrence Geller
                                          SECRETARY

Delray Beach, Florida
April 29, 1998

                                   EXHIBIT A

                            EMPIRE OF CAROLINA, INC.

                             1998 STOCK OPTION PLAN

Article 1.    Establishment, Effective Date, Objectives, and Duration........................................          1

Article 2.    Definitions....................................................................................          1

Article 3.    Administration.................................................................................          3

Article 4.    Shares Subject to the Plan and Maximum Awards..................................................          4

Article 5.    Eligibility and General Conditions of Options..................................................          5

Article 6.    Stock Options..................................................................................          5

Article 7.    Rights of Employees............................................................................          7

Article 8.    Change in Control..............................................................................          7

Article 9.    Amendment, Modification, and Termination.......................................................          7

Article 10.   Withholding....................................................................................          8

Article 11.   Successors.....................................................................................          8

Article 12.   Additional Provisions..........................................................................          8

                            EMPIRE OF CAROLINA, INC.
                             1998 STOCK OPTION PLAN

ARTICLE 1. ESTABLISHMENT, EFFECTIVE DATE, OBJECTIVES, AND DURATION

    1.1 ESTABLISHMENT OF PLAN. Empire of Carolina, Inc., a Delaware corporation (the "Company"), hereby establishes the Empire of Carolina, Inc. 1998 Stock Option Plan (the "Plan"), as set forth herein, effective April 15, 1998 (the "Effective Date"). The Plan has been adopted by the Board of Directors of the Company on April 15, 1998 and is subject to stockholder approval.

    1.2 OBJECTIVES OF THE PLAN. The purposes of the Plan are to encourage employees of the Company and its Subsidiaries to acquire a proprietary and vested interest in the growth and performance of the Company, to generate an increased incentive to contribute to the Company's future success and prosperity, thus enhancing the value of the Company for the benefit of shareholders, and to enhance the ability of the Company and its Subsidiaries to attract and retain individuals of exceptional talent upon whom, in large measure, the sustained progress, growth and profitability of the Company depends.

    1.3 DURATION OF THE PLAN. The Plan shall commence on the Effective Date subject to stockholder approval and shall remain in effect, subject to the right of the Board to amend or terminate the Plan at any time pursuant to Article 9 hereof, until all Shares subject to it shall have been acquired according to the Plan's provisions. However, in no event may an Incentive Stock Option be granted after 10 years from the date the Plan was adopted by the Board.

ARTICLE 2. DEFINITIONS

    Whenever used in the Plan, the following terms shall have the meanings set forth below:

        2.1  "ARTICLE" means an Article of the Plan.

        2.2  "BOARD" means the Board of Directors of the Company.

        2.3 "CAUSE" means, unless otherwise defined in any Employment Agreement or Option Agreement, any one or more of the following:

           (A) a Grantee's commission of a crime which, in the judgment of the Committee, is likely to result in injury to the Company or a Subsidiary;

           (B) the material violation by the Grantee of written policies of the Company or a Subsidiary;

           (C) the habitual neglect by the Grantee in the performance of his or her duties to the Company or a Subsidiary;

           (D) action or inaction by the Grantee in connection with his or her duties to the Company or a Subsidiary resulting, in the judgment of the Committee, in a material injury to the Company or a Subsidiary;

           (E) the rendering of services by the Grantee for any organization or engaging directly or indirectly in any business which is or becomes competitive with the Company or a Subsidiary or which organization or business, or the rendering of services to such organization or business, is or becomes otherwise prejudicial to or in conflict with the interests of the Company or a Subsidiary;

           (F) any attempt by the Grantee directly or indirectly to induce any employee of the Company or a Subsidiary to be employed or perform services elsewhere or any attempt directly or indirectly to solicit (other than for the account of the Company or a Subsidiary) the trade or business of any current or prospective customer, supplier, or partner of the Company or a Subsidiary; or

           (G) any other conduct or act determined by the Committee to be injurious, detrimental, or prejudicial to any interest of the Company or a Subsidiary.

        2.4 "CODE" means the Internal Revenue Code of 1986, as amended from time to time, and regulations and rulings thereunder. References to a particular section of the Code include references to successor provisions.

        2.5  "COMMITTEE" has the meaning set forth in Article 3.

        2.6 "COMMON STOCK" means the common stock, $.10 par value, of the Company.

        2.7  "COMPANY" means Empire of Carolina, Inc.

        2.8 "DISABILITY" means, unless otherwise defined in an Employment Agreement or Option Agreement, for purposes of the exercise of an Incentive Stock Option after Termination of Employment, a disability within the meaning of Section 22(e)(3) of the Code, and for all other purposes, a mental or physical condition which, in the judgment of the Committee, renders a Grantee unable to perform any of the principal job responsibilities which such Grantee held or the tasks to which such Grantee was assigned at the time the disability was incurred, and which condition is expected to be permanent or for an indefinite duration exceeding two years.

        2.9  "DISQUALIFYING DISPOSITION"--see Section 6.4.

        2.10  "EFFECTIVE DATE"--see Section 1.1.

        2.11 "ELIGIBLE PERSON" means any employee (including any officer) of the Company or any Subsidiary.

        2.12 "EMPLOYMENT AGREEMENT" means, with respect to any Grantee, any employment agreement by and between the Company or Subsidiary and such Grantee.

        2.13 "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended from time to time. References to a particular section of the Exchange Act include references to successor provisions.

        2.14  "FAIR MARKET VALUE" means, with respect to Shares, as of any date,
    (i) the closing price on the date of determination on the American Stock Exchange (or, if no sale of Shares was reported for such date, on the next preceding date on which a sale of Shares was reported), (ii) if the Shares are not listed on the American Stock Exchange, the closing price on the date of determination on such other national exchange on which the Shares are principally traded or as reported by the National Market System, or similar organization (or, if no sale of Shares was reported for such date, on the next preceding date on which a sale of Shares was reported), or if no such quotations are available, the average of the high bid and low asked quotations in the over-the-counter market as reported by the National Quotation Bureau Incorporated or similar organizations; or (iii) in the event that there shall be no public market for the Shares, the fair market value of the Shares as determined (which determination shall be conclusive) in good faith by the Committee, based upon the value of the Company as a going concern, as if such Shares were publicly owned stock, but without any discount with respect to minority ownership.

        2.15  "GRANT DATE"--see Section 5.2.

        2.16  "GRANTEE" means an individual who has been granted an Option.

        2.17 "INCENTIVE STOCK OPTION" means an Option granted under Article 6 of the Plan that is intended to meet the requirements of Section 422 of the Code or any successor provisions thereto.

        2.18 "INCLUDING" OR "INCLUDES" means "including, without limitation," or "includes, without limitation", respectively.

        2.19  "OPTION" means an option granted under Article 6 of the Plan.

        2.20 "OPTION AGREEMENT" means the written agreement by which an Option shall be evidenced.

        2.21 "OPTION PRICE" means the price at which a Share may be purchased by a Grantee pursuant to an Option.

        2.22 "OPTION TERM" means the period beginning on the Grant Date of an Option and ending on the expiration date of such Option, as specified in the Option Agreement for such Option and as may, in the discretion of the Committee and consistent with the provisions of the Plan, be extended from time to time prior to or after the expiration date of such Option then in effect.

        2.23 "PERFORMANCE-BASED EXCEPTION" means the performance-based exception from the tax deductibility limitations of Code Section 162(m).

        2.24 "PERMITTED TRANSFEREE" means a person who is Grantee's spouse, lineal ancestor, lineal descendant, a spouse of such ancestor or descendant, a trust primarily for the benefit of Grantee or one or more of such persons, or a partnership all the partners of which are Grantee or one or more of such persons.

        2.25 "PLAN" means the Empire of Carolina, Inc. 1998 Stock Option Plan, as set forth herein and as amended from time to time.

        2.26  "REQUIRED WITHHOLDING"--see Article 10.

        2.27 "RULE 16B-3" means Rule 16b-3 promulgated by the SEC under the Exchange Act, as amended from time to time, together with any successor rule, as in effect from time to time.

        2.28 "RETIREMENT" means by any Grantee, a Termination of Employment by the Grantee on or after attaining age 65.

        2.29 "SEC" means the United States Securities and Exchange Commission, or any successor thereto.

        2.30 "SECTION" means, unless the context otherwise requires, a Section of the Plan.

        2.31  "SHARE" means a share of Common Stock.

        2.32 "SUBSIDIARY" means, for purposes of grants of Incentive Stock Options, a corporation as defined in Section 424(f) of the Code (with the Company being treated as the employer corporation for purposes of this definition) and, for all other purposes, a United States or foreign corporation with respect to which the Company owns, directly or indirectly, 50% or more of the then-outstanding common stock.

        2.33 "TERMINATION OF EMPLOYMENT" occurs on the first day on which an individual is for any reason no longer providing services to the Company or any Subsidiary in the capacity of an employee, or with respect to an individual who is an employee of a Subsidiary, the first day on which the Company no longer owns, directly or indirectly, voting securities possessing at least 50% of the combined voting power of the then-outstanding securities entitled to vote generally in the election of directors of such Subsidiary.

ARTICLE 3. ADMINISTRATION

    3.1 COMMITTEE. Subject to Article 9, and to Section 3.2, the Plan shall be administered by the Board, or a committee appointed by the Board to administer the Plan. Any references herein to "Committee" are references to the Board, or a committee established by the Board, as applicable. To the extent the Board considers it desirable to comply with or qualify under Rule 16b-3 or meet the Performance-Based Exception, the Committee shall consist of two or more directors of the Company, all of whom qualify as "outside directors" as defined for purposes of the regulations under Code Section 162(m) and "non-employee directors" within the meaning of Rule 16b-3.

    3.2 POWERS OF COMMITTEE. Subject to the express provisions of the Plan, the Committee has full and final authority and sole discretion as follows:

        (i) to determine when, to whom and in what types and amounts Options should be granted and the terms and conditions applicable to each Option;

        (ii) to construe and interpret the Plan and to make all determinations necessary or advisable for the administration of the Plan;

       (iii) to make, amend, and rescind rules relating to the Plan, including rules with respect to the exercisability and nonforfeitability of Options upon the Termination of Employment of a Grantee;

        (iv) to determine the terms and conditions of all Option Agreements (which need not be identical) and, with the consent of the Grantee, to amend any such Option Agreement; PROVIDED that the consent of the Grantee shall not be required for any amendment which (A) does not adversely affect the rights of the Grantee, or (B) is necessary or advisable (as determined by the Committee) to carry out the purpose of the Option as a result of any new or change in existing applicable law;

        (v) to cancel, with the consent of the Grantee, outstanding Options and to grant new Options in substitution therefor;

        (vi) to accelerate the exercisability of, and to accelerate or waive any or all of the terms and conditions applicable to, any Option or any group of Options for any reason and at any time, including in connection with a Termination of Employment (other than for Cause);

       (vii) subject to Sections 1.3 and 5.3, to extend the time during which any Option or group of Options may be exercised;

      (viii) to make such adjustments or modifications to Options to Grantees working outside the United States as are advisable to fulfill the purposes of the Plan;

        (ix) to impose such additional terms and conditions upon the grant, exercise or retention of Options as the Committee may, before or concurrently with the grant thereof, deem appropriate, including limiting the percentage of Options which may from time to time be exercised by a Grantee; and

        (x) to take any other action with respect to any matters relating to the Plan for which it is responsible.

    The determination of the Committee on all matters relating to the Plan or any Option Agreement shall be final, conclusive and binding on all persons. No member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Option.

ARTICLE 4. SHARES SUBJECT TO THE PLAN AND MAXIMUM AWARDS

    4.1 NUMBER OF SHARES AVAILABLE FOR GRANTS. Subject to adjustment as provided in Section 4.2, the number of Shares hereby reserved for issuance under the Plan shall be 2,000,000. If any Shares subject to an Option granted hereunder are forfeited or such Option otherwise terminates without the issuance of such Shares, the Shares subject to such Option to the extent of any such forfeiture or termination shall again be available for grant under the Plan. The Committee shall from time to time determine the appropriate methodology for calculating the number of shares issued pursuant to the Plan. Shares issued pursuant to the Plan may be treasury shares or newly-issued Shares. The maximum aggregate number of Shares subject to Options that may be granted in any one calendar year to any one Grantee shall be 500,000.

    4.2 ADJUSTMENTS IN AUTHORIZED SHARES. In the event of any merger, reorganization, consolidation, recapitalization, stock dividend, stock split, spin-off or other change in corporate structure affecting the

Shares, such adjustment shall be made in the aggregate number and class of Shares which may be delivered under the Plan, and in the number, class and option price of Shares subject to outstanding Options granted under the Plan, as may be determined to be appropriate by the Committee, in its sole discretion, provided that the number of Shares subject to any Option shall always be a whole number. The grant of Options pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes in its capital or business structure or to merge or to consolidated or to dissolve, liquidate, or sell or transfer all or any part of its business or assets.

ARTICLE 5. ELIGIBILITY AND GENERAL CONDITIONS OF OPTIONS

    5.1 ELIGIBILITY. The Committee may in its discretion grant Options to any Eligible Person, whether or not he or she has previously received an Option.

    5.2 GRANT DATE. The Grant Date of an Option shall be the date on which the Committee grants the Option or such later date as specified in advance by the Committee.

    5.3 MAXIMUM TERM. Any provision of the Plan to the contrary notwithstanding, the Option Term or other period during which an Option may be outstanding shall under no circumstances extend more than 10 years after the Grant Date, and shall be subject to earlier termination as herein provided.

    5.4 OPTION AGREEMENT. To the extent not set forth in the Plan, the terms and conditions of each Option (which need not be the same for each grant or for each Grantee) shall be set forth in an Option Agreement.

    5.5 RESTRICTIONS ON SHARE TRANSFERABILITY. The Committee may impose such restrictions on any Shares acquired pursuant to the exercise or vesting of an Option as it may deem advisable, including restrictions under applicable federal securities laws.

    5.6 NONTRANSFERABILITY OF OPTIONS. Each Option granted hereunder shall not be assignable or transferable other than by will or the laws of descent and distribution provided, however, that a Grantee may in any manner specified by the Committee, (i) designate in writing a beneficiary who is a Permitted Transferee to exercise his Option after the Grantee's death, and (ii) transfer an Option to a Permitted Transferee if and to the extent permitted by the Committee.

ARTICLE 6. STOCK OPTIONS

    6.1 GRANT OF OPTIONS. Subject to the terms and provisions of the Plan, Options may be granted to any Eligible Person in such number, and upon such terms, and at any time and from time to time as shall be determined by the Committee.

    6.2 OPTION AGREEMENT. Each Option grant shall be evidenced by an Option Agreement that shall specify the Option Price, the Option Term, the number of shares to which the Option pertains, the time or times at which such Option shall be exercisable and such other provisions as the Committee shall determine.

    6.3 OPTION PRICE. The Option Price of an Option under this Plan shall be determined in the sole discretion of the Committee, but shall be at least equal to 100% of the Fair Market Value of a Share on the Grant Date.

    6.4 GRANT OF INCENTIVE STOCK OPTIONS. At the time of the grant of any Option, the Committee may in its discretion designate that such Option shall be made subject to additional restrictions to permit it to qualify as an "incentive stock option" under the requirements of Section 422 of the Code. Any Option designated as an Incentive Stock Option:

        (i) shall, if granted to a 10% Owner, have an Option Price not less than 110% of the Fair Market Value of a Share on its Grant Date;

        (ii) shall be for a period of not more than 10 years (five years in the case of an Incentive Stock Option granted to a 10% Owner) from its Grant Date, and shall be subject to earlier termination as provided herein or in the applicable Option Agreement;

       (iii) shall not have an aggregate Fair Market Value (as of the Grant Date of each Incentive Stock Option) of the Shares with respect to which Incentive Stock Options (whether granted under the Plan or any other stock option plan of the Grantee's employer or any parent or Subsidiary thereof ("Other Plans")) are exercisable for the first time by such Grantee during any calendar year, determined in accordance with the provisions of Section 422 of the Code, which exceeds $100,000 (the "$100,000 Limit");

        (iv) shall, if the aggregate Fair Market Value of the Shares (determined on the Grant Date) with respect to the portion of such grant which is exercisable for the first time during any calendar year ("Current Grant") and all Incentive Stock Options previously granted under the Plan and any Other Plans which are exercisable for the first time during a calendar year ("Prior Grants") would exceed the $100,000 Limit, be exercisable as follows:

           (A) the portion of the Current Grant which would, when added to any Prior Grants, be exercisable with respect to Shares which would have an aggregate Fair Market Value (determined as of the respective Grant Date for such options) in excess of the $100,000 Limit shall, notwithstanding the terms of the Current Grant, be exercisable for the first time by the Grantee in the first subsequent calendar year or years in which it could be exercisable for the first time by the Grantee when added to all Prior Grants without exceeding the $100,000 Limit; and

           (B) if, viewed as of the date of the Current Grant, any portion of a Current Grant could not be exercised under the preceding provisions of this Section during any calendar year commencing with the calendar year in which it is first exercisable through and including the last calendar year in which it may by its terms be exercised, such portion of the Current Grant shall not be an Incentive Stock Option, but shall be exercisable as a separate option at such date or dates as are provided in the Current Grant;

        (v) shall be granted within 10 years from the earlier of the date the Plan is adopted or the date the Plan is approved by the stockholders of the Company;

        (vi) shall require the Grantee to notify the Committee of any disposition of any Shares issued pursuant to the exercise of the Incentive Stock Option under the circumstances described in Section 421(b) of the Code (relating to certain disqualifying dispositions) (any such circumstance, a "Disqualifying Disposition"), within 10 days of such Disqualifying Disposition; and

       (vii) shall by its terms not be assignable or transferable other than by will or the laws of descent and distribution and may be exercised, during the Grantee's lifetime, only by the Grantee; PROVIDED, HOWEVER, that the Grantee may, to the extent provided in the Plan in any manner specified by the Committee, designate in writing a beneficiary to exercise his or her Incentive Stock Option after the Grantee's death.

    Notwithstanding the foregoing, the Committee may, without the consent of the Grantee, at any time before the exercise of an option (whether or not an Incentive Stock Option), take any action necessary to prevent such option from being treated as an Incentive Stock Option.

    6.5 EXERCISABILITY. Options shall be exercisable at such time or times as determined by the Committee. In the event that any Grantee shall have a Termination of Employment for any reason which in the opinion of the Committee shall constitute Cause, any Option still held by such person at such time shall automatically terminate. The decision of the Committee as to what shall constitute Cause shall be final and binding upon all concerned. Except as otherwise provided in an Option Agreement, an Option may be exercised only if the Grantee has been an employee of the Company or of any Subsidiary at all times during the period beginning with the Grant Date and ending ninety (90) days before the date of such exercise; provided, however, that in the case of a Grantee who has a Termination of Employment due to Retirement, Death or Disability (as determined by the Committee), the ninety (90) days shall be extended to one (1) year. Except as otherwise permitted by the Committee, only those Options exercisable at the date the Grantee's employment is terminated may be exercised during the period following such termination, whether such termination is by Retirement or otherwise.

    6.6 PAYMENT. Options granted under this Article 6 shall be exercised by the delivery of a written notice of exercise to the Company, setting forth the number of Shares with respect to which the option is to be exercised, accompanied by full payment for the Shares made by any one or more of the following means subject to the approval of the Committee:

        (A) cash, personal check or wire transfer; or

        (B) subject to applicable law, pursuant to procedures previously approved by the Company, through the sale of the Shares acquired on exercise of the Option through a broker-dealer to whom the Grantee has submitted an irrevocable notice of exercise and irrevocable instructions to deliver promptly to the Company the amount of sale or loan proceeds sufficient to pay for such Shares, together with, if requested by the Company, the amount of federal, state, local or foreign withholding taxes payable by Grantee by reason of such exercise.

ARTICLE 7. RIGHTS OF EMPLOYEES

    7.1 EMPLOYMENT. Nothing in the Plan shall interfere with or limit in any way the right of the Company or a Subsidiary to terminate any Grantee's employment at any time, nor confer upon any Grantee the right to continue in the employ of the Company or Subsidiary.

    7.2 PARTICIPATION. No employee shall have the right to be selected to receive an Option under this Plan, or, having been so selected, to be selected to receive a future Option.

ARTICLE 8. CHANGE IN CONTROL

    8.1 TREATMENT OF OUTSTANDING OPTIONS. The Committee may provide in an Option Agreement for different terms and conditions to apply prior to and after a Change in Control of the Company or a Subsidiary.

    8.2 OCCURRENCE OF CHANGE OF CONTROL. The Committee may set rules for determining when a Change of Control of the Company or a Subsidiary has occurred.

ARTICLE 9. AMENDMENT, MODIFICATION, AND TERMINATION

    9.1 AMENDMENT, MODIFICATION, AND TERMINATION. Subject to the terms of the Plan, the Board may at any time and from time to time, alter, amend, suspend or terminate the Plan in whole or in part without the approval of the Company's stockholders, except to the extent that such stockholder approval may be required under the listing requirements of any securities exchange or national market system on which are listed the Company's equity securities or pursuant to any other regulatory or legal requirement; provided that shareholder approval is required to increase the number of Shares available under the Plan (except as provided in Section 4.2).

    9.2 OPTIONS PREVIOUSLY GRANTED. Notwithstanding any other provision of the Plan to the contrary, no termination, amendment, or modification of the Plan shall adversely affect in any material way any Option previously granted under the Plan, without the written consent of the Grantee of such Option.

ARTICLE 10. WITHHOLDING

    10.1  MANDATORY TAX WITHHOLDING.

    (a) Whenever under the Plan, Shares are to be delivered upon exercise of an Option, the Company shall be entitled to require (i) that the Grantee remit an amount in cash, sufficient to satisfy all federal, state, and local tax withholding requirements related thereto ("Required Withholding"), (ii) the withholding of such Required Withholding from compensation otherwise due to the Grantee or (iii) any combination of the foregoing.

    (b) Any Grantee who makes a Disqualifying Disposition or an election under
Section 83(b) of the Code shall remit to the Company an amount sufficient to satisfy all resulting Required Withholding; PROVIDED that, in lieu of or in addition to the foregoing, the Company shall have the right to withhold such Required Withholding from compensation otherwise due to the Grantee.

    10.2  ELECTIVE SHARE WITHHOLDING.

    a. If permitted by the Committee in an Option Agreement and subject to the following subsection, a Grantee may elect the withholding ("Share Withholding") by the Company of a portion of the Shares otherwise deliverable to such Grantee upon the exercise of an Option (a "Taxable Event") having a Fair Market Value equal to (i) the minimum amount necessary to satisfy Required Withholding liability attributable to the Taxable Event; or (ii) a greater amount, not to exceed the estimated total amount of such Grantee's tax liability with respect to the Taxable Event.

    b. Each Share Withholding election shall be subject to the following conditions:

        (1) the Grantee's election must be made before the date (the "Tax Date") on which the amount of tax to be withheld is determined; and

        (2) the Grantee's election shall be irrevocable.

    10.3 NOTIFICATION UNDER CODE SECTION 83(B). If the Grantee, in connection with the exercise of any Option, makes the election permitted under Section 83(b) of the Code to include in such Grantee's gross income in the year of transfer the amounts specified in Section 83(b) of the Code, then such Grantee shall notify the Company of such election within 10 days of filing the notice of the election with the Internal Revenue Service, in addition to any filing and notification required pursuant to regulations issued under Section 83(b) of the Code. The Committee may, in connection with the grant of an Option or at any time thereafter, prohibit a Grantee from making the election described above.

ARTICLE 11. SUCCESSORS

    All obligations of the Company under the Plan with respect to Options granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise of all or substantially all of the business and/or assets of the Company.

ARTICLE 12. ADDITIONAL PROVISIONS

    12.1 GENDER AND NUMBER. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

    12.2 SEVERABILITY. If any part of the Plan is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity shall not invalidate any other part of the Plan. Any Section or part of a Section so declared to be unlawful or invalid shall, if possible, be construed in a manner which will give effect to the terms of such Section or part of a Section to the fullest extent possible while remaining lawful and valid.

    12.3 REQUIREMENTS OF LAW. The granting of Options and the issuance of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required. Notwithstanding any provision of the Plan or any Option, Grantees shall not be entitled to exercise, or receive benefits under, any Option, and the Company shall not be obligated to deliver any Shares or deliver benefits to a Grantee, if such exercise or delivery would constitute a violation by the Grantee or the Company of any applicable law or regulation.

    12.4 SECURITIES LAW COMPLIANCE. (a) If the Committee deems it necessary to comply with any applicable securities law, or the requirements of any stock exchange upon which Shares may be listed, the Committee may impose any restriction on Shares acquired pursuant to Options under the Plan as it may deem advisable. All certificates for Shares delivered under the Plan pursuant to any Option or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the SEC, any stock exchange upon which Shares are then listed, any applicable securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions. If so requested by the Company, the Grantee shall make a written representation to the Company that he or she will not sell or offer to sell any Shares unless a registration statement shall be in effect with respect to such Shares under the Securities Act of 1993, as amended, and any applicable state securities law or unless he or she shall have furnished to the Company, in form and substance satisfactory to the Company, that such registration is not required.

    (b) If the Committee determines that the exercise of, or delivery of Shares pursuant to, any Option would violate any applicable provision of securities laws or the listing requirements of any national securities exchange or national market system on which are listed any of the Company's equity securities, then the Committee may postpone any such exercise or delivery, as applicable, but the Company shall use all reasonable efforts to cause such exercise or delivery to comply with all such provisions at the earliest practicable date.

    12.5 NO RIGHTS AS A STOCKHOLDER. A Grantee shall not have any rights as a stockholder of the Company with respect to the Shares which may be deliverable upon exercise of such Option until such shares have been delivered to him or her.

    12.6 NATURE OF PAYMENTS. Options shall be special incentive payments to the Grantee and shall not be taken into account in computing the amount of salary or compensation of the Grantee for purposes of determining any pension, retirement, death or other benefit under (a) any pension, retirement, profit-sharing, bonus, insurance or other employee benefit plan of the Company or any Subsidiary or (b) any agreement between (i) the Company or any Subsidiary and
(ii) the Grantee, except as such plan or agreement shall otherwise expressly provide.

    12.7 GOVERNING LAW. The Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Delaware, other than its laws respecting choice of law.

                                   EXHIBIT B

                            SHARE PURCHASE AGREEMENT
                                 BY AND BETWEEN
                     THE SHAREHOLDERS OF APPLE SPORTS, INC.
                                      AND
                  THE SHAREHOLDERS OF APPLE GOLF SHOES, INC.,
                                   AS SELLERS

                                      AND

                           EMPIRE OF CAROLINA, INC.,
                                  AS PURCHASER

                             ---------------------

                                 APRIL 10, 1998

                            ------------------------

                               TABLE OF CONTENTS

       I.  SALE AND PURCHASE OF SHARES AND ASSETS.............................................................          1
              1.1     Sale and Purchase.......................................................................          1
              1.2     Excluded Assets.........................................................................          1
              1.3     Certain Assets of the Sports Entities...................................................          1
              1.4     Disclaimer..............................................................................          2
              1.5     Percentage Interest.....................................................................          2

      II.  PURCHASE PRICE; MANNER OF PAYMENT..................................................................          2
              2.1     Purchase Price..........................................................................          2
              2.2     Capital Stock Changes...................................................................          3
              2.3     Payment of Purchase Price...............................................................          3
              2.4     Registration Rights.....................................................................          3
              2.5     Put Rights..............................................................................          3

     III.  REPRESENTATIONS AND WARRANTIES OF SELLERS..........................................................          4
              3.1     Sellers' Representation.................................................................          4
                      (a)        Organization and Good Standing of the Sports Entities........................          4
                      (b)        Organization and Good Standing of Golf.......................................          4
                      (c)        Ownership and Title to the Shares............................................          4
                      (d)        Capitalization of Other Sports Entities......................................          5
                      (e)        No Options, Etc..............................................................          5
                      (f)        Stock Transfer Records.......................................................          5
                      (g)        Authority and Effect.........................................................          5
                      (h)        Violations; Consents.........................................................          5
                                       (i)  No Conflicts or Violations........................................          5
                                      (ii)  Consents and Approvals............................................          6
                      (i)        Financial Statements.........................................................          6
                                 (1)        Financial Statements for Period Ended December 31, 1996...........          6
                                 (2)        Interim Financial Statements......................................          6
                                 (3)        Absence of Undisclosed Liabilities................................          6
                                            (A)        No Liabilities.........................................          6
                                            (B)        No Knowledge...........................................          6
                      (j)        No Changes...................................................................          7
                                 (1)        No Material Adverse Change........................................          7
                                 (2)        No Material Damage, Etc...........................................          7
                                 (3)        No New Material Liabilities.......................................          7
                                 (4)        No Material Change in Business Relationship.......................          7
                                 (5)        Assets Not Pledged................................................          7
                                 (6)        No Material Assets Sold...........................................          7
                                 (7)        Compliance and Performance........................................          7
                                 (8)        Increase in Compensation, Etc.....................................          7
                                 (9)        No Capital Changes or Dividends...................................          7
                                 (10)       No Other Corporate Action.........................................          8
                                 (11)       Certain Transactions..............................................          8
                      (k)        The Business.................................................................          8
                      (l)        Product Liability; Warranty Liability........................................          8
                                 (1)        No Claims, Etc....................................................          8
                                 (2)        Reserves..........................................................          8
                      (m)        Places of Business...........................................................          8
                                 (1)        Facilities........................................................          8

                                 (2)        Leases............................................................          8
                                 (3)        Condition.........................................................          9
                                 (4)        Condemnation......................................................          9
                      (n)        Permits, Etc.................................................................          9
                      (o)        Zoning Laws, Etc.............................................................          9
                      (p)        Environmental................................................................          9
                                 (1)        Hazardous Substances..............................................          9
                                 (2)        Underground Tanks.................................................          9
                                 (3)        Compliance........................................................          9
                                 (4)        Material Violations, Etc..........................................         10
                      (q)        OSHA.........................................................................         10
                      (r)        Title to Assets; No Liens....................................................         10
                      (s)        Accounts Receivable..........................................................         10
                      (t)        Inventory....................................................................         11
                      (u)        Bank Accounts, Guarantees and Powers.........................................         11
                      (v)        Agreements and Commitments...................................................         11
                      (w)        Intellectual Property........................................................         11
                                 (1)        Trademarks, Etc...................................................         11
                                 (2)        No Claims, Etc....................................................         11
                      (x)        Customers....................................................................         12
                      (y)        Employment Practices.........................................................         12
                                 (1)        No Employees......................................................         12
                                 (2)        No Union, Etc.....................................................         12
                                 (3)        Employment Law Violations.........................................         12
                                 (4)        No Employment Contracts, Etc......................................         12
                                 (5)        Sick Pay, Etc.....................................................         12
                                 (6)        No Investigations or Suspension...................................         12
                      (z)        Employee Benefit Plans.......................................................         13
                                 (1)        Plans Maintained by the Sports Entities and Golf..................         13
                                 (2)        Plan..............................................................         13
                                 (3)        Other.............................................................         13
                      (aa)       Litigation...................................................................         14
                      (bb)       Tax Matters..................................................................         14
                                 (1)        All Returns Filed.................................................         14
                                 (2)        All Taxes Paid....................................................         14
                                 (3)        Tax Audits, Etc...................................................         14
                                 (4)        Foreign Person, Etc...............................................         15
                                 (5)        Parachute Payments................................................         15
                                 (6)        Withholding.......................................................         15
                                 (7)        Asset Attributes..................................................         15
                      (cc)       Insurance....................................................................         15
                      (dd)       Brokers......................................................................         15
                      (ee)       Corporate Action and Records.................................................         15
                      (ff)       Disclosures..................................................................         16
                      (gg)       Knowledge....................................................................         16

      IV.  REPRESENTATIONS AND WARRANTIES OF PURCHASER........................................................         16
              4.1     Purchaser's Representations.............................................................         16
                      (a)        Organization, Standing and Qualification.....................................         16
                      (b)        Corporate Authority..........................................................         16
                      (c)        Validity of Empire Common Stock..............................................         16

                      (d)        Violations; Consent..........................................................         16
                                 (1)        No Conflicts Or Violations........................................         17
                                 (2)        Consents and Approvals............................................         17
                                 (3)        Investment Intent.................................................         17
                                 (4)        Broker............................................................         17
                      (e)        Financial Statements.........................................................         17
                                 (1)        Financial Statements for Period Ended December 31, 1996...........         17
                                 (2)        Interim Financial Statements......................................         17
                                 (3)        Absence of Undisclosed Liabilities................................         18
                                            (A)        No Liabilities.........................................         18
                                            (B)        No Knowledge...........................................         18

       V.  COVENANTS OF THE PARTIES...........................................................................         18
              5.1     Pre-Closing Covenants of Sellers........................................................         18
                      (a)        Conduct of Business Prior to Closing.........................................         18
                                 (1)        Business Only in Ordinary Course..................................         18
                                 (2)        Maintain Assets...................................................         18
                                 (3)        No Sale, Etc......................................................         18
                                 (4)        Preserve Business.................................................         18
                                 (5)        Perform Under All Agreements, Etc.................................         18
                                 (6)        Capital Structure and Dividends...................................         19
                                 (7)        Transfer of the Shares............................................         19
                                 (8)        Information and Access............................................         19
                                 (9)        Notify Purchaser of Material Changes..............................         19
                                 (10)       (a)        Announcements..........................................         19
                                            (b)        Tax Matters............................................         19
                                            (c)        Compliance with Conditions.............................         20
              5.2     Pre-Closing Covenants of Purchaser......................................................         20
                      (a)        No Public Announcement.......................................................         20
                      (b)        Wilson License...............................................................         20
                      (c)        Other........................................................................         20
              5.3     Post-Closing Covenants of Sellers.......................................................         20
                      (a)        Restrictive Agreement........................................................         20
                      (b)        Permits, Licenses............................................................         20
                      (c)        Cooperation..................................................................         20
              5.4     Post-Closing Covenants of Purchaser.....................................................         20
                      (a)        Continuation of Employment...................................................         20
                      (b)        Transfer Taxes...............................................................         20
                      (c)        Cooperation..................................................................         20
              5.5     Joint Covenants of the Parties..........................................................         20
                      (a)        Announcements................................................................         20
                      (b)        Tax Assistance...............................................................         21
                      (c)        Access to Records............................................................         21

      VI.  CLOSING: CLOSING REQUIREMENTS......................................................................         21
              6.1     Closing.................................................................................         21
              6.2     Closing Obligations of Sellers..........................................................         21
                      (a)        Share Certificates...........................................................         21
                      (b)        Certificate..................................................................         21
                      (c)        Restrictive Agreements of Sellers............................................         22
                      (d)        Legal Opinion................................................................         22
                      (e)        Good Standing Certificate....................................................         22

                      (f)        Consents.....................................................................         22
                      (g)        Supplemental Schedules.......................................................         22
                      (h)        Wilson License...............................................................         22
                      (i)        Leases.......................................................................         22
                      (j)        Resignations.................................................................         22
                      (k)        Termination of Stockholders Agreements, Options, Etc.........................         22
                      (l)        Certificate of Incorporation and By-Laws.....................................         22
                      (m)        Pay-Off Letter...............................................................         22
                      (n)        Indemnity Bond...............................................................         22
              6.3     Closing Obligations of Purchaser........................................................         22
                      (a)        Certificate..................................................................         22
                      (b)        Payment of The Purchase Price................................................         23
                      (c)        Special Reimbursement........................................................         23
                      (d)        New Credit Facility..........................................................         23
                      (e)        Legal Opinion................................................................         23
                      (f)        Resolutions..................................................................         23
                      (g)        Good Standing Certificate....................................................         23

     VII.  CONDITIONS FOR CLOSING.............................................................................         23
              7.1     Conditions Precedent to Obligations of Sellers..........................................         23
                      (a)        Representations and Warranties True at Closing Date..........................         23
                      (b)        Replacement of Long-Term Debt................................................         23
                      (c)        Closing Requirements.........................................................         23
              7.2     Conditions Precedent to Obligations of Purchaser........................................         23
                      (a)        Representations and Warranties True at Closing Date..........................         23
                      (b)        No Material Adverse Change...................................................         24
                      (c)        Wilson License...............................................................         24
                      (d)        Leases.......................................................................         24
                      (e)        Indemnity Bond...............................................................         24
                      (f)        No Litigation, Etc...........................................................         24
                      (g)        Approvals....................................................................         24
                      (h)        Compliance with Covenants....................................................         24
                      (i)        Supplemental Schedules.......................................................         24
                      (j)        Closing Requirements.........................................................         24
              7.3     Closing Deemed Waiver...................................................................         24

    VIII.  FURTHER ASSURANCES.................................................................................         24
              8.1     Further Assurances......................................................................         24

      IX.  TERMINATION........................................................................................         25
              9.1     Termination of Agreement................................................................         25
                      (a)        Mutual Consent...............................................................         25
                      (b)        Breach.......................................................................         25
                      (c)        Failure of Respective Conditions.............................................         25
              9.2     Liability on Termination................................................................         25

       X.  SURVIVAL OF REPRESENTATIONS AND WARRANTIES.........................................................         25
           10.1       Representations and Warranties..........................................................         25
                      (a)        Non-Survival of Certain Matters..............................................         25
                      (b)        Certain Other Matters........................................................         25
                      (c)        Post-Closing Covenants.......................................................         25
                      (d)        Tax Matters..................................................................         25

      XI.  INDEMNIFICATION....................................................................................         26

           11.1       Basis for Indemnification By Sellers....................................................         26
           11.2       Limitations on Obligation to Indemnify..................................................         26
                      (a)        Satisfaction of Third-Party Claim............................................         26
                      (b)        1997 Sports Entities' Income Tax Liabilities.................................         26
                      (c)        Minimum Claim Amount.........................................................         26
                      (d)        Maximum Amount of Aggregate Liability........................................         26
                      (e)        Other Limitations............................................................         27
           11.3       Claims Procedure........................................................................         27
                      (a)        Assertion of Claims..........................................................         27
                      (b)        Third-Party Claims Other Than Tax............................................         27
                      (c)        Claims Involving Taxes.......................................................         28
           11.5       Indemnification Payment.................................................................         28
                      (a)        To Purchaser.................................................................         28
                      (b)        Failure to Timely Pay Indemnification........................................         28

     XII.  REGISTRATION RIGHTS................................................................................         28
           12.1       Shelf Registration......................................................................         28
           12.2       Piggyback Registration..................................................................         29
           12.3       Termination of Registration Rights; Provision of Rule 144 Information...................         30
           12.4       Registration Procedures.................................................................         30
           12.5       Registration Expenses...................................................................         32
           12.6       Indemnification; Contribution...........................................................         32
                      (a)        Indemnification by the Purchaser.............................................         32
                      (b)        Indemnification by Sellers...................................................         33
                      (c)        Conduct of Indemnification Proceedings.......................................         33
                      (d)        Contribution.................................................................         34

    XIII.  MISCELLANEOUS......................................................................................         34
           13.1       Successors and Assigns..................................................................         34
           13.2       No Third Party Beneficiaries............................................................         35
           13.3       Expenses................................................................................         35
           13.4       Notices.................................................................................         35
           13.5       Governing Law; Venue....................................................................         36
           13.6       Counterparts............................................................................         36
           13.7       Headings................................................................................         36
           13.8       Exhibits................................................................................         36
           13.9       Entire Agreement........................................................................         36
           13.10      Severability............................................................................         36
           13.11      Confidentiality.........................................................................         36
           13.12      Amendments..............................................................................         36

    AGREEMENT (this "Agreement") made and entered into this 10th day of April, 1998, by and between MARK ROSE COMPANIES LTD., a New York corporation ("LTD"), MARK S. ROSE ("MR"), TIMOTHY MORAN ("TM"), E. JOY ROSE ("EJR"), ROBERT A. WERTLEY ("RW"), ROBERT A. WERTLEY, as Trustee for Mark Rose Irrevocable Trust f/b/o Bridget A. Moran ("Trust A"), ROBERT A. WERTLEY, as Trustee for Mark Rose Irrevocable Trust f/b/o Stacy Dugan ("Trust B") and ROBERT A. WERTLEY, as Trustee for Mark Rose Irrevocable Trust f/b/o Baylee Shea Rose ("Trust C"), hereinafter sometimes collectively referred to as "Seller" or "Sellers", and EMPIRE OF CAROLINA, INC., a Delaware corporation, hereinafter referred to as Purchaser.

                              W I T N E S S E T H:

    WHEREAS, LTD, MR, TM, EJR and RW (collectively the "Sports Shareholders") own, in the aggregate all of the issued and outstanding shares of capital stock (the "Sports Shares") of Apple Sports, Inc., a New York corporation ("Sports"); and

    WHEREAS, TM, RW, Trust A, Trust B, and Trust C (collectively, the "Golf Shareholders" and together with the Sports Shareholders, the "Seller" or "Sellers") own, in the aggregate, all of the issued and outstanding shares of capital stock (the "Golf Shares" and together with the Sports Shares, the "Shares") of Apple Golf Shoes, Inc., a New York Corporation ("Golf"); and

    WHEREAS, Sports is the sole shareholder of Dorson Sports, Inc. ("Dorson") and Dorson is the sole shareholder of Kingsley Golf Co., Inc. ("Kingsley") and Lee Richards, Inc. ("Lee Richards") (Dorson, Kingsley and Lee Richards are collectively referred to as the "Subsidiaries" and Sports and the Subsidiaries are collectively and taken as a whole referred to as the "Sports Entities", and each as a "Sports Entity", unless otherwise specifically identified); and

    WHEREAS, Sellers and Purchaser wish to enter into this Agreement for purposes of setting forth the terms and conditions of the agreements between them pursuant to which the Sports Shareholders would sell and Purchaser would acquire the Sports Shares and the Golf Shareholders would sell and Purchaser would acquire the Golf Shares, in exchange for voting common stock, par value $.10 per share, of the Purchaser ("Empire Common Stock") as hereinafter provided.

    NOW, THEREFORE, the parties hereto, each in consideration of the payments and the representations, warranties, covenants and agreements of the other provided for or contained herein, do hereby agree as follows:

                                       I.
                     SALE AND PURCHASE OF SHARES AND ASSETS

    1.1 SALE AND PURCHASE. Subject to the terms and conditions of this Agreement, at the Closing provided for in Section 6.1 (the "Closing"): (i) the Sports Shareholders agree to sell, transfer, convey, assign and deliver all of their right, title and interest in and to the Sports Shares to Purchaser, and
(ii) the Golf Shareholders agree to sell, transfer, convey, assign and deliver all of their right, title and interest in and to the Golf Shares to Purchaser, and Purchaser agrees to purchase the Sports Shares and the Golf Shares in a single transaction upon the payment of the Purchase Price specified in Article II below and the performance of the other obligations of Purchaser hereunder.

    1.2 EXCLUDED ASSETS. Notwithstanding any other provision hereof, there shall be excluded from the sale to Purchaser herein contemplated, all furniture, memorabilia and equipment that are located in TM's office and which are the sole and exclusive property of TM as described in SCHEDULE 1.2 of the Seller Memorandum (as defined in Section 3.1 hereof) (the "Excluded Assets").

    1.3 CERTAIN ASSETS OF THE SPORTS ENTITIES. It is further acknowledged and agreed that the Sports Entities intend to convey the following assets of the Sports Entities prior to the Closing, and, accordingly, such assets shall not be deemed assets of the Sports Entities, and, therefore, ownership of such assets shall not vest in Purchaser (either directly or indirectly by means of Purchaser's purchase of the Shares) at

Closing: (a) a 1995 Mercedes-Benz automobile (model S420); (b) 1953 Rolls-Royce limousine; and (c) a 1994 Cadillac SDS.

    1.4 DISCLAIMER. Except as otherwise expressly set forth in this Agreement, Seller makes no representation or warranty as to the nature or condition of the assets reflected on the books of either Sports or Golf, and any representations or warranties implied by law are hereby expressly disclaimed, including without limitation, any warranty of merchantability or fitness.

    1.5 PERCENTAGE INTEREST. Based on the agreed allocation of the Purchase Price between Golf and Sports set forth in Section 2.3 hereof, and the respective ownership of each of the Sellers in each thereof, the term "Applicable Percentage" shall as to each of the individual Sellers be as follows:

      (i)  LTD           --         35%
     (ii)  MR            --     2.5%
    (iii)  TM            --     20%
     (iv)  ETR           --     2.5%
      (v)  RW            --      5%
     (vi)  Trust A       --      11 2/3%
    (vii)  Trust B       --      11 2/3%
   (viii)  Trust C       --      11 2/3%
                                -------
                                100%

                                      II.
                       PURCHASE PRICE; MANNER OF PAYMENT

    2.1 PURCHASE PRICE. The purchase price for the Shares (the "Purchase Price") shall be paid by the Purchaser at Closing by its issuance and delivery to Sellers of certificates evidencing an aggregate of 5,000,000 shares (the "Initial Payment Shares") of Common Stock (par value $.10 per share) of Purchaser ("Empire Common Stock"); provided, however, that if subsequent to the Closing and during the Adjustment Period (hereinafter defined), the closing daily market price of Empire Common Stock trading on the Exchange (as such term is defined in Section 12.4(i) of this Agreement), as reported in the New York City edition of the Wall Street Journal shall not be at a price of $2 per share or higher for each of forty-five consecutive stock trading days on such Exchange (the "Market Level Requirement"), then, in such event, Sellers shall have the absolute and unconditional right to receive and Purchaser shall deliver to Sellers, on a date that is not later than the Adjustment Date (hereinafter defined), an additional 1,153,846 newly issued, fully paid and non-assessable shares (the "Additional Payment Shares") of Empire Common Stock, thereby bringing to 6,153,846 the number of shares of Empire Common Stock that will be paid in the event the Market Level Requirement is not satisfied. The Initial Payment Shares and the Additional Payment Shares, if any, that are required to be delivered hereunder are hereinafter sometimes collectively referred to as the "Payment Shares". As used herein: (i) the term "Adjustment Period" shall mean the period of time commencing on the Effective Date and ending on the first calendar anniversary of the Effective Date; provided that if the Effective Date shall not have occurred within ninety (90) days of the Closing Date, the Adjustment Period shall mean a period of three hundred sixty-five (365) days commencing on the ninety-first (91st) day after the Closing Date (hereinafter defined); (ii) the term "Adjustment Date" shall mean the date that is the later of: (a) fifteen (15) business days after the date on which it can be ascertained that the Market Level Requirement can not be satisfied and (b) three hundred sixty-five (365) days after the date on which the Adjustment Period shall have commenced; and (iii) the term "Effective Date" shall mean the first trading date after which the registration statement referred to in Subsection (a) of Section
12.1 of this Agreement above is declared effective by the Securities and Exchange Commission and the Payment Shares in question shall be deemed fully transferrable on an Exchange.

    2.2 CAPITAL STOCK CHANGES. If, prior to the time for issuance of any Payment Shares pursuant to Section 2.1 above, Empire Common Stock shall be recapitalized or reclassified or the Purchaser shall effect any stock dividend, stock split or reverse stock split of Empire Common Stock or the Purchaser shall merge, consolidate, reorganize, or enter into another business combination with any other corporation or shall sell or exchange all or substantially all of its assets, then the Initial Payment Shares and the Additional Payment Shares, as the case may be, shall be appropriately and equitably adjusted and shall be deemed to refer to the kind and amount of shares of stock and other securities and property which the holders of such shares would have been entitled to receive had such stock been issued and outstanding as of the record date for determining stockholders entitled to participate in such corporate event. The foregoing provisions shall apply to successive mergers, consolidations, reorganizations and combinations.

    2.3 PAYMENT OF PURCHASE PRICE. The Purchase Price shall be allocated 50% to the exchange of the Golf Shares and 50% to the exchange of the Sports Shares and shall be paid by Purchaser as follows:

        (a) At the Closing, the Initial Payment Shares, registered in the names of the individuals or entities constituting Sellers and in amounts proportional to their respective Applicable Percentages set forth in Section
    1.5 hereof, as the case may be, shall be delivered to the Sellers entitled thereto.

        (b) If the Market Level Requirement shall not have been satisfied, on or prior to the Adjustment Date, Purchaser shall deliver the Additional Payment Shares registered in the names of the Sports Shareholders and Golf Shareholders, as the case may be, in accordance with their respective Applicable Percentages.

    2.4 REGISTRATION RIGHTS. The Sellers and Payment Shares to be issued hereunder shall be entitled to the Registration Rights and other benefits of
Article XII hereof.

    2.5 PUT RIGHTS. In addition to and not in limitation of other remedies available to Sellers in such circumstances, if for any reason whatsoever the Effective Date shall not have occurred on or prior to ninety (90) days after the Closing Date, Sellers shall have the following right (hereinafter sometimes referred to as the "Put") to require Purchaser to repurchase up to 500,000 of the Payment Shares in the aggregate at a net price of $2.00 per share. The Put may be irrevocably exercised by any Seller by its delivery to Purchaser of a written notice of exercise setting forth the number of Payment Shares that it desires to Put to Purchaser (the "Exercise Notice"), which may be delivered at any time during the period (the "Exercise Period") commencing on the ninety-first (91st) day after the Closing Date and ending on the earlier of (a) the Effective Date and (b) the calendar anniversary of the commencement of the Exercise Period. Upon delivery of such Exercise Notice, the closing on the Put (the "Put Closing") shall take place on a date (the "Put Closing Date") which shall be thirty (30) days after the date of receipt by Purchaser of the Exercise Notice. The Put Closing shall be held at the office of Seller's Counsel referred to in Section 6.1 or at such other place mutually agreeable to the exercising Seller(s) and Purchaser. At the Put Closing, (i) each exercising Seller shall deliver to Purchaser the Payment Shares that are being Put (with all necessary stock powers being duly completed) and the Purchaser shall deliver to such exercising Seller a certified or official bank check in the aggregate amount of $2.00 times the number of Payment Shares being Put by such exercising Seller, and, (ii) if necessary, the Purchaser shall return to such exercising Seller a new share certificate representing the remaining shares of Empire Common Stock remaining after exercise of the Put. In the event that more than 500,000 Payment Shares in the aggregate, shall be Put to Purchaser by Sellers, the number of Payment Shares for each exercising Seller which may be Put hereunder shall be equal to a fraction, the numerator of which is the number of Payment Shares originally delivered to each exercising Seller respectively, and the denominator of which is the aggregate number of Payment Shares delivered to all of the exercising Sellers.

                                      III.
                   REPRESENTATIONS AND WARRANTIES OF SELLERS

    3.1 SELLERS' REPRESENTATION. Sellers hereby jointly and severally, make the following representations and warranties to Purchaser, each and all of which are true and correct as of the date hereof (except where another date is specified), except as set forth in the schedules (the "Schedules") to the memorandum to Purchaser (the "Seller Memorandum") regarding specific representations and warranties delivered concurrently herewith, in the Supplemental Schedules delivered between the date hereof and the Closing pursuant to the provisions of Section 5.1(a)(9) or as the same may be modified and supplemented to the extent specifically disclosed in any document, instrument, letter or other writing provided to Purchaser by Sellers or Sellers' representatives during Purchaser's due diligence investigation or as set forth in any document, instrument, letter or other writing set forth on SCHEDULE III to the Seller Memorandum (in each case, a "Disclosure Item"), and Sellers jointly and severally acknowledge that, subject to the provisions of Section 5.1(a)(9) hereof, Purchaser is relying on such representations and warranties in connection with the transactions contemplated by this Agreement:

        (a) ORGANIZATION AND GOOD STANDING OF THE SPORTS ENTITIES. Each of the Sports Entities is a corporation duly incorporated, validly existing and in good standing under the laws of the State of New York and each has all necessary corporate powers to own, lease and operate its assets and properties and to carry on the business now being conducted by it. None of the Sports Entities is qualified or registered to do business as a foreign corporation in any state or jurisdiction. Sports is the owner of all of the issued and outstanding shares of capital stock of Dorson, and Dorson is the owner of all of the issued and outstanding shares of capital stock of each of Kingsley and Lee Richards. Except for the ownership of Dorson by Sports, and the ownership of Kingsley and Lee Richards by Dorson, none of the Sports Entities owns, directly or indirectly, any interest in any corporation, association, joint venture, partnership or other business organization, firm or enterprise of any character whatsoever whether domestic or foreign.

        (b) ORGANIZATION AND GOOD STANDING OF GOLF. Golf is a corporation duly incorporated, validly existing and in good standing under the laws of the State of New York and has all necessary corporate powers to own, lease and operate its assets and properties and to carry on the business now being conducted by it. Golf is not qualified or registered to do business as a foreign corporation in any other jurisdiction. Golf does not own, directly or indirectly, any interest in any corporation, association, joint venture, partnership or other business organization, firm or enterprise of any character whatsoever, whether domestic or foreign.

        (c) OWNERSHIP AND TITLE TO THE SHARES. The Sports Shareholders and the Golf Shareholders, as the case may be, severally own, or at the Closing will own, all of the Shares, which are owned by them individually, in the numbers set forth opposite their respective names on SCHEDULE 3.1(C) to the Seller Memorandum. Each Golf Shareholder and Sports Shareholder, respectively, represents and warrants for himself, herself or itself that he, she or it has, or will at Closing have, good and marketable title to the number of Shares owned by him, her or it, free and clear of any and all liens, pledges, security interests, mortgages, exceptions, reservations, charges, claims, judgments, liabilities, rights of third parties and other encumbrances and obligations of every kind and nature whatsoever, whether arising by agreement, operation of law or otherwise, except for any of the foregoing which are created pursuant to the provisions of the Bank Debt (hereinafter referred to), all of which Shares have been validly issued and are fully paid and nonassessable (subject to the provisions of the applicable laws of the State of New York; provided, however, that none of the circumstances that would result in assessment under applicable laws of the State of New York are, or at Closing will be, present).

        (d) CAPITALIZATION OF OTHER SPORTS ENTITIES. The authorized capital stock of the other Sports Entities is as follows:

Dorson           --      200 shares of Common Stock (no par value)
Kingsley         --      200 shares of Common Stock (no par value)
Lee Richards     --      200 shares of Common Stock (par value $0 per value)

       No Sports Entity is authorized to issue shares of capital stock of any other class. There presently are issued and outstanding 100 shares of Dorson Common Stock, 100 shares of Kingsley Common Stock, and 100 shares of Lee Richards Common Stock, all of which have been validly issued and are fully paid and nonassessable (subject to the provisions of the applicable laws of the State of New York). The Dorson shares are 100% owned by Sports and the Kingsley and Lee Richards shares are 100% owned by Dorson.

        (e) NO OPTIONS, ETC. Except for "none," which shall be terminated prior to the Closing, there are no outstanding subscription rights, options, stock rights, warrants, convertible securities or other agreements or commitments obligating Golf or any Sports Entity to issue or to transfer from treasury, or entitling any person to purchase, any additional shares of common stock or other securities of Golf or any Sports Entity.

        (f) STOCK TRANSFER RECORDS. The stock transfer records of each of Golf and the Sports Entities accurately and completely show and disclose all issuances, transfers, repurchases, redemptions, cancellations and other transactions involving shares of capital stock of each of Golf and the Sports Entities, as the case may be. As of the date hereof, the Sports Shareholders are shown on the stock transfer records of Sports as the owners of record, in the aggregate, of the Sports Shares and the Golf Shareholders are shown on the stock transfer records of Golf, as the owners of record, in the aggregate, of the Golf Shares, Sports is shown on the stock transfer records of Dorson as the owner of record of all of the issued and outstanding shares of Dorson and Dorson is shown on the respective stock transfer records of Kingsley and Lee Richards as the owner of record of all of the issued and outstanding shares of Kingsley and Lee Richards, respectively.

        (g) AUTHORITY AND EFFECT. Each of Sellers has the full power, legal right and authority to enter into this Agreement and any other agreements or instruments required to be entered into by Sellers under the terms hereof and the Sellers collectively have the right to consummate the transactions contemplated hereby and thereby. Upon execution and delivery of this Agreement and of the other agreements or instruments required of Sellers hereunder, each will constitute the legal, valid and binding obligation of each of Sellers enforceable against each of them in accordance with their respective terms, except as each of Sellers' obligations hereunder and thereunder may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights and judicial discretion with respect to equitable principles and remedies in general.

        (h) VIOLATIONS; CONSENTS. Neither the execution and delivery of this Agreement or of any other agreements or instruments required of any and all of Sellers by the terms hereof, nor the performance of or compliance by any and all of Sellers with any of the respective terms and provisions of this Agreement or of such other agreements or instruments:

           (i) NO CONFLICTS OR VIOLATIONS. (a) Subject to the provisions of Subsection (h)(ii) of this Section 3.1, violates, or will violate (with or without notice or lapse of time, or both), any statute, regulation, rule, judgment, order, decree, stipulation, injunction, charge, or other restriction of any government, governmental agency or court to which any of Sellers, Golf or any of the Sports Entities is subject or any provision of the Certificate of Incorporation, By-Laws and/or any other organizational documents or governing instruments of Golf or any of the Sports Entities, or (b) except as described in Schedule 3.1(h)(i) of the Seller Memorandum, conflicts with, or will conflict with or will result in the breach of, constitute a default under (with or without notice or lapse of time, or both), result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel, or require any notice under the terms, conditions or provisions of any permit, license, accreditation, approval or authorization held by any of Sellers, Golf or any of the Sports Entities or of any mortgage, bond, debenture, note, indenture, loan or credit agreement, security agreement, contract, lease, sublease, instrument or any other agreement or restriction to which any of Sellers, Golf or the Sports Entities is a party or is obligated or bound; or

           (ii) CONSENTS AND APPROVALS. Except as described in Schedule 3.1(h)(ii) to the Seller Memorandum, requires the consent or approval of, any notice to, any filings by any of Sellers, Golf or the Sports Entities or any authorization for any of Sellers, Golf or the Sports Entities from any person, government, governmental agency, bureau, commission or board.

        (i)  FINANCIAL STATEMENTS.

           (1) FINANCIAL STATEMENTS FOR PERIOD ENDED DECEMBER 31, 1996. Except as otherwise disclosed in the Seller Memorandum or any other Schedule or Supplemental Schedule delivered in connection herewith, the audited financial statements of (i) Golf and (ii) the Sports Entities (on a consolidated basis) consisting of balance sheets as of December 31, 1996 and income statements for the period then ended (the "Seller Annual Financial Statements"), copies of which have heretofore been delivered to Purchaser, have been prepared in accordance with GAAP applied on a basis consistent with past practices, are true and correct and present fairly the financial position of Golf and the Sports Entities, as the case may be, as of the relevant date or dates and the results of their respective operations for the period or periods then ended; and

           (2) INTERIM FINANCIAL STATEMENTS. Except as otherwise disclosed in the Seller Memorandum or any other Schedule or Supplemental Schedule delivered in connection herewith, the unaudited financial statements of Golf and the Sports Entities for the year ended December 31, 1997, consisting of balance sheets as of the relevant date and income statements for the period then ended ("Seller Unaudited Financial Statements"), copies of which have heretofore been delivered to Purchaser, have been prepared in accordance with GAAP applied on a basis consistent with past practices, are true and correct and, subject to audit and year end adjustments, present fairly the respective financial positions of Golf and the Sports Entities, as the case may be, as of the date thereof and the results of their respective operations for the interim period then ended.

           (3) ABSENCE OF UNDISCLOSED LIABILITIES. Except as otherwise disclosed in the Seller Memorandum or any other Schedule or Supplemental Schedule delivered in connection herewith, including, without limitation,
       Schedule 3.1(i)(3) to the Seller Memorandum, or noted, reflected or reserved against in the Seller Annual Financial Statements or in the Seller Unaudited Financial Statements (including the notes thereto):

               (A) NO LIABILITIES. None of Golf or the Sports Entities has any liabilities or obligations other than Inter-Company Indebtedness which are material, either singly or in the aggregate, whether secured or unsecured, accrued, absolute, contingent or otherwise, and whether due, about to become due or due at some future date, relating to their respective assets and/or business; and

               (B) NO KNOWLEDGE. Except as referred to in this Agreement or otherwise disclosed to Purchaser in any Disclosure Item, Sellers know of no basis for assertion against Golf or any of the Sports Entities of any claim or liability relating to their respective assets and/or business, and are not aware of any occurrence or fact that has or might reasonably be expected to materially and adversely affect the respective businesses of Sports Entities or Golf.

        (j) NO CHANGES. Except as disclosed in Schedule 3.1(j) to the Seller Memorandum, with respect to all of the following in this section 3.1(j) except sections 3.1(j)(4), (7), (8) and (11) (as to which four sections the reference date shall be December 31, 1996, the ending date of the Seller Annual Financial Statements) since December 31, 1997, the ending date of the Seller Unaudited Financial Statements:

           (1) NO MATERIAL ADVERSE CHANGE. There has not been any material adverse change in or to the assets, the financial condition, operations of the business or prospects of any of Golf or the Sports Entities;

           (2) NO MATERIAL DAMAGE, ETC. There has not been any material damage, destruction or loss to any of the assets of Golf or the Sports Entities, whether or not covered by insurance, which has materially and adversely affected or impaired, or which would reasonably be foreseen to materially and adversely affect or impair, the value or usefulness of any of such assets or the ability of Purchaser to conduct the business of Golf and the Sports Entities as heretofore conducted by Golf or the Sports Entities;

           (3) NO NEW MATERIAL LIABILITIES. Neither Golf nor any of the Sports Entities has incurred any material liabilities or obligations (whether absolute, contingent or otherwise) relating to its business or assets, whether singly or in the aggregate, other than liabilities incurred in the ordinary course of business which are in amounts that are reasonably consistent with prior periods and practices;

           (4) NO MATERIAL CHANGE IN BUSINESS RELATIONSHIP. There has not been any termination or cancellation of, or material modification or change in, and none of Sellers, Golf or the Sports Entities has received or has any knowledge of any proposed or prospective cancellation of, or material modification or change in, any (a) business relationship with any customer or customers of the Sports Entities or Golf that is or are material to the business or financial condition of the Sports Entities or Golf, either singly or in the aggregate, or (b) other material business agreement or arrangement involving or related to which any of the Sports Entities or Golf is a party;

           (5) ASSETS NOT PLEDGED. Except pursuant to the Bank Debt, none of the assets of the Sports Entities or Golf has been pledged or subjected to any lien, security interest, mortgage, pledge, claim, charge or other encumbrance;

           (6) NO MATERIAL ASSETS SOLD. None of the material assets or interests involved in or necessary to the conduct of the business of the Sports Entities or Golf has been sold or otherwise disposed of, other than the sale of inventory in the ordinary course of business ,and no rights of substantial value of any of the Sports Entities or Golf to the extent related to their respective businesses have been waived;

           (7) COMPLIANCE AND PERFORMANCE. Each of Golf and the Sports Entities has performed or complied in all material respects with all material agreements, obligations and covenants required to be performed or complied with by it in connection with its assets and business and has not defaulted on any of its obligations thereunder;

           (8) INCREASE IN COMPENSATION, ETC. No increases in the rates of compensation of employees of any of the Sports Entities or Golf have been granted other than those which are consistent with past compensation practices, no new employee benefit plans or programs have been granted other than those which are consistent with past compensation practices, no new employee benefit plans or programs have been adopted or increases made in the benefits provided by existing employee benefit plans and no new employees have been hired by any of the Sports Entities or Golf at annual compensation levels in excess of $50,000;

           (9) NO CAPITAL CHANGES OR DIVIDENDS. Except as permitted hereunder, neither Golf nor any of the Sports Entities has made any distributions with respect to its shares or any changes in its capital or financial structure, including without limitation by: (a) declaring or paying any dividends, or making any other distributions of cash or property, to its shareholders, (b) redeeming or agreeing to redeem any of its shares; or (c) issuing or agreeing to issue any additional shares of capital stock of any class;

           (10) NO OTHER CORPORATE ACTION. No action by the shareholders or directors of Golf or any of the Sport Entities has been taken at any meeting or by written consent other than in the ordinary course of business or as may be required to authorize and/or consummate the transactions contemplated by or described in this Agreement; and

           (11) CERTAIN TRANSACTIONS. None of Golf or the Sports Entities has entered into any transaction or transactions with any affiliate or affiliates, or into any other transaction or transactions relating to its business or assets, except as is consistent with their prior practice as heretofore disclosed to Purchaser.

        (k) THE BUSINESS. Golf and the Sports Entities are engaged in the business of sourcing, assembling and distributing golf accessory products, including, without limitation, pull carts gloves, head covers, spikes, tees, umbrellas and other accessory items, and golf shoes and in certain other related business (collectively, the "Business"). Customers of the Business are located in the United States and U.S. Military Installations worldwide, Europe, the Middle East and North Africa, and include sporting goods chains, mass merchandisers, pro shops and other golf product retailers.

        (l)  PRODUCT LIABILITY; WARRANTY LIABILITY.

           (1) NO CLAIMS, ETC. All claims, actions, suits, inquiries, proceedings or investigations by or before any court or governmental or other regulatory or administrative agency or commission pending or, to the knowledge of Sellers, threatened against or involving the Sports Entities or Golf relating to any product alleged to have been manufactured or sold by the Sports Entities or Golf and alleged to have been defective or improperly designed or manufactured are listed in
       Schedule 3.1(l) to the Seller Memorandum (all claims, actions, suits, inquiries, proceedings or investigations to such effect are hereinafter referred to as "Claims"). There are no existing Claims, except and to the extent identified in Schedule 3.1(1) to the Seller Memorandum which, if adversely decided, would reasonably be foreseen to have, either individually or in the aggregate, a material adverse effect upon the properties, assets, financial condition, results of operation or business prospects of the Sports Entities or Golf, singly or in the aggregate; and

           (2) RESERVES. There are no reserves for product warranty liabilities reflected on the Seller Annual Financial Statements or to the Seller Unaudited Financial Statements, and no such reserves are required by GAAP to be reflected on such financial statements.

        (m)  PLACES OF BUSINESS.

           (1) FACILITIES. The Sports Entities and Golf conduct their respective businesses at the facilities described in Schedule 3.1(m) to the Seller Memorandum (the "Places of Business") and none of the Sports Entities or Golf maintain any other office or other business facility;

           (2) LEASES. Schedule 3.1(m) to the Seller Memorandum describes each of the leases for the Places of Business that are currently in effect (the "Leases"). Each of such Leases is in full force and effect and each of the Sports Entities is in compliance in all material respects with all terms and conditions of all such Leases and has paid or provided for all amounts required to be paid or provided for by it under or pursuant to the terms of the Leases. There are no restrictions or limitations in any of said Leases which affect or impair, or which would reasonably be foreseen to affect or impair, the use of the premises covered thereby in the conduct and operation of their respective businesses, as heretofore conducted at such premises, on and after the Closing Date. The Leases prohibit the assignment thereof or the subletting of all or a portion of the premises covered thereby without the consent of the landlord, which under the terms of the Leases is not to be unreasonably withheld. Golf is not a party to any Lease;

           (3) CONDITION. To the knowledge of Sellers, all buildings, improvements and appurtenances on the Places of Business, including the roofs on the buildings, are in serviceable condition and not in need of any material repairs or replacement which are the obligation of any Sports Entity under the Leases; and

           (4) CONDEMNATION. There are no condemnation proceedings pending or to the knowledge of Sellers, threatened with respect to all or any portion of any of the Places of Business.

        (n) PERMITS, ETC. Each of Golf and the Sports Entities has all material business licenses, permits and authorizations required in connection with the ownership of its assets and the conduct of its business as heretofore conducted. None of such licenses, permits or authorizations has lapsed or been revoked or terminated, and the business of each of Golf and the Sports Entities have at all times been operated and conducted in accordance with and consistent with all material terms and conditions thereof.

        (o) ZONING LAWS, ETC. Except as described in Schedule 3.1(o) to the Seller Memorandum, none of Sellers, Golf or the Sports Entities is in possession of, and during the past five (5) years has not received, any notice of actual or possible violation of any zoning, land use, building code, fire code, noise emissions and other applicable laws, ordinances, regulations and codes, including with respect to all storage tanks, signs and parking areas on said premises, with respect to the Places of Business and the conduct of the business of the Sports Entities and/or Golf thereat, and none of Sellers, Golf or the Sports Entities has any knowledge of any such violations or reason to believe that the Places of Business are not, or may not be, in full compliance with all such laws, ordinances, regulations and codes.

        (p)  ENVIRONMENTAL.

           (1) HAZARDOUS SUBSTANCES. The Sellers have no actual knowledge that Golf or the Sports Entities, or any predecessor in interest, has at any time, used, stored, treated, generated, manufactured, transported, disposed of or deposited any petroleum or fractions thereof or any hazardous or toxic substances (collectively, "Hazardous Substances"), as defined in any federal, state or local law, regulation or ordinance concerned with environmental protection (collectively, "Environmental Laws"), on the Places of Business or on any other property owned or used by Golf or the Sports Entities other than in accordance in all material respects with Environmental Laws and permits obtained in accordance with Environmental Laws. There has been no material spill, discharge, leak, emission, escape, dumping or release (collectively, "Releases" and individually, "Release") by the Sports Entities or Golf (or to the best knowledge of Sellers and the Sports Entities, by any other person) of any Hazardous Substances on or at the Places of Business or during the conduct of the business of any of Golf or the Sports Entities in violation of any law or regulation which regulates such Release;

           (2) UNDERGROUND TANKS. Insofar as Sellers are aware, there are no underground storage tanks as defined in 42 U.S.C. 6991 located on the Places of Business;

           (3) COMPLIANCE. Insofar as Sellers are aware, each of Golf and the Sports Entities, in connection with the conduct of their respective business and the Places of Business, is in compliance in all material respects with all Environmental Laws, has obtained and is in compliance in all material respects with all permits required by Environmental Laws and has filed all reports and other documents required by Environmental Laws, and each of Golf's and Sports' operations are in compliance in all material respects with and meet all standards established for the discharge of pollutants under all Environmental Laws; and

           (4) MATERIAL VIOLATIONS, ETC. Except as described in Schedule 3.1(p) to the Seller Memorandum, none of Sellers, Golf or the Sports Entities has within the last three (3) years: (a) received any notice of violation or apparent violation of any Environmental Laws from any governmental agency and none of Sellers is aware of any circumstances which would reasonably be foreseen to give rise to any such violations or charges of violations relative to the operations of the business of either Golf or the Sports Entities and/or the Places of Business; (b) received notice of any threatened suit or intent to sue pursuant to any citizen suit provision of any Environmental Laws; (c) received any administrative order from any federal, state or local administrative agency concerned with environmental protection indicating or asserting, or any communication or informal contact from or with any such agency suggesting, indicating or asserting, that the Places of Business or the operations of the business of Golf and/or any Sports Entity might not be in compliance with all applicable requirements or that certain changes might be necessary in order to be, or continue to be, in compliance with such requirements; or (d) received notice from any government agency or any person of any potential liability under any Environmental Laws or any request for information regarding the Property as a disposal site.

        (q) OSHA. There are not now pending, and during the past five (5) years have not been, any Occupational Safety & Health Act ("OSHA") inspections, complaints and/or citations relative to the Places of Business or the operations of the business of Golf and/or any Sports Entity conducted thereat or therefrom. To the best knowledge of Sellers and the Sports Entities, no material modifications or changes in or to the Places of Business and/or any of the machinery and equipment used therein or in connection therewith, are necessary for the continued operation of the Places of Business in accordance with all presently applicable OSHA requirements.

        (r) TITLE TO ASSETS; NO LIENS. Except as set forth in the Schedule 3.1(r) to the Seller Memoran-dum, each of the Sports Entities and Golf has good and marketable title to, and is in possession of or has control over, all of the tangible assets that are owned by it and used in its business, free and clear of all liens and encumbrances other than the lien imposed as the security for the Bank Debt.

           Except as indicated in Schedule 3.1(r) to the Seller Memorandum:

               (1) None of the material assets of Golf or any Sports Entity is held under any lease or conditional sales contract; and

               (2) All of the tangible assets (other than the Inventory) of each of Golf and the Sports Entities, including the Purchased Assets, which are necessary for the continued conduct of the respective business of Golf and the Sports Entities as now being conducted are in good repair and operating condition and there are no defects or other conditions with respect to any such assets which would necessitate repairs (other than routine repairs), reconditioning or replacement thereof.

        (s) ACCOUNTS RECEIVABLE. All of the accounts receivable of each of the Sports Entities and Golf, other than inter-company indebtedness in the approximate amount of $3.5 Million (the "Inter-Company Indebtedness") arose out of BONA FIDE, arms-length transactions for the sale of goods or the performance of services and are at the balances shown on the respective accounting records of the Sports Entities and Golf, were and are legally collectible in the ordinary course of business of the Sports Entities and Golf in amounts equal to those at which such account receivables were or are reflected on the respective accounting records of the Sports Entities and Golf, net of provisions for bad debts reflected on such accounting records in accordance with past practice. Except as disclosed in Schedule 3.1(s) to the Seller Memorandum, there are no allowances with respect to any accounts receivable, for promotions, co-op advertising or returns or any other type of allowances. Upon the replacement by Purchaser of the Bank Debt as set forth in Subsection 7.1(b), each of Sports and Golf will have good and marketable title to all of its respective accounts receivable, free and clear of all liens and encumbrances.

        (t) INVENTORY. The inventory of each of Golf and the Sports Entities, including all raw materials, work-in-process and finished goods (the "Inventory"), reflected in the Seller Unaudited Financial Statements, and the Inventory acquired since the date thereof, net, in each case, of provisions for shrinkage and obsolescence, if any, reflected on the Seller Unaudited Financial Statements and the respective books and records of Golf and the Sports Entities. Such Inventory substantially consists of items of a quantity and quality which are usable and saleable in the ordinary course of the respective business of Golf and the Sports Entities consistent with past practices. None of the Inventory is consigned to any third party.

        (u) BANK ACCOUNTS, GUARANTEES AND POWERS. Schedule 3.1(u) to the Seller Memorandum sets forth: (a) a list of all accounts, borrowing resolutions and deposit boxes maintained by each of Golf and the Sports Entities at any bank or other financial institution and the names of the persons authorized to effect transactions in such accounts and pursuant to such resolutions and with access to such boxes; (b) all agreements or commitments of each of Golf and the Sports Entities guaranteeing the payment of money or the performance of other contracts by Golf or any Sports Entity, or by any third persons; and (c) the names of all persons, firms, associations, corporations or business organizations holding general or special powers of attorney from either Golf or any Sports Entity, together with a summary of the terms thereof.

        (v) AGREEMENTS AND COMMITMENTS. Schedule 3.1(v) to the Seller Memorandum contains a list of all of the material agreements or other commitments of Golf and the Sports Entities. Subject to any required consents, each of the Sports Entities and Golf have performed and is in compliance with all material terms and conditions of each of such agreements required to be performed by or complied with by it. There is no actual or to the best knowledge of Sellers, intended, proposed or threatened termination or cancellation of, or any material modification or change in, or any material breach of or noncompliance with, any of the terms of any of such agreements or commitments. The transactions contemplated by this Agreement, when consummated, will not violate or result in a default under the terms and conditions of any of such agreements or commitments or give rise to any right of termination on the part of any party thereto to terminate such agreement or commitment or to materially modify any of the terms and provisions thereof or require a waiver except as set forth in Schedule 3.1(h)(ii) of the Seller Memorandum, or the consent of any third party thereto.

        (w)  INTELLECTUAL PROPERTY.

           (1) TRADEMARKS, ETC. All trademarks (whether registered or unregistered), trademark applications, trade names, service marks, logos, copyrights and copyright applications, and all renewals or continuances thereof and all other intellectual property rights, owned and used by Golf and/or any Sports Entity, or owned by third parties and used by Golf and/or any Sports Entity pursuant to licensing or other arrangements in connection with their respective businesses (collectively the "Intellectual Property Rights") are listed or described in Schedule 3.1(w) to the Seller Memorandum. Schedule 3.1(w) to the Seller Memorandum indicates the Intellectual Property Rights which have been duly registered in, filed with or issued by the governmental agencies or offices indicated; and

           (2) NO CLAIMS, ETC. There is (a) to the best knowledge of Sellers and the Sports Entities, no person having or claiming to have a protected interest in any of the Intellectual Property Rights as used by Sellers, Golf or any of the Sports Entities (exclusive of rights to the marks "Apple" and "Golf"); (b) no proceeding in any court, administrative agency or other forum which has been instituted or to the best knowledge of Sellers, threatened, challenging in any way the exclusive right, title or interest of any Sports Entity or Golf in and to any of the Intellectual Property Rights or claiming that the use thereof by any Sports Entity or Golf constitutes unfair competition or an infringement or other unlawful act; or (c) to the best knowledge of Sellers and the Sports Entities, no adversely held right that infringes upon, or is itself infringed upon by, the exercise or use of any of the Intellectual Property Rights by any Sports Entity or Golf.

        (x) CUSTOMERS. Schedule 3.1(x) to the Seller Memorandum contains a true and correct list of the top 10 customers of each of the Sports Entities and Golf. To the extent indicated on the list, the Sports Entities or Golf have entered into a written agreement or work order with each of such customers. Each agreement with a customer, whether written or oral, is in full force and effect and is enforceable against that customer in accordance with its terms. Each of Golf and the Sports Entities has performed and is in compliance in all material respects with all terms and conditions required to be performed or complied with by it under all written and oral agreements with its customers. None of Sellers nor any Sports Entity has any knowledge of any actual, proposed or threatened termination or cancellation of, or any material modification or change in, any such agreement or in the business relationships of any of the Sports Entities or Golf with any customer, whether or not under written contract, that is or are material to the business of the Sports Entities or Golf, singly or in the aggregate.

        (y)  EMPLOYMENT PRACTICES.

           (1)  NO EMPLOYEES.  Golf has no employees.

           (2) NO UNION, ETC. None of the employees of any of the Sports Entities is covered by or subject to any collective bargaining agreement, union contract, labor agreement or conciliation agreement. There have been no attempts to organize any of the employees of the Sports Entities or any representation elections with respect to such employees within the five (5) year period preceding the date hereof, and during such period there have been no strikes, work stoppages, lock-outs, arbitrations, or other significant labor disputes or disagreements involving the employees of the Sports Entities;

           (3) EMPLOYMENT LAW VIOLATIONS. Except as described in Schedule 3.1(y) to the Seller Memorandum, there are not now pending or to the best knowledge of Sellers, threatened, any, and during the five (5) year period preceding the date hereof, there have been no, charges or complaints or grievances alleging any unfair labor practices or violations in connection with the employees of any Sports Entity or the operations of the business of the Sports Entities under federal, state, local or other civil rights laws, laws or regulations concerning discrimination in employment based upon race, sex, age, religion or national origin or any similar federal, state, or local labor and employment laws, ordinances, rules and regulations. The employment practices of each of the Sports Entities have been and are now in compliance in all material respects with all such laws, ordinances, rules and regulations;

           (4) NO EMPLOYMENT CONTRACTS, ETC. Except as set forth in Schedule 3.1(y), none of the employees of any Sports Entity is covered by a written employment or similar agreement specifying his compensation or other terms of employment or providing for any severance payments in the event of his termination of employment;

           (5) SICK PAY, ETC. Except as reflected in the Seller Annual Financial Statements and/or the Seller Unaudited Financial Statements, none of the Sports Entities has any accrued liability (or liability that is properly accruable under GAAP) for sick pay, vacation pay, severance pay or similar benefits relative to its respective employees; and

           (6)  NO INVESTIGATIONS OR SUSPENSION.  Except as set forth in
       Schedule 3.1(y) to the Seller Memorandum, to the best knowledge of Sellers, none of the employees of the Sports Entities is now, or during the past five (5) years has been, under or subject to any investigation, suspension, debarment or disqualification by any government agency which has, might or will adversely affect the Sports Entities.

        (z)  EMPLOYEE BENEFIT PLANS.

           (1) PLANS MAINTAINED BY THE SPORTS ENTITIES AND GOLF. Schedule 3.1(z) to the Seller Memorandum describes all employment, consulting, bonus, commission, incentive, compensation, pension, profit-sharing or other retirement, deferred compensation, employee stock purchase, termination or severance allowance, insurance (including, without limitation, life, disability, medical and hospitalization insurance) and other fringe or employee benefit agreements and plans that are provided, maintained, administered or contributed to for the benefit of the employees of the Sports Entities and Golf. Sellers have delivered or has caused to be delivered to Purchaser current, accurate and complete copies of all such plans (including all amendments to such plans);

           (2) PLAN. The Apple Dorson 401-K & Profit Sharing Plan (the "Plan") was duly adopted and is maintained by Sports for the benefit of its employees, is qualified in all respects under the Internal Revenue Code (the "Code") and all applicable government regulations and has at all times since adoption been operated in accordance with the provisions thereof. Sports has made all contributions to the Plan required to be made by it as of the Closing Date or has accrued the liability for all such contributions. All required reports and returns required to be filed with respect to the Plan have been duly filed; and

           (3) OTHER. With respect to each plan now maintained by any Sports Entity or Golf within the scope of subsection 3.1(z)(1) (including the plan which is the subject of the Subsection 3.1(z)(2), or any such plan previously maintained by any Sports Entity or Golf with respect to their respective employees to the extent applicable:

                (i) There are no actions, suits or claims (other than routine claims for benefits in the ordinary course) pending or threatened, and none of Sellers nor Sports have any knowledge of any facts which would give rise to any such actions, suits or claims;

                (ii) Neither Golf nor any of the Sports Entities have, with respect to any plan, engaged in any "prohibited transaction", as such term is defined in Section 4975 of the Code or ERISA Section 406, which would subject Golf or any Sports Entity (or Purchaser) to any taxes, penalties or other liabilities resulting from prohibited transactions under Section 4975 of the Code or under ERISA Sections 409 or 502(i);

               (iii) No event has occurred and no condition exists that would subject Golf or any Sports Entity (or Purchaser) to any tax under Sections 4971, 4972, 4977 or 4979 of the Code or to a fine under ERISA Section 502(c);

                (iv) All premiums due relative to all insurance plans and programs maintained for the benefit of the employees of the Sports Entities and Golf have been timely paid or, if not yet due, the liability for such premiums has been accrued;

                (v) There is no event or condition existing which is a "reportable event" within the meaning of ERISA Section 4043 with respect to which the 30-day notice requirement therein has not been waived; and

                (vi) With respect to each plan which is an "employee welfare benefit plan" (within the meaning of ERISA Section 3(1)):

                   (A) each such plan which is intended to meet the requirements for tax-favored treatment under Subchapter B of Chapter 1 of the Code meets such requirements;

                   (B) there is no "disqualified benefit" (as such term is
               defined in Section 4976(b) of the Code) which would subject Golf or any Sports Entity (or Purchaser) to a tax under Code Section 4976(a);

                   (C) each such plan which is a group health plan complies, and in each and every case has complied, with the applicable requirements of Section 4980B of the Code and the applicable provisions of the Social Security Act; and

                   (D) each such plan (including any such plan covering former employees of any Sports Entity or Golf, may be amended or freely terminated by such Sports Entity or Golf on or at any time after the Closing Date;

               (vii) None of the Sports Entities nor Golf has incurred liability to the Pension Benefit Guarantee Corporation ("PBGC") as a result of the voluntary or involuntary termination of any retirement plan subject to Title I of ERISA; there is currently no active filing by any Sports Entity or Golf with PBGC (and no proceeding has been commenced by PBGC) to terminate any retirement plan subject to Title IV or ERISA, funded in whole or in part by any Sports Entity or Golf; None of the Sports Entities nor Golf has made any complete or partial withdrawal from a multi-employer plan, as that term is defined in
           Section 3(27) of ERISA, resulting in "withdrawal liability" as such term is defined in Section 4201 of ERISA; and

              (viii) Each of the Sports Entities and Golf has complied in all respects, and is now in compliance, with all applicable requirements with respect to the availability of health care continuation coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985.

        (aa) LITIGATION. Except as disclosed in Schedule 3.1(aa) to the Seller Memorandum, there are not now pending, and during the preceding three (3) years have not been, any suits, actions, arbitrations or other legal, administrative or other proceedings which are now pending or, to Sellers' knowledge, now threatened against or affecting the respective business or operations of Golf or the Sports Entities, under which an adverse determination, either individually or collectively, would materially and adversely affect the business or operations of Golf or the Sports Entities, as the case may be, and none of Sellers nor the Sports Entities is in possession of any facts which would reasonably be foreseen to indicate any basis for any of the foregoing. Neither Golf nor any Sports Entity is in default with respect to any order, writ or injunction or decree of any federal, state, local or foreign court, agency or instrumentality relating to its respective assets, business or operations.

        (bb)  TAX MATTERS.

           (1) ALL RETURNS FILED. Except as disclosed in Schedule 3.1(bb) to the Seller Memorandum, all federal, state, local and foreign income, franchise, sales, use, excise, real and personal property, employment (including FICA and other payroll) and other tax returns, reports and declarations of every kind and nature (collectively, "Returns") required to be filed by or on behalf of Golf and the Sports Entities, on or before the date hereof have been filed and such Returns are complete and accurate and disclose all taxes (and other charges) required to be paid for the periods covered thereby. No extension of time in which to file any such Returns is currently in effect, and there are no outstanding agreements or waivers extending the statutory period of limitation applicable to such Returns;

           (2) ALL TAXES PAID. Except as disclosed in Schedule 3.1(bb) to the Seller Memorandum, all taxes (and other charges) shown on such Returns or otherwise required to be paid, and any deficiency assessments, penalties and interest have been paid, and there is no current liability for any taxes (or other charges) due in connection with such Returns or otherwise. There are no tax liens on any of the assets of Golf or any Sports Entity and to the best knowledge of Sellers, no basis exists for the imposition of any such liens;

           (3) TAX AUDITS, ETC. Except as set forth in Schedule 3.1(bb) to the Seller Memorandum, none of the Returns have been audited by the Internal Revenue Service ("IRS") or other pertinent tax authorities. No issues have been raised (or are currently pending) by the IRS or any other taxing authority in connection with any of the Returns which, if decided adversely, could reasonably be expected to have a material adverse effect on Golf or any Sports Entity, nor are there any such issues which have not been so raised but if so raised by the IRS or any other taxing authority in connection with any of the Returns, could reasonably be expected to have such a material adverse effect on Golf or any Sports Entity;

           (4) FOREIGN PERSON, ETC. None of Sellers are a "foreign person" as defined in Section 1445(f)(3) of the Code. None of Sellers have a permanent establishment in any foreign country, as defined in the applicable tax treaty, if any, between the United States and such foreign country. Purchaser is not required to withhold tax on the purchase of the Purchased Assets and/or the Shares by reason of Section 1445 of the Code. None of Sellers have nor any of the Sports Entities has participated in any international boycott within the meaning of Section 999 of the Code;

           (5) PARACHUTE PAYMENTS. None of the Sports Entities nor Golf has made, is obligated to make, or will, as a result of any event connected with the purchase of the Purchased Assets, the Shares or any other transaction contemplated herein, make or become obligated to make any "excess parachute payment" as defined in Section 280G of the Code; and

           (6) WITHHOLDING. Each of the Sports Entities has withheld from its respective employees and others (and timely remitted to the appropriate taxing authorities) proper and accurate amounts for all periods in compliance with all tax withholding provisions of applicable federal, state, foreign, local and other laws (including, without limitation, income, withholding, social security, employment and other payroll taxes); and

           (7) ASSET ATTRIBUTES. None of the assets of any of the Sports Entities or Golf (a) is tax-exempt property within the meaning of Section 168(h) of the Code, (b) directly or indirectly secures any debt, the interest on which is tax exempt under Section 103(a) of the Code, or (c) is required to be treated as property owned by another under Section 168(f) of the Code. None of the Sports Entities nor Golf has agreed to make, or is required to make any adjustment asserted by the IRS under
       Section 481(a) of the Code. None of the Sports Entities nor Golf is a party to or bound by any tax indemnity, tax sharing or tax allocation agreement.

        (cc) INSURANCE. Schedule 3.1(cc) to the Seller Memorandum contains a true and correct list of all policies of insurance issued to and now maintained by Golf and/or the Sports Entities, setting forth the types and amounts of coverage (including the relevant policy periods, premiums, deductible or retention provisions and limitations thereon) for each such policy. Each such policy of insurance is in full force and effect, and all premiums due prior to the date hereof with respect to such policies have been paid. All such insurance is in amounts and against such risks as are usual and customary and adequate to protect the respective business and assets of Golf and the Sports Entities, as the case may be. Copies of all such insurance policies described in Schedule 3.1(cc) to the Seller Memorandum have been provided to Purchaser. No claims have been made under policies of insurance carried by Golf or the Sports Entities relative to errors and omissions, products liability, property, casualty, fire or theft within the past 3 years.

        (dd) BROKERS. No broker or finder is involved in this transaction for or on behalf of Sellers.

        (ee) CORPORATE ACTION AND RECORDS. Sellers have heretofore delivered to Purchaser true and complete copies of the articles of incorporation and bylaws of Golf and the Sports Entities and of the minute books and stock records of Golf and the Sports Entities. Such minute books and stock records correctly reflect all material corporate actions taken at all meetings of, or by written consents of, directors of the Sports Entities (including committees thereof) and shareholders.

        (ff) DISCLOSURES. Neither this Agreement, including the Exhibits, the Schedules and the Supplemental Schedules hereto, nor any written agreements, statements, financial statements, documents, certificates or other documents delivered by Sellers hereunder, when taken together in their entirety, contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary to make the statements contained herein or therein (as the case may be), in light of the circumstances under which made, not misleading.

        (gg) KNOWLEDGE. For purposes of this Article 3, "knowledge", "awareness", "best knowledge" and words or phrases of similar import shall mean the knowledge of Sellers and the knowledge of Mr. Tom Wenzler after due inquiry; provided, however, that in the case of Mr. Wenzler, such knowledge shall be limited to that set forth in a certificate with respect thereto to be delivered to Sellers and Purchaser on or prior to the Closing Date.

                                      IV.
                  REPRESENTATIONS AND WARRANTIES OF PURCHASER

    4.1 PURCHASER'S REPRESENTATIONS. Purchaser makes the following representations and warranties to Sellers, each and all of which are true and correct as of the date hereof, except as set forth in the Schedules to the Memorandum to Sellers (the "Purchaser Memorandum") regarding specific representations and warranties delivered concurrently herewith, and acknowledges that Sellers are relying on such representations and warranties in connection with the transactions contemplated by this Agreement:

        (a) ORGANIZATION, STANDING AND QUALIFICATION. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is duly qualified to do business in all other states or jurisdictions where failure so to qualify would materially and adversely affect its assets, properties or business.

        (b) CORPORATE AUTHORITY. All corporate actions by Purchaser required to authorize and approve the entering into and the execution, delivery and performance of this Agreement, and the purchase of the Shares and other transactions contemplated herein, have been, or will, at the time of Closing have been, duly taken. Purchaser has (or, with respect to stockholder approval, at Closing, will have) full power, authority, and legal right to enter into this Agreement and any other agreements required to be entered into by it under the terms hereof and to consummate the transactions and perform its obligations contemplated hereby and thereby. Upon execution and delivery of this Agreement, and of any other agreements required of Purchaser (or, with respect to approval by the stockholders of Purchaser, at the time of Closing), each will constitute the legal, valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with their respective terms except as Purchaser's obligations hereunder and thereunder may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights, and judicial discretion with respect to equitable principles and remedies in general.

        (c) VALIDITY OF EMPIRE COMMON STOCK. The authorized capital stock of Purchaser consists of 60,000,000 shares of common stock, par value $.10 per share (the "Empire Common Stock"), and 5,000,000 shares of Preferred Stock $.10 par value per share ("Empire Preferred Stock"). Approximately 7,650,000 shares of the Empire Common Stock are outstanding. Each of the outstanding shares of Empire Common Stock is duly authorized, validly issued, fully paid and non-assessable. Each of the shares of Empire Common Stock delivered to Sellers as the Initial Payment Shares and, if required pursuant to the provisions of Section 2.1 hereof, each of the Additional Payment Shares, when issued pursuant to the terms of this Agreement, will be legally authorized, validly issued, fully paid and non-assessable.

        (d) VIOLATIONS; CONSENT. Neither the execution and delivery of this Agreement or of any other agreements or instruments required of Purchaser by the terms hereof, nor the performance of or compliance by Purchaser with any of the respective terms and provisions of this Agreement or of such other agreements or instruments:

           (1) NO CONFLICTS OR VIOLATIONS. (a) Violates any statute, regulation, rule, judgment, order, decree, stipulation, injunction, charge, or other restriction of any government, governmental agency or court to which Purchaser is subject, or any provision of the Certificate of Incorporation, By-Laws, and/or any other organizational documents or governing instruments of Purchaser, or (b) conflicts with or will conflict with or will result in the breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel, or require any notice under the terms, conditions or provisions of any permit, license, accreditation, approval or authorization held by Purchaser or any mortgage, bond, debenture, note, indenture, loan or credit agreement, security agreement, contract, lease, sublease, instrument or any other agreement or restriction to which Purchaser is a party or by which it is obligated or bound; or

           (2) CONSENTS AND APPROVALS. Except as set forth in Schedule 4.1(d)(2) to the Purchase Memorandum, requires the consent or approval of, any notice to, any filings by Purchaser, or any authorization for Purchaser from any person, government, governmental agency, bureau, commission or board.

           (3) INVESTMENT INTENT. Purchaser is an "Accredited Investor" within the meaning of Regulation (D) (17 C.F.R. Section230.501) of the rules and regulations under the Securities Act of 1933 as amended (the "Act"). Purchaser further understands that the Shares have not been, and are not proposed to be registered under the Act or any state securities laws, and are being offered and sold in reliance upon federal and state exceptions for transactions not involving a public offering. Purchaser represents that it has been afforded an opportunity to and has asked questions, received answers to its satisfaction and otherwise conducted its due diligence review relative to this transaction; provided, Sellers expressly acknowledge that such due diligence review in no way affects Sellers' representations and warranties except as expressly set forth in
       Article XI hereof. Purchaser represents that it is acquiring the Shares for investment purposes and not with a view to the distribution thereof in contravention of applicable law and/or government regulation.

           (4) BROKER. Purchaser has not dealt with any broker or finder in connection with the transactions contemplated by this Agreement.

        (e)  FINANCIAL STATEMENTS.

           (1) FINANCIAL STATEMENTS FOR PERIOD ENDED DECEMBER 31, 1996. The audited financial statements of the Purchaser and its subsidiaries (on a consolidated basis) consisting of balance sheets as of December 31, 1996 and income statements for the twelve (12) month period then ending and the notes thereto (the "Purchaser Annual Financial Statements"), copies of which have heretofore been delivered to Sellers, have been prepared in accordance with GAAP applied on a basis consistent with past practices, are true and correct and present fairly the financial position of Purchaser and its consolidated subsidiaries, as of the relevant date or dates and the results of their respective operations for the period or periods then ended; and

           (2) INTERIM FINANCIAL STATEMENTS. The interim financial statements of the Purchaser and its consolidated subsidiaries for the nine-month period ended September 30, 1997, consisting of balance sheets as of the relevant date and income statements for the period then ended and the relevant notes thereto ("Purchaser Interim Financial Statements"), copies of which have heretofore been delivered to Sellers, have been prepared in accordance with GAAP applied on a basis consistent with past practices, are true and correct and, subject to audit and year end adjustments, will present fairly the respective financial positions of Purchaser an its consolidated subsidiaries, as of the date thereof and the results of their respective operations for the interim period then ended.

           (3)  ABSENCE OF UNDISCLOSED LIABILITIES.  Except as disclosed in
       Schedule 4.1(e) to the Purchaser Memorandum, or noted, reflected or reserved against in the Purchaser Annual Financial Statements or in the Purchaser Interim Financial Statements (including the notes thereto):

               (A) NO LIABILITIES. Purchaser has no obligations or liabilities which are material, either singly or in the aggregate, whether secured or unsecured, accrued, absolute, contingent or otherwise, and whether due, about to become due or due at some future date, relating to the assets and/or business of Purchaser; and

               (B) NO KNOWLEDGE. Purchaser knows of no basis for the assertion against Purchaser of any claim or liability relating to its assets and/or business, and is not aware of any occurrence of fact that has or might be reasonably expected to materially and adversely affect the business or operations of Purchaser.

                                       V.
                            COVENANTS OF THE PARTIES

    In addition to their other covenants and agreements herein, Purchaser and Sellers hereby covenant and agree with each other as follows:

    5.1 PRE-CLOSING COVENANTS OF SELLERS. Except as otherwise expressly provided for in this Agreement, between the date hereof and the Closing Date (or until such other date as may be expressly stated in a particular covenant), Sellers shall:

        (a) CONDUCT OF BUSINESS PRIOR TO CLOSING. Sellers shall cause Golf and the Sports Entities to:

           (1) BUSINESS ONLY IN ORDINARY COURSE. Conduct and carry on their respective businesses only in the ordinary course, without any material changes and in the same general manner as heretofore conducted;

           (2) MAINTAIN ASSETS. Maintain and keep their respective assets in good repair, working order and condition as at present, normal wear and tear excepted, and maintain insurance coverage on such assets in at least such amounts and of such types as are being maintained on the date hereof;

           (3) NO SALE, ETC. Not sell or otherwise transfer or dispose of any or all of their assets, interests and/or business to any third-party except for sales of Inventory in the ordinary course of business and transfer of the automobiles described in Section 1.3, and not grant any new mortgage, pledge or security interests in, or subject to any new security interests, lien or other encumbrance, any of their respective assets or acquire any other person or all or substantially all of the assets thereof, or enter into any agreement to do so;

           (4) PRESERVE BUSINESS. Use reasonable efforts to preserve intact the assets and business of Golf and Sports, including by timely assembling and shipping products ordered by customers;

           (5) PERFORM UNDER ALL AGREEMENTS, ETC. Timely perform and comply in all material respects with all, and not default on any, of their respective obligations and covenants under all material agreements and commitments, subject to any and all defenses and other rights of Golf and the Sports Entities under such agreements and commitments;

           (6)  CAPITAL STRUCTURE AND DIVIDENDS.

               (A) Not make any changes in the capital or financial structure of Golf or any Sports Entity, including, without limitation, issuing or agreeing to issue any additional shares of capital stock of any class, redeeming or agreeing to redeem any shares of capital stock, granting an option to purchase, or agreeing to sell, any presently issued and outstanding shares (or any new shares or issued shares which have been repurchased or redeemed but not yet cancelled); or

               (B) Declare or pay any dividends on or in respect of the Shares.

           (7) TRANSFER OF THE SHARES. Not make or enter into any agreement to make, either for or without consideration, any sale or other transfer of any of the Shares and further agree not to grant any options or other rights with respect to the Shares to any third-party, other than transfers of Shares between Sellers or to the spouse or any ancestor or descendent of any of Sellers or of his/her spouse, or any trust or custodianship created for the benefit of such spouse, ancestor or descendent of any of Sellers or of his/her spouse, ancestor or descendent; provided, however, that the party transferring his, hers or its Shares pursuant to this Subsection shall cause the ultimate transferee to execute this Agreement and to sell his, her or its Shares to Purchaser in accordance with the terms of this Agreement;

           (8) INFORMATION AND ACCESS. Upon reasonable notice by Purchaser and at reasonable times, cause Golf and the Sports Entities to afford Purchaser and its employees, accountants, legal counsel and other representatives or agents, full access to all of the books, records and files relating to the business, assets, tax and financial affairs of Golf and the Sports Entities for purposes of enabling Purchaser and its authorized representatives to conduct or to complete such a review thereof as Purchaser shall deem necessary or desirable;

           (9) NOTIFY PURCHASER OF MATERIAL CHANGES. Give prompt written notice to Purchaser of any event, condition or fact of which they became aware which: (a) could reasonably be foreseen to, or does materially affect the business or assets of Golf and/or the Sports Entities, or (b) impairs or could reasonably be foreseen to impair Sellers' ability to perform this Agreement, or (c) is required to make the Schedules hereto complete and accurate (any such notification under this Section 5.1(a)(9) being referred to as a "Supplemental Schedule"). The Schedules shall be deemed to be modified and supplemented by and to include all matters disclosed in any Supplemental Schedule to the extent of such disclosure; provided, however, that if any matter disclosed in any Supplemental Schedule constitutes a material change from the representations and warranties of Sellers set forth in Article III hereof (as modified by the Schedules thereto and in accordance with the first paragraph of Article III hereof), Purchaser may, as its sole remedy (to the extent of such disclosure) elect not to proceed with the Closing;

           (10) (a) ANNOUNCEMENTS. Except with the prior written consent of Purchaser, not make, and shall cause Golf and the Sports Entities not to make, any public announcement or disclosure of the execution of this Agreement or relative to the transactions contemplated hereby unless required by applicable law;

           (b) TAX MATTERS. Sellers shall cause the Sports Entities to prepare and file any and all Returns due between January 1, 1998 and the Closing Date by the applicable due dates thereof (including any extensions of such dates; provided, however, that Sellers shall inform the Purchaser in writing if any Return will not be filed by the applicable due date but is proposed to be filed during the period of extension of such due date) in a manner consistent with prior years, including (a) utilization of all available net operating loss carryforwards, tax credits and tax credit carryforwards, and (b) the reporting of all items of income and deduction (including amortization and depreciation) in a manner consistent with prior practice, and to pay or accrue for the payment of all taxes due and payable pursuant to such Returns provided, however, that Seller shall not be responsible for the payment of, and shall not be liable for any taxes, interest and/or penalties due (or claimed to be due) which arise out of any tax audit disclosed on Schedule 3.1(bb) to Seller Memorandum (a "Disclosed Audit"); and

           (c) COMPLIANCE WITH CONDITIONS. Undertake in good faith to perform all other obligations and conditions required to be performed by Sellers under this Agreement prior to the Closing Date.

    5.2 PRE-CLOSING COVENANTS OF PURCHASER. Between the date hereof and the Closing Date, Purchaser shall:

        (a) NO PUBLIC ANNOUNCEMENT. Not make any public announcement of the transactions contemplated by this Agreement except with the Sellers' prior consent unless required by applicable law;

        (b) WILSON LICENSE. Purchaser shall cooperate in connection with the negotiation and execution of the new Wilson Sporting Goods ("Wilson") licenses described in Section 7.2(c) and shall execute and deliver all documents reasonably required by Wilson in connection therewith; and

        (c) OTHER. Undertake in good faith to satisfy its obligations to Sellers under this Agreement, including the performance of all other obligations and conditions required to be performed by Purchaser under this Agreement, prior to the Closing Date.

    5.3 POST-CLOSING COVENANTS OF SELLERS. Sellers covenant and agree with Purchaser to:

        (a) RESTRICTIVE AGREEMENT. At the Closing, each of Sellers (except TM) shall execute and deliver to Purchaser the Restrictive Agreement in the form attached hereto as Exhibit A (the "Restrictive Agreement"). The Restrictive Agreement, and all of the terms and provisions thereof, are incorporated herein by reference and made a part of this Agreement;

        (b) PERMITS, LICENSES. Assist Purchaser, at Purchaser's expense, in transferring and/or obtaining such permits, licenses, approvals and authorizations as are necessary to conduct the business of Golf and the Sports Entities; and

        (c) COOPERATION. Cooperate with Purchaser at Purchaser's expense (except as and to the extent such cooperation is required with respect to matters which were the express obligations of Sellers under this Agreement) after the Closing as reasonably necessary to give effect to the provisions of this Agreement.

    5.4 POST-CLOSING COVENANTS OF PURCHASER. Purchaser covenants and agrees with Sellers to:

        (a) CONTINUATION OF EMPLOYMENT. Purchaser shall continue employment immediately after the Closing of the employees of Golf and Sport. Nothing contained herein shall alter the "at will" relationship between the employees of Sports and Sports or prevent Sports and/or Purchaser from terminating such employees after the Closing for any reason;

        (b) TRANSFER TAXES. Timely pay or otherwise discharge all sales and/or transfer taxes arising at or in connection with the sale of the Purchased Assets hereunder; and

        (c) COOPERATION. Cooperate with Sellers after the Closing as reasonably necessary to give effect to the provisions of this Agreement.

    5.5 JOINT CONVENANTS OF THE PARTIES. The parties covenant and agree with each other as follows:

        (a) ANNOUNCEMENTS. At the request of the other party, each of the parties agrees to join with the other in one or more public announcements and/or notices to customers or other third parties concerning the transactions covered by this Agreement. Each of the parties agrees that it will not make any public or other announcement concerning the transactions contemplated by this Agreement without the prior consent (which consent shall not be unreasonably withheld) of an authorized representative of the other party unless such announcement is required under applicable law;

        (b) TAX ASSISTANCE. Each of the parties shall provide to the other, after the Closing, such assistance as it may reasonably request in connection with the preparation of any return, any audit or other examination by any taxing authority, including any Disclosed Audit, or any judicial or administrative proceedings relating to the liability of either Golf or any Sports Entity. Such assistance shall include making itself available on a mutually convenient basis to provide additional information or explanation of material provided hereunder and shall include providing copies of any relevant returns and supporting work papers and schedules. Each of the parties shall retain for the full period of any applicable statute of limitations, and provide the other party with copies of, any records or information in its possession which may be relevant to such preparation, audit, examination, proceedings or determination relative to each of Golf and the Sports Entities; and

        (c) ACCESS TO RECORDS. Each of the parties agrees to give reasonable access to the books and records relating to the business and the assets of Golf or the Sports Entities for periods prior to the Closing Date during normal business hours, to the other party, its auditors and its agents for the purposes of (i) the preparation of its financial statements, (ii) any governmental agency review, (iii) monitoring the collection of accounts receivable of Golf or the Sports Entities existing as of the Closing, and
    (iv) any other legitimate business purpose. Prior to destroying any of said books and records, a party shall give notice thereof to the other party and allow the other party to take copies of the same.

                                      VI.
                         CLOSING: CLOSING REQUIREMENTS

    6.1 CLOSING. The Closing (the "Closing") shall take place on or prior to April 30, 1998 or such later date that is mutually agreeable to the parties as of when all of the conditions precedent set forth in Article VII shall have been satisfied or waived (the Closing Date"), provided that time is of the essence that the Closing occur on or prior to May 28, 1998. Unless otherwise agreed to by the Sellers and Purchasers, the Closing shall be conducted at the law offices of Messrs. Lane & Mittendorf LLP ("Sellers' Counsel"), 320 Park Avenue, New York, New York, at a time to be agreed.

    6.2 CLOSING OBLIGATIONS OF SELLERS. At the Closing, Sellers shall execute and deliver, or cause to be executed and delivered, to Purchaser, the following documents and instruments, in form and substance reasonably satisfactory to Purchaser and legal counsel to Purchaser, against delivery by Purchaser of the items specified in Section 6.3:

        (a) SHARE CERTIFICATES. Certificates evidencing the Shares, registered in the name of Sellers, in form ready for transfer and duly endorsed by each of Sellers in blank for transfer or accompanied by a stock power or powers duly executed by each of Sellers together with such other documents and instruments as may be reasonably required in order to fully vest in and secure to Purchaser all right, title and interest in and to the Shares, free and clear of all liens and encumbrances;

        (b) CERTIFICATE. A Certificate of Sellers certifying that the representations and warranties given by Sellers pursuant to this Agreement are true and correct as of the Closing Date except as set forth in the Schedules to this Agreement or Supplemental Schedules delivered at Closing, and that Sellers are not in default of their obligations under this Agreement;

        (c) RESTRICTIVE AGREEMENTS OF SELLERS. The Restrictive Agreements with Sellers (other than TM) in the form attached as Exhibit A pursuant to which Sellers (other than TM) agree not to compete with the Business for the periods set forth therein;

        (d) LEGAL OPINION. The opinion of legal counsel to Sellers substantially in the form attached as Exhibit B;

        (e) GOOD STANDING CERTIFICATE. Certificates of governmental authorities confirming the good standing of each of Golf and each Sports Entity in its state of incorporation;

        (f) CONSENTS. Assuming the satisfaction of the condition set forth in Subsection 7.2(h), the written consent(s) of any third party or of any bureau, commission, board or regulatory agency required by the terms of this Agreement;

        (g) SUPPLEMENTAL SCHEDULES. Any Supplemental Schedules disclosing changes from the Schedules;

        (h) WILSON LICENSE. Assuming the satisfaction by Purchaser of its obligations pursuant to Subsection 5.2(b), evidence that the existing licenses from Wilson to Golf and Sports have been extended and that the Wilson licenses will not be terminated as a result of the sale of the Shares as herein contemplated;

        (i) LEASES. The lease is dated April 10, 1998 for the facilities located at #1 Roebling Court, Ronkonkoma, NY between Apple Sports and Vets Park Associates;

        (j) RESIGNATIONS. To the extent requested by Purchaser, and subject to the provisions of Section 5.4(a) hereof, the resignations of the directors and officers of each of Golf and the Sports Entities;

        (k) TERMINATION OF STOCKHOLDERS AGREEMENTS, OPTIONS, ETC. Copies of executed written documents or instruments relative to (a) termination of the Stock Purchase Agreement dated October 11, 1997 between Mark Rose and Robert Wertley, and (b) exercise or termination of all outstanding options under Tim Moran's Employment Agreement dated July 1, 1992;

        (l) CERTIFICATE OF INCORPORATION AND BY-LAWS. The certificate of incorporation of each of Golf and the Sports Entities certified as of a date within sixty (60) days prior to the Closing Date by the Secretary of State of New York, and by-laws of each of Golf and the Sports Entities certified by the respective secretary of each of Golf and Sports Entity;

        (m) PAY-OFF LETTER. If requested by Purchaser, pay-off letter with respect to all indebtedness for borrowed money owed by Sports, Golf and Dorson to Citibank NA; and

        (n) INDEMNITY BOND. Assuming satisfaction of the condition set forth in Subsection 7.1(b), a noncancellable bond indemnifying Purchaser for the full amount of damages claimed under that certain litigation known as CIGNA PROPERTY AND CASUALTY INSURANCE V. DORSON SPORTS, INC., et al., as more fully described on Schedule 3.29 the Seller Memorandum (the "Cigna Litigation"), and related expenses (including attorneys' fees) in form and substance reasonably satisfactory to Purchaser.

    6.3 CLOSING OBLIGATIONS OF PURCHASER. At the Closing, Purchaser shall execute and deliver to Sellers, or cause to be executed and delivered, the following payments, documents and instruments, in form and substance reasonably satisfactory to legal counsel for Seller, against delivery by Sellers of the items specified in Section 6.2;

        (a) CERTIFICATE. A certificate of Purchaser certifying that the representations and warranties given by Purchaser pursuant to this Agreement are true and correct as of the Closing Date, that all conditions contemplated hereby have been fulfilled (other than conditions which are not otherwise obligations of Purchaser under this Agreement) and that all covenants to be performed on or before the Closing Date by Purchaser have been so performed;

        (b) PAYMENT OF THE PURCHASE PRICE. Delivery of the Initial Payment Shares as set forth in Section 2.1 hereof;

        (c) SPECIAL REIMBURSEMENT. In addition to and not in limitation of its obligations under Section 13.3 hereof, Purchaser shall deliver to Sellers at the Closing, a bank check in the amount of up to $250,000 (the "Wilson Fee") drawn to the order of Sellers in reimbursement of the fee, if any, paid by Sellers in connection with the transfer and extension of the licenses from Wilson; provided however, that the Wilson Fee shall be paid by Purchaser only to the extent that an analogous payment was made to Wilson by Sellers;

        (d) NEW CREDIT FACILITY. Evidence of Purchaser's compliance with the provisions of Section 7.1(b) hereof;

        (e) LEGAL OPINION. Sellers shall have received the legal opinion of counsel to Purchaser substantially in the form of Exhibit C;

        (f) RESOLUTIONS. Resolutions of Purchaser's Board of Directors, certified by the Secretary or an Assistant Secretary thereof, authorizing Purchaser to enter into this Agreement and to consummate the transactions contemplated hereby; and

        (g) GOOD STANDING CERTIFICATE. The certificate of incorporation of the Purchaser certified as of a date within sixty (60) days prior to the Closing Date by the Secretary of State of Delaware and the by-laws of Purchaser certified by its corporate secretary; and a certificate of the Secretary of State of the State of Delaware confirming the good standing of Purchaser in the State of Delaware.

                                      VII.
                             CONDITIONS FOR CLOSING

    7.1 CONDITIONS PRECEDENT TO OBLIGATIONS OF SELLERS. The obligations of Sellers to close are subject to the satisfaction, at or prior to Closing, of the following conditions:

        (a) REPRESENTATIONS AND WARRANTIES TRUE AT CLOSING DATE. Purchaser's representations and warranties made in this Agreement shall be true and correct in all material respects as of the Closing Date;

        (b) REPLACEMENT OF LONG-TERM DEBT. Purchaser shall have in place, at its cost and expense, a new credit facility replacing the existing obligations of Golf and Sports for borrowed money in the approximate amount of $4,300,000 ("Bank Debt") so that LTD., Golf and all individual guarantors of such Bank Debt shall be fully released from liability and any and all liens created to secure such Bank Debt that affects Sellers or any shareholders of Sellers or their respective assets shall be fully released, including without limitation, the return of any collateral therefor to the owners thereof; and

        (c) CLOSING REQUIREMENTS. Purchaser shall have delivered or caused to be delivered, at the Closing, those items required of it pursuant to Section
    6.3 and satisfied the other obligations required of it hereunder.

    7.2 CONDITIONS PRECEDENT TO OBLIGATIONS OF PURCHASER. Purchaser's obligation to close is subject to the satisfaction, at or prior to the Closing, of the following conditions:

        (a) REPRESENTATIONS AND WARRANTIES TRUE AT CLOSING DATE. The representations and warranties of Sellers made in this Agreement shall be true and correct in all material respects as of the Closing Date except as set forth in the Schedules to this Agreement or the Supplemental Schedules delivered at or prior to the Closing;

        (b) NO MATERIAL ADVERSE CHANGE. There shall not have been any material adverse change in the condition of the assets and/or business of Golf or the Sports Entities from the date of the execution hereof;

        (c)  WILSON LICENSE.

           (1) The currently existing licenses from Wilson to Golf and Sports shall each have been amended to reflect the terms set forth on Schedule 7.2(c) to the Seller Memorandum; and

           (2) Wilson shall have agreed not to terminate the licenses with Golf and Sports as a result of the change of control of Golf and Sports as a result of the transactions contemplated hereunder;

        (d)  LEASES.  The Facility Lease shall be in full force and effect;

        (e) INDEMNITY BOND. Sellers shall have obtained a noncancellable bond indemnifying Purchaser for the full amount of damages claimed under the Cigna Litigation and related expenses (including attorneys' fees) in form and substance reasonably satisfactory to Purchaser;

        (f) NO LITIGATION, ETC. No litigation, proceeding, investigation or inquiry shall be pending, or to the best of Sellers' knowledge, threatened, nor shall Purchaser or Sellers be in receipt of any notice or claim, to enjoin or prevent the consummation of the transactions contemplated by this Agreement;

        (g) APPROVALS. Any required approvals or consents of any third-party and/or any government bureau, commission, board or regulatory agency shall have been obtained;

        (h) COMPLIANCE WITH COVENANTS. Sellers shall have complied in all material respects with all of their preclosing covenants hereunder;

        (i) SUPPLEMENTAL SCHEDULES. The Supplemental Schedules to be delivered by Sellers at the Closing shall not disclose any additional material exceptions to the representations and warranties of Sellers herein which Purchaser deems unacceptable in its sole discretion;

        (j) CLOSING REQUIREMENTS. Sellers shall have executed and delivered, or cause to be delivered, at the Closing, those items required of them pursuant to Section 6.2 and satisfied all of their other Closing obligations hereunder;

        (k) To the extent required by their respective terms, all contracts and commitments set forth in Schedule 3.1(v) to the Seller Memorandum shall have been properly assigned and transferred to the Purchaser; and

        (l) Purchaser shall have obtained approval of its stockholders to consummate the transactions contemplated by this Agreement.

    7.3 CLOSING DEEMED WAIVER. Upon the Closing, each of Purchaser and Sellers shall be deemed to have waived any condition precedent to their respective obligations to close the transactions herein contemplated which has not then been satisfied.

                                     VIII.
                               FURTHER ASSURANCES

    8.1 FURTHER ASSURANCES. Each of the parties agrees to execute and deliver to the other, from time to time after the Closing, upon the request of the other party, all such further instruments of conveyance, sale, assignment or transfer, and such further assurances as may be reasonably necessary to consummate the transactions contemplated hereunder; provided that any out of-pocket cost of the providing party in connection with providing such further assurances shall be paid by the requesting party.

                                      IX.
                                  TERMINATION

    9.1 TERMINATION OF AGREEMENT. This Agreement and the transactions contemplated hereby may be terminated at any time prior to Closing, as follows:

        (a)  MUTUAL CONSENT.  By mutual consent of all of the parties hereto;

        (b) BREACH. By Purchaser or by Sellers by reason of the breach by the other in any material respect of any of its or their representations, warranties, covenants or agreements contained in this Agreement; and

        (c) FAILURE OF RESPECTIVE CONDITIONS. By Purchaser or by Sellers if the Closing shall not have been consummated as a result of the conditions precedent to their respective obligations contained in Sections 7.1 or 7.2 hereof not having been satisfied in all material respects through no fault of the terminating party on or prior to May 31, 1998.

    9.2 LIABILITY ON TERMINATION. If this Agreement is terminated pursuant to this Section IX and the transactions contemplated hereby are not consummated, this Agreement shall be void and of no further force and effect, except that in the event of a breach of this Agreement, each non-breaching party shall have all rights and remedies available at law or in equity against any of the parties in breach of this Agreement.

                                       X.
                          SURVIVAL OF REPRESENTATIONS
                                 AND WARRANTIES

    10.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties (as modified by the exceptions thereto set forth in each Schedule and Supplemental Schedule applicable to such representation and warranty and as further modified in accordance with the first paragraph of Article III hereof) given by Sellers and by Purchaser in this Agreement shall survive the Closing for a period of eighteen (18) months thereafter and no claims for indemnification may be asserted by Purchaser after the expiration of such eighteen month period, except:

        (a) NON-SURVIVAL OF CERTAIN MATTERS. All representations, warranties, covenants and agreements of Sellers relating to Accounts Receivable set forth in Section 3.1(s), and to Inventory set forth in Section 3.1(t), shall not survive the Closing;

        (b) CERTAIN OTHER MATTERS. All representations, warranties, covenants and agreements of Sellers relating to Sellers' authority, title to the Purchased Assets or the Shares, or for fraud shall survive the Closing indefinitely;

        (c) POST-CLOSING COVENANTS. The post-closing covenants of Sellers and Purchaser shall survive for the time period set forth therein, and if no time period is stated, shall survive the Closing indefinitely; and

        (d) TAX MATTERS. All representations, warranties, covenants and agreements of Sellers relating to tax matters for or relating to any full or partial taxable year of Golf or the Sports Entities shall survive until a date thirty (30) days after expiration of the applicable period of limitations (including any extensions) under any applicable statute or regulations for such full or partial year, or if any return of Golf or the Sports Entities for any such year is under examination as of that date and/or any deficiency in taxes (and/or any penalties or interest) has been assessed or proposed until a date thirty (30) days after a final determination (including all appeals) of the liability of Golf or the Sports Entities for any deficiency in taxes, interest and/or penalties.

                                      XI.
                                INDEMNIFICATION

    11.1 BASIS FOR INDEMNIFICATION BY SELLERS. Subject to the provisions of, and the limitations set forth in, this Article XI, Sellers jointly and severally agree to indemnify Purchaser against any damages, losses, liabilities, costs or expenses (including, without limitation, costs and expenses of litigation, experts fees, costs of compliance, fines or penalties, remediation and response costs, and reasonable attorneys' fees) incurred by Purchaser relative to any breach by Sellers of any of their representations, warranties, covenants and agreements contained in this Agreement, or in any other agreement or instrument executed and delivered by it pursuant to the terms hereof, or any misrepresentation in or omission from any other document or instrument given to Purchaser by Sellers pursuant to this Agreement.

    11.2  LIMITATIONS ON OBLIGATION TO INDEMNIFY.

        (a) SATISFACTION OF THIRD-PARTY CLAIM. No party hereto shall have any right of action against or claim to indemnification from any other party by reason of the incorrectness of any representations and warranties of, or the breach of any covenant or agreements by, such other party to the extent it involves a claim by a third party and the other party to this Agreement is obligated to and does in fact satisfy any resulting liability to the relevant third party;

        (b) 1997 SPORTS ENTITIES' INCOME TAX LIABILITIES. Notwithstanding any provision herein to the contrary, Purchaser shall not be entitled to indemnification hereunder for the payment of any additional income tax liabilities (including interest and penalties) which may hereafter be assessed or asserted against any of Golf or the Sports Entities for any period subsequent to December 31, 1997 or arising in connection with any Disclosed Audit. All income tax liabilities (including interest and penalties), of Golf or the Sports Entities for periods ending December 31, 1997 and earlier shall be the responsibility and obligation of Sellers, and Purchaser shall be entitled to indemnification therefor in accordance with the provisions of this Article XI; provided, however, that all income tax liabilities arising in connection with any Disclosed Audit shall be the responsibility of Purchaser and accordingly, Purchaser shall not be entitled to indemnification therefor;

        (c) MINIMUM CLAIM AMOUNT. Purchaser shall not be entitled to payment of indemnification hereunder until the amount actually payable with respect to asserted claims exceeds Fifty Thousand Dollars ($50,000) (the "Minimum Claim Amount"), and such indemnification shall be further subject to the limitations set forth in Subsections (d) and (e) of this Section 11.2. Once the Minimum Claim amount has been achieved, Purchaser shall be entitled to indemnification for all amounts actually payable with respect to asserted claims, and not just for amounts in excess of the Minimum Claim Amount;

        (d) MAXIMUM AMOUNT OF AGGREGATE LIABILITY. Purchaser shall not be entitled to indemnification hereunder in excess of Seven Hundred Fifty Thousand and 00/100 ($750,000.00) (the "Maximum Claim Amount"), which amount shall be the aggregate maximum amount that may be recoverable for successful indemnification claims by Purchaser against all of the Sellers; provided, that the limitation provided for in this Subsection 11.2(d) shall not apply to claims of Purchaser for: (i) indemnification from all of the entities constituting Seller for title to the Shares and Purchased Assets; (ii) income tax liabilities of Golf, or of the Sports Entities to which Purchaser is entitled to indemnity pursuant to Subsection 11.2(b); and (iii) any liability for fraud, in all of which cases, Purchaser shall be entitled to indemnification from all of the entities constituting Seller up to the Maximum Amount specified in Subsection 11.2(e)(5) in the aggregate for all such claims;

        (e)  OTHER LIMITATIONS.

           (1) Purchaser agrees to exercise all commercially reasonable efforts to mitigate its damages and the amount of resulting indemnification claims hereunder, including the submission of claims under insurance policies then in effect, where commercially reasonable, provided that (i) Sellers shall be liable for any deductibles or co-payments and (ii) such submission would not result in an increase in premiums for Purchaser's insurance;

           (2) Purchaser agrees that indemnification pursuant to this Article XI shall be Purchaser's sole and exclusive remedy for any claim by Purchaser against Sellers alleging any breach by Sellers of their obligations, representations, warranties and/or agreements set forth in, or contemplated by, this Agreement or any document or instrument delivered pursuant to this Agreement;

           (3) Purchaser agrees that Sellers' indemnification obligations pursuant to this Article XI shall be reduced to the extent Purchaser is entitled to and actually receives indemnity for any loss or damage suffered by it arising out of the breach or claim under the terms of any insurance policy then in force (provided, however, that nothing in this subsection is intended to reduce the Maximum Claim Amount or the Maximum Amount);

           (4) Each such claim for indemnification shall be a several claim against each person or entity constituting the Sellers in the amount of its respective Applicable Percentage of such claim; and

           (5) Anything to the contrary herein notwithstanding, for claims of the type specifically referred to in clauses (i) (ii) or (iii) of Section 11.2(c) hereof, the aggregate liability of Seller for indemnity obligations shall be limited to the aggregate amount of $10,000,000 (the "Maximum Amount"), of which each person or entity constituting a Seller shall have an individual limit in the amount of its Applicable Percentage of the Maximum Amount.

    11.3  CLAIMS PROCEDURE.

        (a) ASSERTION OF CLAIMS. In the event Purchaser believes it is entitled to indemnification from any Seller under this Agreement, Purchaser shall so notify Sellers in writing, as soon as reasonably practicable after securing actual knowledge of the facts on which the claim is based, setting forth the basis for the claim. Purchaser shall become entitled to indemnification with respect to its claim:

           (1) In the event there is mutual agreement between the parties concerning the claim in accordance with such agreement; and

           (2) In all other cases, based on a final, nonappealable judgment of a court of competent jurisdiction or a ffinal and binding arbitration award;

        (b) THIRD-PARTY CLAIMS OTHER THAN TAX. In the event a third-party asserts a claim which results, or may result, in a claim by Purchaser for indemnification from Sellers (other than a claim relating to taxes for which Purchaser is entitled to indemnification pursuant to Subsection 11.3(c)), Purchaser ("Claimant") shall inform each of the Sellers ("Indemnitor") as soon as reasonably practicable. In the event of any claim by a third party, the Indemnitor may, in its discretion, defend any such claim or timely direct that the Claimant do so. If the Indemnitor defends such claim it shall have full authority to defend and settle the claim provided that the Indemnitor shall have obtained the consent of the Claimant hereto to such settlement (which consent shall not be unreasonably withheld). If the Claimant is directed to assume the defense of the claim, the Claimant, subject to the provisions of this Article XI, shall have full authority to defend and settle the claim provided that the Claimant shall have obtained the consent of the Indemnitor to such settlement (which consent shall not reasonably be withheld). Any defense by Sellers of a claim by Purchaser shall be conducted in a manner which does not unreasonably interfere with or adversely impact the business, operations, relationships or assets of Purchaser. Each party agrees to cooperate with the other in any defense or settlement of any such claim (including where appropriate giving a power of attorney to the other party) and to give the other party full access to all information relevant to such defense; and

        (c) CLAIMS INVOLVING TAXES. In the event any tax liabilities are assessed or asserted against Purchaser for which Purchaser is entitled to indemnification, Sellers shall defend Purchaser against any such assessment or assertion and if, notwithstanding such defense, Purchaser is deemed or treated as liable for any such liabilities, Purchaser shall, subject to the provisions of Subsections (a), (b), (c) and (d) of Section 11.2, be indemnified by Sellers in accordance with Subsection 11.3(a) and the other applicable provisions of this Article XI.

    11.5  INDEMNIFICATION PAYMENT.

        (a) TO PURCHASER. If any indemnification becomes due to Purchaser hereunder, such indemnification shall be paid by the Sellers, each in proportion to its Applicable Percentage, to Purchaser up to the applicable limitations therefor (including, without limitation, the provisions of Section 11.2 hereof), within ten (10) days after Purchaser becomes entitled to indemnification by certified check, bank draft or wire transfer to an account designated by Purchaser; and

        (b) FAILURE TO TIMELY PAY INDEMNIFICATION. In the event any of the persons or entities constituting Sellers fail to make an indemnification payment within the period just described, Purchaser shall be entitled to interest from such defaulting Seller at a rate equal to two percent (2%) in excess of the prime rate reported in the Wall Street Journal at the time the payment is required to be made for the period between the date on which the indemnification payment was required to be made and the date it is actually made.

                                      XII.
                              REGISTRATION RIGHTS

    12.1  SHELF REGISTRATION.

    (a) Within 90 days from the date of issuance of any Payment Shares hereunder, Purchaser shall cause to be filed a registration statement (a "Shelf Registration") on Form S-3 or any other appropriate form under the Securities Act of 1933, as amended (the "Securities Act") for an offering to be made on a delayed or continuous basis pursuant to Rule 415 thereunder or any similar rule that may be adopted by the Securities and Exchange Commission (the "Commission") and permitting (i) sales of each of such Payment Shares in dealer transactions or in any other transfer for consideration not involving an underwritten public offering (and shall register or qualify such Payment Shares to be sold in such offering under such other securities or "blue sky" laws, if any, as would be required pursuant to Section 12.4 hereof). Prior to the filing of the Shelf Registration or any supplement or amendment thereto, Purchaser shall furnish copies of the Shelf Registration or such amendment to one counsel designated by Sellers, and Purchaser will not file the Shelf Registration or such amendment without the prior consent of such counsel, which consent shall not be unreasonably withheld. Counsel for the Sellers referred to in the immediately preceding sentence shall have 3 business days after delivery of the Shelf Registration or amendment in which to comment on such registration statement to Purchaser, after which period of time consent to the filing shall be deemed to have been given. Purchaser shall, if necessary, supplement or make amendments to the Shelf Registration, if required by the registration form used by Purchasers for the Shelf Registration or by the instruments applicable to such registration form or by the Securities Act or the rules or regulations thereunder or as may reasonably be requested by Sellers. The Purchaser shall pay all Registration Expenses incurred in connection with the Shelf Registration; and

    (b) The requirement of the Purchaser to file the Shelf Registration shall be subject to the following limitation: if counsel to Purchaser determines that any registration of Payment Shares should not be made or continued because it would violate any statute, law, rule or regulation applicable to Purchaser or the

Payment Shares (a "Violation"), the Purchaser may postpone filing such Shelf Registration until such Violation no longer exists, and, in case the Shelf Registration has been filed, if the Violation has not resulted from actions taken by the Purchaser, the Purchaser may cause such Shelf Registration to be withdrawn and its effectiveness terminated or may postpone amending or supplementing such Shelf Registration; and the Purchaser shall give written notice of its determination to postpone or withdraw the Shelf Registration and of the fact that the Violation for such postponement or withdrawal no longer exists, in each case, promptly after the occurrence thereof. Each Seller agrees that, upon notice from the Purchaser that Purchaser has determined to withdraw the Shelf Registration pursuant to this subsection (b), such Seller will discontinue its disposition of Payment Shares pursuant to such Shelf Registration and, if so directed by Purchaser, will deliver to the Purchaser (at the Purchaser's expense) all copies, other than permanent file copies, then in such Seller's possession, of the prospectus covering such Payment Shares that was in effect at the time of receipt of such notice. If the Purchaser shall give any notice of withdrawal or postponement of the Shelf Registration, the Purchaser shall, at such time as the Violation that caused such withdrawal or postponement no longer exists, use its best efforts to effect the registration under the Securities Act of the Payment Shares.

    12.2 PIGGYBACK REGISTRATION. In addition to, and not in limitation of, the rights conferred pursuant to subdivision (a) above, the following provisions apply at any time prior to the date upon which the right of Piggyback Registration is no longer held by HPA Associates, LLC, Charles S. Holmes or James J. Pinto, or any direct or indirect transferees of Payment Shares from them in a transaction not involving a public offering (such parties being referred to as "HPA Parties" and such Payment Shares as "HPA Party Shares"), so long as Payment Shares are held by any Seller who is an affiliate of Purchaser for purposes of Rule 144 (as defined below). Whenever Purchaser proposes to file a registration statement under the Securities Act with respect to an underwritten public offering of Preferred Shares or Common Shares by the Purchaser for its own account or for the account of an other holder of Preferred Shares or Common Shares or any other security convertible into Common Shares, the Company shall give at least 30 days' written notice before the anticipated filing date (the "Offering Notice") of such proposed filing to each Seller holding Payment Shares. Such Offering Notice shall offer all such Sellers who are affiliates of the opportunity to register such number of Payment Shares as each such Seller may request in writing, which request for registration (each, a "Piggyback Registration", with the rights to registration thereof being referred to as "Piggyback Rights") must be received by Purchaser within 15 days after the Offering Notice is given. The Purchaser shall use all reasonable efforts to cause the managing underwriter or underwriters of a proposed underwritten offering to permit the Sellers of the Payment Shares requested to be included in the registration for such offering to include such Payment Shares in such offering on the same terms and conditions as the securities of the Company included therein. Notwithstanding the foregoing, if the managing underwriter or underwriters of a proposed underwritten offering advise the Purchaser in writing that in its or their opinion the number of Payment Shares proposed to be sold in such offering exceeds the number of Payment Shares that can be sold in such offing without adversely affecting the market for the Purchaser securities or the price that may be obtained in such offering, the Purchaser shall include in such registration the number of Payment Shares in the opinion of such managing underwriter or underwriters can be sold without adversely affecting the market for the Preferred Shares or the Common Shares or the price to be received in such offering. In such event, the number of Payment Shares, if any, to be offered for the accounts of Sellers shall be reduced PRO RATA on the basis of the relative number of any Payment Shares requested by each such Seller to be included in such registration to the extent necessary to reduce the total number of Payment Shares to be included in such offering to the number recommended by such managing underwriter or underwriters, PROVIDED that if any other Person has rights to a Piggyback Registration with respect to the same underwritten public offering, the rights of the Sellers to sell their securities together with such other Persons holding Piggyback Rights shall be cut back proportionably (in relation to the number of shares the each Person so participating in the Piggyback Registration has requested to be included (using Converted Common Share equivalents in a case in which a cutback is required of a Piggyback Registration of Preferred Shares) compared to the number of all shares with respect to which inclusion has been properly requested), except to the extent that the instrument governing such other Piggyback Rights specifically provides that the rights held by such other Person either take precedence over or shall be subordinated to the Piggyback Rights held by the Sellers hereunder, it being understood that the rights of holders of Series A, B and C Preferred Stock of the Purchaser take precedence as to cutbacks over the rights of Sellers hereunder. Purchaser shall pay all Registration Expenses incurred in connection with any Piggyback Registration.

    12.3  TERMINATION OF REGISTRATION RIGHTS; PROVISION OF RULE 144
INFORMATION. As used in this section, "affiliate" has the meaning given to it in Rule 144 under the Securities Act ("Rule 144"). The registration rights provided hereunder shall continue so long as any Payment Shares remain outstanding and shall then terminate, PROVIDED that (i) the Purchaser shall be entitled to remove from the registration under subsection 12.1 Payment Shares held by persons who have acquired such Payment Shares for consideration pursuant to a transaction covered by the registration provided by Subsection 12.1, and
(ii) at any time after two years after the date of the issuance of the Payment Shares, so long as the Payment Shares are freely tradable under Rule 144 in the hands of persons who are not affiliates of Purchaser.

    For a period of at least two years, and continuing while any Seller remains an affiliate of the Company and continues to hold Payment Shares, the Purchaser shall be required (i) to file such reports under the Securities Exchange Act of 1934, as amended, or otherwise make publicly available such information, as may be required by section (c) of Rule 144 in order for sales to be permitted under the provisions of Rule 144 and (ii) to provide confirmation of such filing or availability upon request to any Seller who seeks to rely upon Rule 144 (other than section (k) thereof) in the sale of Payment Shares.

    12.4 REGISTRATION PROCEDURES. Whenever Payment Shares are to be registered pursuant hereto, the Purchaser shall use its best efforts to effect the registration of Payment Shares in accordance with the intended method of disposition thereof as expeditiously as practicable and, in connection with any such request, the Purchaser shall as expeditiously as possible:

        (a) furnish to each seller of Payment Shares such number of copies of the registration statement, each amendment and supplement thereto (in each case including all exhibits thereto), the prospectus included in such registration statement (including each preliminary prospectus) and such other documents as each seller may reasonably request in order to facilitate the disposition of the Payment Shares owned by such seller;

        (b) if required, use best efforts to register or qualify such Payment Shares under such other securities or "blue sky" laws of such jurisdictions as any seller reasonably requests in writing and to do any and all other acts and things that may be reasonably necessary or advisable to register or qualify for sale in such jurisdictions the Payment Shares owned by such seller; PROVIDED, HOWEVER, that the Purchaser shall not be required to (i) qualify generally to do business in any jurisdiction where it is not then so qualified, (ii) subject itself to taxation in any such jurisdiction, (iii) consent to general service of process in any such jurisdiction, or (iv) provide any undertaking required by such other securities or "blue sky" laws or make any change in its charter or by-laws that the Board of Directors of the Purchaser determines in good faith to be contrary to the best interest of the Purchaser and its stockholders;

        (c) use best efforts to cause the Payment Shares covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Purchaser to enable the seller or sellers thereof to consummate the disposition of such Payment Shares;

        (d) Notify each seller at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and prepare and file with the Commission a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Payment Shares, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, PROVIDED, in the case of a Piggyback Registration, that prior to the filing of such supplement or amendment, the Purchaser shall furnish copies thereof to the Sellers whose Payment Shares are included in such registration, any underwriters and counsel for such Sellers, and will not file such supplement or amendment without the prior consent of such counsel, which consent shall not be unreasonably withheld;

        (e) enter into customary agreements including an underwriting agreement in customary form if the offering is an underwritten offering) and take such other actions as are reasonably requested in order to expedite or facilitate the disposition of such Payment Shares;

        (f) make available for inspection by any seller of Payment Shares and any attorney, accountant or other agent retained by any such seller (collectively, the "Inspectors"), all financial and other records, pertinent corporate documents and properties of the Purchaser (collectively, the "Records") as are reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Purchaser's officers, directors, employees and agents to supply all information reasonably requested by any such Inspector in connection with such registration statement. Records that the Purchaser determines, in good faith, to be confidential and that it notifies the Inspectors are confidential shall not be disclosed by the Inspectors unless the release of such Records is ordered pursuant to a subpoena or other order from the court or governmental agency of competent jurisdiction or required (in the written opinion of counsel to such Seller, which counsel shall be reasonably acceptable to the Purchaser) pursuant to applicable state or federal law. Each seller of Payment Shares shall be required to agree, however, that it will, upon learning that disclosure of such Records are sought by a court or governmental agency, give notice to the Purchaser and allow the Purchaser, at the Purchaser's expense, to undertake appropriate action to prevent disclosure of the Records deemed confidential;

        (g) if such sale is pursuant to an underwritten offering, use reasonable efforts to obtain a "cold comfort" letter and updates thereof from the Purchaser's independent public accountants in customary form and covering such matters of the type customarily covered by "cold comfort" letters as the managing underwriter or underwriters reasonably request;

        (h) Otherwise use its best efforts to comply with all applicable rules and regulations of the Commission, and make generally available to its securityholders, as soon as reasonably practicable, an earnings statement covering a period of 12 months, beginning within three months after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act;

        (i) The Purchaser shall use its best efforts to maintain the listing of the Empire Common Stock on the American Stock Exchange, Inc. ("AMEX") or on any other nationally recognized stock exchange (including the Nasdaq Stock Market or the New York Stock Exchange) (an "Exchange"), and the Purchaser shall cause all Payment Shares to be listed on the applicable Exchange as promptly as is feasible;

        (j) The Purchaser may require each seller or prospective seller of Payment Shares as to which any registration is being effected to furnish to the Purchaser such information regarding the distribution of such securities and other matters as may be required to be included in the registration statement; and

        (k) Upon receipt of any notice from the Purchaser of the happenings of any event of the kind described in Subsection 12.4(d), each holder of Payment Shares shall forthwith discontinue disposition of Payment Shares until such holder's receipt of the copies of the supplemented or amended prospectus contemplated by Subsection 12.4(d) and, if so directed by the Purchaser, such holder shall deliver to the Purchaser (at the Purchaser's expense) all copies, other than permanent file copies then in holder's possession, of the prospectus covering such Payment Shares current at the time of the receipt of such notice. If the Purchaser gives any such notice, the Purchaser shall extend the period during which such registration statement shall be maintained effective pursuant to this Agreement by the number of days during the period from and including the date of the giving of such notice pursuant to Subsection 12.4(d) to and including the date when each seller of Payment Shares covered by such registration statement shall have received the copies of the supplemented or amended prospectus contemplated in Subsection 12.4(d). Notwithstanding anything to the contrary set forth above in this paragraph, the Purchaser may not require the holders of Payment Shares to discontinue disposition of Payment Shares for purposes of effecting a public offering of any securities of the Purchaser by any of its securityholders (other than an offering made pursuant to a registration on Form S-8). Notwithstanding the foregoing , if the Purchaser furnishes to the Sellers a certificate signed by the Chief Financial Officer of the Purchaser stating that (i) in the good faith judgment of the Board of Directors of the Purchaser it would be significantly disadvantageous to the Purchaser and its stockholders for any such Shelf Registration to be amended or supplemented and (ii) the need for such an amendment or supplement is not caused by a proposed secondary public offering of securities of the Purchaser by any of its securityholders (other than an offering made pursuant to a registration on Form S-8), the Purchaser may defer such amending or supplementing of such Shelf Registration for not more than 45 days and in such event the Sellers shall be required to discontinue disposition of any Payment Shares covered by such Shelf Registration during such period. Notwithstanding the foregoing, in connection with any amendment or supplement required to reflect a public offering of securities by the Purchaser, the Purchaser shall file such amendment or supplement to the holders of Payment Shares promptly following such filing.

    12.5 REGISTRATION EXPENSES. The Purchaser shall pay the following expenses incident to its performance of or compliance with the provisions of Article XII, and no others ("Registration Expenses"), regardless of whether such registration becomes effective including: (a) all Commission, Exchange or market and National Association of Securities Dealers, Inc., registration and filing fees, (b) all fees and expenses incurred in complying with securities or "blue sky" laws (including reasonable fees and disbursements of counsel in connection with "blue sky" qualifications of the Payment Shares), (c) all printing, messenger and delivery expenses, (d) all fees and disbursements of the Purchaser's independent public accountants and counsel, (e) all fees and expenses of any special experts retained by the Purchaser in connection with any Piggyback Registration pursuant to the terms of this Agreement, and (f) the fees and disbursements of one counsel retained collectively by the Sellers for a registration; PROVIDED, HOWEVER, that the Purchaser shall not pay the costs and expenses of any counsel, accountants or other representatives retained by the Sellers, individually or in the aggregate.

    12.6  INDEMNIFICATION; CONTRIBUTION.

        (a) INDEMNIFICATION BY THE PURCHASER. The Purchaser shall indemnify, to the fullest extent permitted by law, each Seller, its officers, directors and agents and each person, if any, who controls such Seller (within the meaning of the Securities Act), against any and all losses, claims, damages, liabilities and expenses caused by any untrue or alleged untrue statement of material fact contained in any registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in light of the circumstances under which they were made) not misleading, except insofar as the same are caused by or contained in any information with respect to such Seller furnished in writing to the Purchaser by such Seller expressly for use therein or by such Seller's failure to deliver a copy of the prospectus or any supplements thereto after the Purchaser has furnished such Seller with a sufficient number of copies of the same or by the delivery of prospectuses by such Seller after the Purchaser notified such Seller in writing to discontinue delivery of prospectuses. The Purchaser also shall indemnify any underwriters of the Payment Shares, their officers and directors and each person who controls such underwriters (within the meaning of the Securities
    Act) to the same extent as provided above with respect to the indemnification of the Sellers);

        (b) INDEMNIFICATION BY SELLERS. In connection with any registration statement in which a Seller is participating, each such Seller shall furnish to the Purchaser in writing such information and affidavits with respect to such Seller as the Purchaser reasonably requests for use in connection with any such registration statement or prospectus and agrees, subject to the limitation set forth in Subsection 11.2(d) and (e) hereof, to indemnify, severally and not jointly, to the fullest extent permitted by law, the Purchaser, its officers, directors and agents and each Person, if any, who controls the Purchaser (within the meaning of the Securities Act) against any and all losses, claims, damages, liabilities and expenses resulting from any untrue or alleged untrue statement of a material fact or any omission or alleged omission of a material fact required to be stated in any registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or necessary to make the statements therein (in the case of a prospectus, in light of the circumstances under which they were made) not misleading, to the extent, but only to the extent, that such untrue or alleged untrue statement or omission is contained in or improperly omitted from, as the case may be, any information or affidavit with respect to such Seller so furnished in writing by such Seller. Each Seller also shall indemnify any underwriters (within the meaning of the Securities Act) to the same extent as provided above with respect to the indemnification of the Purchaser;

        (c) CONDUCT OF INDEMNIFICATION PROCEEDINGS. Any party that proposes to assert the right to be indemnified pursuant to the provisions of this
    Article XII shall, promptly after receipt of notice of commencement of any action against such party in respect of which a claim is to be made against an indemnifying party or parties hereunder, notify each such indemnifying party of the commencement of such action, enclosing a copy of all papers served; provided, however, that the omission so to notify such indemnifying party will not relieve it from any liability that it may have to any indemnified party under the foregoing provisions unless, and only to the extent that, such omission results in the forfeiture of substantive rights or defenses by the indemnifying party. If any such action is brought against any indemnified party and its notifies the indemnifying party of its commencement, the indemnifying party will be entitled to participate in and, to the extent that it elects by delivering written notice to the indemnified party promptly after receiving notice of the commencement of the action from the indemnified party, jointly with any other indemnifying party similarly notified, to assume the defense of the action, with counsel reasonably satisfactory to the indemnified party, and after notice from the indemnifying party to the indemnified part of its election to assume the defense, the indemnifying party will not be liable to the indemnified party for any legal or other expenses except as provided below and except of the reasonable costs of investigation subsequently incurred by the indemnified party in connection with the defense. If the indemnifying party assumes the defense, the indemnifying party shall have the right to settle such action without the consent of the indemnified party; PROVIDED, HOWEVER, that the indemnifying party shall be required to obtain such consent (which consent shall not be unreasonably withheld) if the settlement includes any admission of wrongdoing on the part of the indemnified party or any decree or restriction on the indemnified party or its officers or directors; PROVIDED, FURTHER, that no indemnifying party, in the defense of any such action, shall, except with the consent of the indemnified party (which consent shall not be unreasonably withheld), consent to entry of any judgement or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant of plaintiff to such indemnified party of a release from all liability with respect to such action against the indemnified party. The indemnified party will have the right to employ its own counsel in any such action, but the fees, expenses and other charges of such counsel will be at the expense of such indemnified party unless (a) the employment of counsel by the indemnified party has been authorized in writing by the indemnifying party, (b) the indemnified party has reasonably concluded (based on advice of counsel) that there may be legal defenses available to it or other indemnified parties that are different form or in addition to those available to the indemnified party, (c) a conflict or potential conflict exists (based on advise of counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party), or (d) the indemnifying party has not in fact employed counsel to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, in each of which cases the reasonable fees, disbursements and other charges of counsel will be at the expense of the indemnifying party or parties. It is understood that the indemnifying party or parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements and other charges of more than one separate firm admitted to practice in such jurisdiction at any one time from such indemnified party or parties unless
    (x) the employment of more than one counsel has been authorized in writing by the indemnifying party or parties, (y) an indemnified party has reasonably concluded (based on advice of counsel) that there may be legal defenses available to it that are different from or in addition to those available to the other indemnified parties, or (z) a conflict or potential conflict exists (based on advice of counsel to an indemnified party) between such indemnified party and the other indemnified parties, in each of which cases the indemnifying part shall be obligated to pay the reasonable fees and expenses of such additional counsel or counsels. An indemnifying party shall not be liable for any settlement of any action or claim effected without its written consent (which consent shall not be unreasonably withheld); and

        (d) CONTRIBUTION. If the indemnification provided for in this Article XII from the indemnifying party is unavailable to an indemnified party hereunder in respect of any losses, claims, damages, liabilities or expenses referred to herein, then the indemnifying party, to the extent such indemnification is unavailable, in lieu of indemnifying such indemnified party, shall, subject to the limitations set forth in Subsection 11.2(e)(5) hereof, contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and indemnified parties in connection with the actions that resulted in such losses, claims, damages, liabilities or expenses. The relative fault of such indemnifying party and indemnified parties shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or indemnified parties, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Subsection (c) hereof, any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding.

    If indemnification is available hereunder, the indemnifying parties shall indemnify each indemnified party to the full extent provided in Subsections
    (a) and (b) hereof without regard to the relative fault of said indemnifying parties or indemnified party.

                                     XIII.
                                 MISCELLANEOUS

    13.1 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and assigns, except that neither party may assign any of its rights or obligations hereunder except with the prior written consent of the other party hereto.

    13.2 NO THIRD PARTY BENEFICIARIES. Nothing in this Agreement is intended to confer upon any person other than the parties hereto and their successors and permitted assigns, any rights or remedies under or by reason of this Agreement.

    13.3 EXPENSES. In addition to any of its other reimbursement obligations hereunder, including, without limitation, Purchaser's obligation to pay all Registration Expenses, Purchaser agrees to make payment of and be responsible for all of its and Sellers' costs and expenses (including all legal, accounting, investment banking and other costs) with respect to the transaction contemplated by this agreement; provided that Purchaser's responsibility for the payment of professional fees owing by Sellers shall be limited to $75,000 and which shall be paid by Purchaser to Sellers at Closing, if the Closing shall occur. No out-of-pocket expenses incurred by the Sellers in connection with the consummation of the transaction shall be charged against or paid by Golf and the Sports Entities, as the case may be; however, each of Golf and the Sports Entities, as the case may be, shall bear its own expenses in connection with the transaction (including, without limitation, payment of any fees to Wilson in connection with the transactions contemplated by this Agreement).

    13.4 NOTICES. Notices hereunder shall be effective and deemed given when deposited in the U.S. mails, postage prepaid, registered or certified mail with return receipt requested, or by air courier, and addressed, in the case of Purchaser, to:

             Empire of Carolina, Inc.
             5150 Linton Boulevard
             Delray Beach, FL 33484
             Attention: Lawrence Geller, Esq.
             Telecopier No.: (561) 498-0722

with a copy to:

             Greenberg Traurig Hoffman
             Lipoff Rosen & Quentel, P.A.
             777 South Flagler Drive
             Suite 10--East Tower
             West Palm Beach, FL 33401
             Attention: Morris Brown, Esq.
             Telecopier No.: (561) 655-6222

and in the case of Sellers to:

             Apple Golf Shoes, Inc.
             c/o Clare Rose Inc.
             72 Clare Rose Boulevard
             Patchogue, NY 11772
             Attention: Robert A. Wertley
             Telecopier No.: (516) 475-1837

with a copy to:

             Lane & Mittendorf LLP
             320 Park Avenue
             New York, NY 10022
             Attention: Harvey Feldschreiber, Esq.
             Telecopier No.: (212) 421-2996

Any party may change the address to which such notices are to be addressed by giving the other party notice in the manner herein set forth.

    13.5 GOVERNING LAW; VENUE. The validity, interpretation and performance of this Agreement shall be determined in accordance with the laws of the State of New York (without regard to its conflicts or choices of law principles) applicable to contracts made and to be performed within said State. Each party hereto irrevocably submits to the jurisdiction of any New York State or federal court sitting in New York County, New York in any action or proceeding arising out of or relating to this Agreement and agrees that all claims in respect of such action or proceeding may be heard or determined in such courts to the extent permitted by applicable law. Each party irrevocably waives to the fullest extent it may effectively do so, the defense of any inconvenient forum to the maintenance of such action or proceeding.

    13.6 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute but one and the same instrument.

    13.7 HEADINGS. The headings, subheadings and captions in this Agreement and in any exhibit hereto are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

    13.8 EXHIBITS. The exhibits annexed hereto and the other documents, Schedules and Supplemental Schedules to be delivered pursuant hereto are expressly made a part of this Agreement as if set forth in full herein.

    13.9 ENTIRE AGREEMENT. This Agreement, including the Schedules, the Supplemental Schedules and Exhibits hereto, and all other documents and instruments to be delivered hereunder contains the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all negotiations, prior discussions, agreements, arrangements and understandings, written or oral, relating to the subject matter hereof.

    13.10 SEVERABILITY. If any court of competent jurisdiction should declare any provision of this Agreement invalid or unenforceable for any reason, then the parties hereto agree that the court shall have the express authority to reform such provision and the invalidity or unenforceability of such provision shall not affect any other provision hereof or this Agreement as a whole.

    13.11 CONFIDENTIALITY. Except as required by law or as the parties hereto may otherwise agree, all financial statements and disclosures of confidential information provided to Purchaser or discovered in connection with the due diligence review shall remain strictly confidential and shall not be disclosed to any third party until such time as the Closing hereunder shall have occurred and if for any reason whatsoever the Closing hereunder shall not occur such confidential materials shall be promptly returned to Sellers, and Sellers shall not thereafter make any use of such confidential information until such time as such confidential information shall become otherwise publicly available. For purposes of this Agreement, "confidential information" shall not include (a) information which at the time of disclosure is public knowledge through no fault or action by Purchaser, (b) information resulting from research and development independent of any disclosure (other than research regarding the business or financial condition of Sellers conducted by Purchaser in connection with the transaction contemplated by this Agreement), or (c) information received from third parties and which to Purchaser's knowledge was not obtained by such third parties, directly or indirectly, from Sellers without authorization. The provisions of this Section 13.11 shall survive the Closing indefinitely.

    13.12 AMENDMENTS. This Agreement may not be amended except by written instrument duly executed by or on behalf of each of the parties hereto.

    IN WITNESS WHEREOF, each of the parties has caused this Agreement to be duly executed and delivered as of the day and year first above written.

                                          EMPIRE OF CAROLINA, INC.
                                          By:        /s/ WILLIAM H. CRAIG

                                          --------------------------------------

                                               William H. Craig, CHIEF FINANCIAL
                                          OFFICER

                                          SELLERS:
                                          MARK ROSE COMPANIES, LTD.
                                          By:        /s/ ROBERT A. WERTLEY

                                          --------------------------------------

                                                Robert A. Wertley, SECRETARY

                                                      /s/ E. JOY ROSE

                                          --------------------------------------

                                                        E. Joy Rose

                                                   /s/ ROBERT A. WERTLEY

                                          --------------------------------------

                                                     Robert A. Wertley

                                          MARK ROSE IRREVOCABLE TRUST
                                          FOR THE BENEFIT OF BRIDGET ROSE MORAN

                                          By:        /s/ ROBERT WERTLEY

                                          --------------------------------------

                                                  Robert Wertley, TRUSTEE

                                          MARK ROSE IRREVOCABLE TRUST
                                          FOR THE BENEFIT OF STACY ROSE DUGAN

                                          By:        /s/ ROBERT WERTLEY

                                          --------------------------------------

                                                  Robert Wertley, TRUSTEE

                                          MARK ROSE IRREVOCABLE TRUST
                                          FOR THE BENEFIT OF BAYLEE SHEA ROSE

                                          By:        /s/ ROBERT WERTLEY

                                          --------------------------------------

                                                  Robert Wertley, TRUSTEE

                                          MARK S. ROSE

                                          By:     /s/ WILLIAM R. GARBARINO

                                          --------------------------------------

                                            William R. Garbarino, AS ATTORNEY IN
                                                           FACT

                                    EXHIBITS

Exhibit A  --         Restrictive Agreement

Exhibit B  --         Sellers' Legal Opinion

Exhibit C  --         Purchaser's Legal Opinion

                                   EXHIBIT C

                            FINANCIAL STATEMENTS OF

                               APPLE SPORTS INC.

                               APPLE SPORTS INC.
                                AND SUBSIDIARIES

                              FINANCIAL STATEMENTS
                               DECEMBER 31, 1996

                      APPLE SPORTS, INC. AND SUBSIDIARIES
                       CONSOLIDATED FINANCIAL STATEMENTS
                         AND SUPPLEMENTARY INFORMATION
                      FOR THE YEAR ENDED DECEMBER 31, 1997

                                                                                                                PAGE
                                                                                                                -----
Independent Auditor's Report...............................................................................           1

Consolidated Balance Sheet.................................................................................           2

Consolidated Statement of Income and Retained Earnings.....................................................           3

Consolidated Statement of Cash Flows.......................................................................           4

Notes to Consolidated Financial Statements.................................................................           5

STEVEN J. ZAFFOS
CERTIFIED PUBLIC ACCOUNTANT

5 EVON DRIVE
SYOSSET, NEW YORK 11791-6311
----------------------------
TELEPHONE (516) 364-4028

Board of Directors and Shareholders
Apple Sports, Inc. and Subsidiaries
1 Roebling Court
Ronkonkoma, NY 11779

                          INDEPENDENT AUDITOR'S REPORT

    I have audited the accompanying consolidated balance sheets of Apple Sports, Inc. and Subsidiaries (a subsidiary of Mark Rose Companies, Ltd.) as of December 31, 1996, and the related consolidated statements of income and retained earnings, and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these consolidated financial statements based on my audit.

    I conducted my audit in accordance with generally accepted auditing standards. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

    In my opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Apple Sports, Inc. and Subsidiaries at December 31, 1996, and the results of their operations and cash flows for the year then ended, in conformity with generally accepted accounting principles.

    My audit was made for the purpose of forming an opinion on the basic consolidated financial statements taken as a whole. The schedules of consolidated cost of sales, selling expenses and administrative expenses are presented for purposes of additional analysis and are not a required part of the basic consolidated financial statements. Such information has been subjected to the auditing procedures applied in the audit of the basic consolidated financial statements and, in my opinion, are fairly stated in all material respects in relation to the basic consolidated financial statements taken as a whole.

March 12, 1997

                      APPLE SPORTS, INC. AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEET

                            AS OF DECEMBER 31, 1996

                                     ASSETS

CURRENT ASSETS
  Cash.........................................................................  $   41,563
Accounts Receivable, less allowances ($74,387).................................   3,604,685
  Inventory....................................................................   3,410,596
  Deferred income tax benefit..................................................     227,979
  Prepaid expenses.............................................................     145,675
  Prepaid income taxes.........................................................       4,808
                                                                                 ----------
TOTAL CURRENT ASSETS...........................................................   7,435,306
                                                                                 ----------
PROPERTY AND EQUIPMENT, NET....................................................     785,826
                                                                                 ----------
OTHER ASSETS
  Loans receivable--affiliated company.........................................   2,933,420
  Goodwill, less amortization ($478,878).......................................     393,521
                                                                                 ----------
TOTAL OTHER ASSETS.............................................................   3,326,941
TOTAL ASSETS...................................................................  11,548,023
                                                                                 ----------
                                                                                 ----------

                           LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES
  Accounts payable.............................................................  $  141,742
  Accrued expenses.............................................................     433,704
  Taxes payable, other than income.............................................       2,774
  Income taxes payable.........................................................      88,374
                                                                                 ----------
TOTAL CURRENT LIABILITIES......................................................     666,594
                                                                                 ----------
OTHER LIABILITIES
  Note payable bank............................................................   4,124,661
                                                                                 ----------
TOTAL OTHER LIABILITIES........................................................   4,124,661
                                                                                 ----------
TOTAL LIABILITIES..............................................................   4,791,255
                                                                                 ----------
SHAREHOLDERS' EQUITY
  Common stock, no par, 200 shares authorized, 100 shares issued and
    outstanding................................................................         100
  Additional paid in capital...................................................   1,000,000
  Retained earnings............................................................   5,756,718
                                                                                 ----------
TOTAL SHAREHOLDERS' EQUITY.....................................................   6,756,818
                                                                                 ----------
TOTAL LIABILITIES & SHAREHOLDERS' EQUITY.......................................  11,548,073
                                                                                 ----------
                                                                                 ----------

                 See Independent Auditor's Report and Footnotes

                      APPLE SPORTS, INC. AND SUBSIDIARIES

             CONSOLIDATED STATEMENT OF INCOME AND RETAINED EARNINGS

                     FOR THE YEAR ENDING DECEMBER 31, 1996

NET SALES......................................................................  $17,046,789

COST OF SALES..................................................................  10,875,343
                                                                                 ----------

GROSS MARGIN...................................................................   6,171,446
                                                                                 ----------

EXPENSES
  Selling......................................................................   2,414,570
  Administrative...............................................................   1,706,147
  Interest.....................................................................     501,935
                                                                                 ----------
TOTAL EXPENSES.................................................................   4,622,652
                                                                                 ----------

OPERATING INCOME...............................................................   1,548,794

OTHER INCOME...................................................................     729,913
                                                                                 ----------

INCOME BEFORE INCOME TAXES.....................................................   2,278,707

PROVISION FOR INCOME TAXES.....................................................     854,114
                                                                                 ----------

NET INCOME.....................................................................   1,424,593

RETAINED EARNINGS
  BEGINNING OF YEAR............................................................   4,332,125
                                                                                 ----------
  END OF YEAR..................................................................   5,756,718
                                                                                 ----------
                                                                                 ----------

                 See Independent Auditor's Report and Footnotes

                      APPLE SPORTS, INC. AND SUBSIDIARIES

                      CONSOLIDATED STATEMENT OF CASH FLOWS

                     FOR THE YEAR ENDING DECEMBER 31, 1996

CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income....................................................................  $1,424,593

ADJUSTMENTS TO RECONCILE NET INCOME TO NET CASH PROVIDED FROM OPERATING
  ACTIVITIES:
  Depreciation and amortization.................................................     390,714
  (Recovery) Provision for bad debt.............................................     (56,511)
  Increase in income tax benefit................................................    (117,282)

CHANGE IN ASSETS AND LIABILITIES:
  Increase in accounts receivable...............................................     (59,499)
  Decrease in inventory.........................................................   1,473,259
  Decrease in prepaid income taxes..............................................       5,958
  Decrease in prepaid expenses..................................................      68,404
  Increase in accounts payable..................................................      90,622
  Decrease in accrued expenses..................................................     (73,848)
  Increase in taxes payable, other than income..................................       2,679
  Increase income taxes payable.................................................      81,432
                                                                                  ----------

TOTAL ADJUSTMENTS...............................................................   1,805,928
                                                                                  ----------

NET CASH USED IN OPERATING ACTIVITIES...........................................   3,230,521
                                                                                  ----------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Payment for purchase of property and equipment................................     (17,166)
                                                                                  ----------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Loans receivable, affiliated company..........................................    (862,472)
  Payments to related parties...................................................    (902,057)
  Proceeds from bank note.......................................................  (1,511,339)
                                                                                  ----------

NET CASH PROVIDED BY FINANCING ACTIVITIES.......................................  (3,275,868)

NET DECREASE IN CASH............................................................     (62,513)

CASH BEGINNING OF YEAR..........................................................     104,076
                                                                                  ----------

CASH END OF YEAR................................................................      41,563
                                                                                  ----------
                                                                                  ----------

                 See Independent Auditor's Report and Footnotes

                      APPLE SPORTS, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                               DECEMBER 31, 1996

    Apple Sports, Inc. (the "Company") is in the business of distributing sporting goods, primarily golf accessories. The Company has a license agreement for the marketing of Wilson Sporting Goods Co. golf accessories, which expires on December 31, 2000.

NOTE 1: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    a.  Principles of consolidation

    The consolidated statements include the accounts of the Company and its wholly owned subsidiaries, Dorson Sports, Inc., Kingsley Golf Co. Inc., and Lee Richards, Inc. All material intercompany accounts and transactions have been eliminated.

    b.  Inventory

    Inventories are stated at the lower of cost or market, using the first-in first-out method.

    c.  Property and equipment

    Property and equipment are carried at cost less accumulated depreciation and amortization. (See Note 4, below.)

    d.  Depreciation and amortization

    Provision for depreciation and amortization is computed on the straight-line method over the estimated useful lives of the assets, or lease term if shorter.

    e.  Goodwill

    Goodwill, costs in excess of net assets acquired, is being amortized over twenty years.

    f.  Lease commitments

    Rent expense is recognized on a straight-line basis over the term of the lease.

NOTE 2: PREPAID INCOME TAXES

    Prepaid income taxes of $4,808 represents an overpayment of current income taxes, which is being applied to the subsequent year.

NOTE 3: DEFERRED INCOME TAX BENEFIT

    The amount for deferred income tax asset of $339,821 is a result of temporary differences reported differently for financial reporting and tax purposes relating to inventory capitalization, allowance for uncollectible accounts, depreciation methods, and lease commitments.

                        See Independent Auditor's Report

                      APPLE SPORTS, INC. AND SUBSIDIARIES

                               DECEMBER 31, 1996

NOTE 4: PROPERTY AND EQUIPMENT

    Property and equipment are stated at cost and are summarized as follows:

Furniture and equipment.........................................  $ 577,773
Transportation equipment........................................    204,623
Leasehold improvements..........................................    827,129
                                                                  ---------
Total...........................................................  1,609,525
Less accumulated depreciation...................................    823,699
                                                                  ---------
Net book value..................................................    785,826
                                                                  ---------
                                                                  ---------

NOTE 5: NOTE PAYABLE, BANK

    Revolving credit agreement

    On November 20, 1995, the Company revised its revolving credit agreement with Citibank, N.A., which commits it to lend up to $15 Million. The terms of the credit agreement provide that interest on borrowings be the lender's base rate. Under the credit agreement, the Company is currently required to pay fees of 1/4 of 1% per annum on the average daily unused portion of the lending commitment.

    All borrowings under the credit agreement are due no later than 364 days from the effective date of the revised agreement. There is an option to extend the agreement for four (4) successive one-year periods. The intent of all parties is to extend the agreement for all periods accordingly.

    The credit agreement requires the Company to maintain stated minimum net worth, net profit and current ratio levels. In addition, the credit agreement forbids the declaration or payment of any cash dividends without the written consent of the bank. At December 31, 1996, the Company was not in compliance with all the covenants under the credit agreement. The Company was in default of the covenant requiring a stated minimum net earnings. The lending institution has issued as waiver with regard to this loan covenant default. There are no compensating balance requirements under the credit agreement.

    The revolving credit agreement is collateralized by the assets of the Company and guaranteed by its shareholders and officers. Apple Golf Shoes, Inc., an affiliated company, is a party to and guarantor of the credit agreement. (See
Note 6).

NOTE 6: RELATED PARTY TRANSACTIONS

    a.  Loans receivable, affiliated company

    The Company has made certain advances to an affiliated company, Apple Golf Shoes, Inc. These advances are the primary source of the affiliated company's financing. The affiliated company is a party to and a guarantor of the revolving credit agreement referred to in Note 5. The advances bear interest at the rate charged by the lending institution.

                        See Independent Auditor's Report

                      APPLE SPORTS, INC. AND SUBSIDIARIES

                               DECEMBER 31, 1996

NOTE 6: RELATED PARTY TRANSACTIONS (CONTINUED)
    The affiliated company has paid a management fee equal to 10.5% of its sales. The fee for year ending December 31, 1996, amounted to $285,241. The affiliated company also paid interest on the outstanding balance of these advances equal to the lender's base rate. The amount of interest income received by the Company for the year ending December 31, 1996, amounted to $258,683.

b.  Operating leases

    The Company leases its office and warehouse facilities located in Ronkonkoma, New York from a related party, pursuant to an operating lease expiring on January 31, 2001. The Company is responsible for real estate taxes and other operating expenses.

    Operating lease expenses are allocated to an affiliated company based upon estimated square footage used to warehouse inventory and maintain office facilities.

    The minimum future rental payments under the operating lease are as follows:

DECEMBER 31,
--------------------------------------------------------------------------------
1997............................................................................  $    343,187
1998............................................................................       347,923
1999............................................................................       352,684
2000............................................................................       357,700
2001............................................................................        29,843
                                                                                  $  1,431,337
                                                                                  ------------
                                                                                  ------------

    Rent expense for the year ending December 31, 1996 amounted to $238,938.

NOTE 7: INCOME TAXES

    The components of income tax expense are:

Currently payable
    Federal.......................................................  $ 808,325
    State.........................................................    145,113
                                                                    ---------
                                                                      953,438
Deferred income taxes benefit
    Federal.......................................................    (71,723)
    State.........................................................    (27,601)
                                                                    ---------
                                                                      (99,324)
Total provision for income taxes..................................  $ 854,114
                                                                    ---------
                                                                    ---------

NOTE 8: SIGNIFICANT CUSTOMERS--SUPPLIERS

    a.  Customers

                        See Independent Auditor's Report

                      APPLE SPORTS, INC. AND SUBSIDIARIES

                               DECEMBER 31, 1996

NOTE 8: SIGNIFICANT CUSTOMERS--SUPPLIERS (CONTINUED)
    The Company sells a substantial amount of goods to major national retailers and chains. These amounts represent 72.16% of total revenues. As of December 31, 1996, 73.63% of trade accounts receivable are from these customers.

    b.  Suppliers

    The company purchases a substantial amount of goods from major foreign suppliers. These amounts represent 75.77% of total purchases.

NOTE 9: ROYALTY AGREEMENT

    Pursuant to the Company's Trademark License Agreement with Wilson Sporting Goods Co., it is obligated to pay a stated percentage of royalties of certain net sales against minimum guarantees. The amount of royalties paid in 1997 amounted to $892,998.

    The minimum future royalty payments under the current licensing agreement are as follows:

DECEMBER 31,
--------------------------------------------------------------------------------
1997............................................................................  $    700,000
1998............................................................................       750,000
1999............................................................................       775,000
2000............................................................................       800,000
                                                                                  ------------
                                                                                  $  3,025,000
                                                                                  ------------
                                                                                  ------------

NOTE 10: COMMITMENTS AND CONTINGENT LIABILITIES

    a.  Employment contract

    The Company has entered into an employment contract with its president, which provides for a minimum annual salary of $70,000, adjusted for cost of living changes and incentives based upon the Company's attainment of specified levels of pretax earnings.

    b.  Contingent liabilities

    The Company has a contingent liability of $1,396,440 as of December 31, 1996 for commercial letters of credit incurred in the normal course of business.

NOTE 11: EMPLOYEE SAVINGS AND RETIREMENT PLAN

    a.  401(k) cash or deferred arrangement

    The Company adopted a 401(k) savings and retirement plan in January 1995. The plan covers all employees who are 18 years of age or older and who have been employed for one year. The Company's retirement and savings plan contribution is a 25% matching contribution for all eligible employees. Company matching contributions for the year amounted to $12,162.

                        See Independent Auditor's Report

                      APPLE SPORTS, INC. AND SUBSIDIARIES

                               DECEMBER 31, 1996

NOTE 11: EMPLOYEE SAVINGS AND RETIREMENT PLAN (CONTINUED)
    b.  Profit sharing plan

    On January 1, 1995, the Company set up a non-contributory profit sharing plan for the benefit of all eligible employees. The contribution, if made, will be allocated to all eligible employees in the ratio of each employee's earnings to the total earnings of all participants. In 1997, there were no contributions made to this plan.

                        See Independent Auditor's Report

                               APPLE SPORTS INC.
                                AND SUBSIDIARIES
                              FINANCIAL STATEMENTS
                               DECEMBER 31, 1997

                      APPLE SPORTS, INC. AND SUBSIDIARIES
                       CONSOLIDATED FINANCIAL STATEMENTS
                         AND SUPPLEMENTARY INFORMATION
                      FOR THE YEAR ENDED DECEMBER 31, 1997

                                                                                                                PAGE
                                                                                                                -----
Independent Auditor's Report...............................................................................          10

Consolidated Balance Sheet.................................................................................          11

Consolidated Statement of Income and Retained Earnings.....................................................          12

Consolidated Statement of Cash Flows.......................................................................          13

Notes to Consolidated Financial Statements.................................................................          14

[letterhead]

Board of Directors and Shareholders
Apple Sports, Inc. and Subsidiaries
1 Roebling Court
Ronkonkoma, NY 11779

                          INDEPENDENT AUDITOR'S REPORT

    I have audited the accompanying consolidated balance sheets of Apple Sports, Inc. and Subsidiaries as of December 31, 1997, and the related consolidated statements of income and retained earnings, and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these consolidated financial statements based on my audit.

    I conducted my audit in accordance with generally accepted auditing standards. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

    In my opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Apple Sports, Inc. and Subsidiaries at December 31, 1997, and the results of their operations and cash flows for the year then ended, in conformity with generally accepted accounting principles.

    My audit was made for the purpose of forming an opinion on the basic consolidated financial statements taken as a whole. The schedules of consolidated cost of sales, selling expenses and administrative expenses are presented for purposes of additional analysis and are not a required part of the basic consolidated financial statements. Such information has been subjected to the auditing procedures applied in the audit of the basic consolidated financial statements and, in my opinion, are fairly stated in all material respects in relation to the basic consolidated financial statements taken as a whole.

March 3, 1998

                      APPLE SPORTS, INC. AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEET

                            AS OF DECEMBER 31, 1997

                                     ASSETS

CURRENT ASSETS
  Cash.........................................................................  $   18,888
  Accounts Receivable, less allowances ($100,883)..............................   5,698,074
  Inventory....................................................................   4,273,071
  Deferred income tax benefit..................................................     339,821
  Prepaid expenses.............................................................      87,137
  Related party receivable.....................................................      10,312
  Prepaid income taxes.........................................................      15,341
                                                                                 ----------
TOTAL CURRENT ASSETS...........................................................  10,442,644
                                                                                 ----------
                                                                                 ----------
PROPERTY AND EQUIPMENT, NET....................................................     489,687
                                                                                 ----------
OTHER ASSETS
  Loans receivable-affiliated company..........................................   2,477,119
  Goodwill, less amortization ($478,878).......................................     351,977
                                                                                 ----------
TOTAL OTHER ASSETS.............................................................   2,829,096
                                                                                 ----------
TOTAL ASSETS...................................................................  13,761,427
                                                                                 ----------
                                                                                 ----------

                           LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES
  Accounts payable.............................................................  $  319,569
  Accrued expenses.............................................................     452,416
  Note payable bank............................................................   4,254,246
  Taxes payable, other than income.............................................         331
  Income taxes payable.........................................................      38,014
                                                                                 ----------
TOTAL CURRENT LIABILITIES......................................................   5,064,576
                                                                                 ----------
SHAREHOLDERS' EQUITY
  Common stock, no par, 200 shares authorized, 100 shares issued and
    outstanding................................................................         100
  Additional paid in capital...................................................   1,000,000
  Retained earnings............................................................   7,696,751
                                                                                 ----------
TOTAL SHAREHOLDERS' EQUITY.....................................................   8,696,851
                                                                                 ----------
TOTAL LIABILITIES & SHAREHOLDERS' EQUITY.......................................  13,761,427
                                                                                 ----------
                                                                                 ----------

   The accompanying notes are an integral part of these financial statements

                      APPLE SPORTS, INC. AND SUBSIDIARIES

                      CONSOLIDATED STATEMENT OF INCOME AND

                               RETAINED EARNINGS

                      FOR THE YEAR ENDING DECEMBER 31,1997

NET SALES......................................................................  $21,827,644
COST OF SALES..................................................................  13,722,670
                                                                                 ----------
GROSS MARGIN...................................................................   8,104,974

EXPENSES
  Selling......................................................................   2,812,398
  Administrative...............................................................   2,247,056
  Interest.....................................................................     375,018
                                                                                 ----------
TOTAL EXPENSES.................................................................   5,434,472
                                                                                 ----------
OPERATING INCOME...............................................................   2,670,502

OTHER INCOME...................................................................     504,514
                                                                                 ----------
INCOME BEFORE INCOME TAXES.....................................................   3,175,016

PROVISION FOR INCOME TAXES.....................................................   1,234,985
                                                                                 ----------
NET INCOME.....................................................................   1,940,031

RETAINED EARNINGS
  BEGINNING OF YEAR............................................................   5,756,720
                                                                                 ----------
  END OF YEAR..................................................................   7,696,751
                                                                                 ----------
                                                                                 ----------

   The accompanying notes are an integral part of these financial statements

                      APPLE SPORTS, INC. AND SUBSIDIARIES

                           CONSOLIDATED STATEMENT OF

                                   CASH FLOWS

                      FOR THE YEAR ENDING DECEMBER 31,1997

CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income....................................................................  $1,940,031
                                                                                  ----------
ADJUSTMENTS TO RECONCILE NET INCOME TO NET CASH PROVIDED FROM OPERATING
  ACTIVITIES:
  Depreciation and amortization.................................................     368,457
  Provision for bad debt........................................................      26,496
  Increase in income tax benefit................................................    (111,842)
CHANGE IN ASSETS AND LIABILITIES:
  Increase in accounts receivable...............................................  (2,119,885)
  Increase in inventory.........................................................    (862,475)
  Increase in prepaid income taxes..............................................     (10,533)
  Decrease in prepaid expenses..................................................      58,538
  Increase in accounts payable..................................................     177,827
  Increase in accrued expenses..................................................      18,712
  Decrease in taxes payable, other than income..................................      (2,443)
  Decrease income taxes payable.................................................     (50,360)
                                                                                  ----------
TOTAL ADJUSTMENTS...............................................................  (2,507,508)
                                                                                  ----------
NET CASH USED IN OPERATING ACTIVITIES...........................................    (567,477)
                                                                                  ----------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Payment for purchase of property and equipment................................     (30,772)
                                                                                  ----------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Loans receivable, affiliated company..........................................     456,301
  Payments to related parties...................................................     (10,312)
  Proceeds from bank note.......................................................     129,585
                                                                                  ----------
NET CASH PROVIDED BY FINANCING ACTIVITIES.......................................     575,574
                                                                                  ----------
NET DECREASE IN CASH............................................................     (22,675)

CASH BEGINNING OF YEAR..........................................................      41,563
                                                                                  ----------
CASH END OF YEAR................................................................      18,888
                                                                                  ----------
                                                                                  ----------

   The accompanying notes are an integral part of these financial statements

                      APPLE SPORTS, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                               DECEMBER 31, 1997.

    Apple Sports, Inc. (the "Company") is in the business of distributing sporting goods, primarily golf accessories. The Company has a license agreement for the marketing of Wilson Sporting Goods Co. golf accessories, which expires on December 31, 2000.

NOTE 1: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    a.  Principles of consolidation

    The consolidated statements include the accounts of the Company and its wholly owned subsidiaries, Dorson Sports, Inc., Kingsley Golf Co. Inc., and Lee Richards, Inc. All material intercompany accounts and transactions have been eliminated.

    b.  Inventory

    Inventories are stated at the lower of cost or market, using the first-in first-out method.

    c.  Property and equipment

    Property and equipment are carried at cost less accumulated depreciation and amortization. (See Note 4, below.)

    d.  Depreciation and amortization

    Provision for depreciation and amortization is computed on the straight-line method over the estimated useful lives of the assets, or lease term if shorter.

    e.  Goodwill

    Goodwill, costs in excess of net assets acquired, is being amortized over twenty years.

    f.  Lease commitments

    Rent expense is recognized on a straight-line basis over the term of the lease.

    g.  Use of Estimates

    The preparation of financial statements in conformity with Generally Accepted Accounting Principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

NOTE 2: PREPAID INCOME TAXES

    Prepaid income taxes of $15,341 represents an overpayment of current income taxes, which is being applied to the subsequent year.

NOTE 3: DEFERRED INCOME TAX BENEFIT

    The amount for deferred income tax asset of $339,821 is a result of temporary differences reported differently for financial reporting and tax purposes relating to inventory capitalization, allowance for uncollectible accounts, depreciation methods, and lease commitments.

                      APPLE SPORTS, INC. AND SUBSIDIARIES

                               DECEMBER 31, 1997.

NOTE 4: PROPERTY AND EQUIPMENT

    Property and equipment are stated at cost and are summarized as follows:

Furniture and equipment.........................................  $ 582,296
Transportation equipment........................................    204,057
Leasehold improvements..........................................    827,129
                                                                  ---------
Total...........................................................  1,613,482
Less accumulated depreciation...................................  1,123,795
                                                                  ---------
Net book value..................................................    489,687
                                                                  ---------
                                                                  ---------

NOTE 5: NOTE PAYABLE, BANK

REVOLVING CREDIT AGREEMENT

    On November 20, 1995, the Company revised its revolving credit agreement with Citibank, N.A., which commits it to lend up to $15 Million. The terms of the credit agreement provide that interest on borrowings be the lender's base rate. Under the credit agreement, the Company is currently required to pay fees of 1/4 of 1% per annum on the average daily unused portion of the lending commitment.

    All borrowings under the credit agreement are due no later than 364 days from the effective date of the revised agreement. There is an option to extend the agreement for four (4) successive one-year periods. The intent of management is to renew the agreement for an additional period in the event that the merger arrangement, as discussed in Note 12 below, is not consummated.

    The credit agreement requires the Company to maintain stated minimum net worth, net profit and current ratio levels. In addition, the credit agreement forbids the declaration or payment of any cash dividends without the written consent of the bank. At December 31, 1997, the Company was in compliance with all the covenants under the credit agreement. There are no compensating balance requirements under the credit agreement.

    The revolving credit agreement is collateralized by the assets of the Company and guaranteed by its shareholders and officers. Apple Golf Shoes, Inc., an affiliated company, is a party to and guarantor of the credit agreement. (See
Note 6).

NOTE 6: RELATED PARTY TRANSACTIONS

    a.  Loans receivable, affiliated company

    The Company has made certain advances to an affiliated company, Apple Golf Shoes, Inc. These advances are the primary source of the affiliated company's financing. The affiliated company is a party to and a guarantor of the revolving credit agreement referred to in Note 5. The advances bear interest at the rate charged by the lending institution.

    The affiliated company has paid a management fee equal to 10.5% of its sales. The fee for year ending December 31, 1997, amounted to $232,308. The affiliated company also paid interest on the outstanding balance of these advances equal to the lender's base rate. The amount of interest income received by the Company for the year ending December 31, 1997, amounted to $239,320.

                      APPLE SPORTS, INC. AND SUBSIDIARIES

                               DECEMBER 31, 1997.

NOTE 6: RELATED PARTY TRANSACTIONS (CONTINUED)
    b.  Operating leases

    The Company leases its office and warehouse facilities located in Ronkonkoma, New York from a related party, pursuant to an operating lease expiring on January 31, 2001. The Company is responsible for real estate taxes and other operating expenses.

    Operating lease expenses are allocated to an affiliated company based upon estimated square footage used to warehouse inventory and maintain office facilities.

    The minimum future rental payments under the operating lease are as follows:

DECEMBER 31,
------------------------------------------------------------------------------------
1998................................................................................       347,923
1999................................................................................       352,684
2000................................................................................       357,700
2001................................................................................        29,843
                                                                                      ------------
                                                                                      $  1,088,150
                                                                                      ------------
                                                                                      ------------

    Rent expense for the year ending December 31, 1997 amounted to $241,919.

NOTE 7: INCOME TAXES

    The components of income tax expense are

Currently payable
  Federal.......................................................  $1,133,204
  State.........................................................    211,004
                                                                  ---------
                                                                  1,344,209
Deferred income taxes benefit
  Federal.......................................................    (96,589)
  State.........................................................    (12,635)
                                                                  ---------
                                                                   (109,224)
                                                                  ---------
Total provision for income taxes................................  $1,234,985
                                                                  ---------
                                                                  ---------

NOTE 8: SIGNIFICANT CUSTOMERS--SUPPLIERS

    a.  Customers

    The Company sells a substantial amount of goods to major national retailers and chains. These amounts represent 77.10% of total revenues. As of December 31, 1997, 81.39% of trade accounts receivable are from these customers.

                      APPLE SPORTS, INC. AND SUBSIDIARIES

                               DECEMBER 31, 1997.

NOTE 8: SIGNIFICANT CUSTOMERS--SUPPLIERS (CONTINUED)
    b.  Suppliers

    The company purchases a substantial amount of goods from major foreign suppliers. These amounts represent 78.41% of total purchases.

NOTE 9: ROYALTY AGREEMENT

    Pursuant to the Company's Trademark License Agreement with Wilson Sporting Goods Co., it is obligated to pay a stated percentage of royalties of certain net sales against minimum guarantees. The amount of royalties paid in 1997 amounted to $1,131,730.

    The minimum future royalty payments under the current licensing agreement are as follows:

DECEMBER 31,
------------------------------------------------------------------------------------
1998................................................................................       750,000
1999................................................................................       775,000
2000................................................................................       800,000
                                                                                      ------------
                                                                                      $  2,325,000
                                                                                      ------------
                                                                                      ------------

NOTE 10: COMMITMENTS AND CONTINGENT LIABILITIES

    a.  Employment contract

    The Company has entered into an employment contract with its president, which provides for a minimum annual salary of $70,000, adjusted for cost of living changes and incentives based upon the Company's attainment of specified levels of pretax earnings.

    b.  Contingent liabilities

    The Company has a contingent liability of $571,645 as of December 31, 1997 for commercial letters of credit incurred in the normal course of business.

    c.  Litigation

    The Company is a defendant in legal proceedings that arose from a claim for damages for losses suffered in a fire at the Company's place of business. The ultimate disposition is not presently determinable. Management does not expect the outcome to have an adverse effect on the Company's financial position. The potential loss for an unfavorable result in this matter would be $1,565,704.

NOTE 11: EMPLOYEE SAVINGS AND RETIREMENT PLAN

    a.  401(k) cash or deferred arrangement

    The Company adopted a 401(k) savings and retirement plan in January 1995. The plan covers all employees who are 18 years of age or older and who have been employed for one year. The Company's retirement and savings plan contribution is a 25% matching contribution for all eligible employees. Company matching contributions for the year amounted to $13,344.

                      APPLE SPORTS, INC. AND SUBSIDIARIES

                               DECEMBER 31, 1997.

NOTE 11: EMPLOYEE SAVINGS AND RETIREMENT PLAN (CONTINUED)
    b.  Profit sharing plan

    On January 1, 1995, the Company set up a non-contributory profit sharing plan for the benefit of all eligible employees. The contribution, if made, will be allocated to all eligible employees in the ratio of each employee's earnings to the total earnings of all participants. In 1997, there were no contributions made to this plan.

NOTE 12: SUBSEQUENT EVENTS

    The Company is currently negotiating a merger arrangement with a manufacturer of children's toys. Under a letter of intent, Empire of Carolina, Inc. will acquire 100% of the Company's stock.

                                   EXHIBIT D

                            FINANCIAL STATEMENTS OF

                             APPLE GOLF SHOES, INC.

                             APPLE GOLF SHOES INC.

                              FINANCIAL STATEMENTS

                               DECEMBER 31, 1996

                                            STEVEN J. ZAFFOS
                                            CERTIFIED PUBLIC ACCOUNTANT

                                            5 EVON DRIVE
                                            SYOSSET, NEW YORK 11791-6311

     ---------------------------------------------------------------------------

                                            TELEPHONE (516) 364-4028

                    APPLE GOLF SHOES, INC. AND SUBSIDIARIES
                              FINANCIAL STATEMENTS
                         AND SUPPLEMENTARY INFORMATION
                      FOR THE YEAR ENDED DECEMBER 31, 1996

                                                                                                                PAGE
                                                                                                                -----
Independent Auditor's Report...............................................................................           1

Balance Sheet..............................................................................................           2

Statement of Income and Deficit............................................................................           3

Statement of Cash Flows....................................................................................           4

Notes to Consolidated Financial Statements.................................................................           5

STEVEN J. ZAFFOS
CERTIFIED PUBLIC ACCOUNTANT

5 EVON DRIVE
SYOSSET, NEW YORK 11791-6311

-------------------------------

TELEPHONE (516) 364-4028

Board of Directors and Shareholders
Apple Golf Shoes, Inc.
1 Roebling Court
Ronkonkoma, NY 11779

                          INDEPENDENT AUDITOR'S REPORT

    I have audited the accompanying balance sheet of Apple Golf Shoes, Inc. (an S Corporation) as of December 31, 1996, and the related statements of income and deficit, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my audit.

    I conducted my audit in accordance with generally accepted auditing standards. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

    In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Apple Golf Shoes, Inc. at December 31, 1996, and the results of its operations and cash flows for the year then ended, in conformity with generally accepted accounting principles.

    My audit was made for the purpose of forming an opinion on the basic financial statements taken as a whole. The schedules of cost of sales, selling expenses and administrative expenses are presented for purposes of additional analysis and are not a required part of the basic financial statements. Such information has been subjected to the auditing procedures applied in the audit of the basic financial statements and, in my opinion, are fairly stated in all material respects in relation to the basic financial statements taken as a whole.

March 12, 1997

                             APPLE GOLF SHOES, INC.
                                 BALANCE SHEET
                            AS OF DECEMBER 31, 1996

                                          ASSETS

CURRENT ASSETS
  Cash..........................................................................  $      76
  Accounts Receivable, less allowances ($40,000)................................    706,213
  Inventory.....................................................................  1,594,454
  Other current assets..........................................................     36,158
                                                                                  ---------
TOTAL CURRENT ASSETS............................................................  2,336,901
PROPERTY AND EQUIPMENT, NET.....................................................     75,984
                                                                                  ---------
TOTAL ASSETS....................................................................  2,412,885
                                                                                  ---------
                                                                                  ---------
                           LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES
  Accounts payable..............................................................    176,362
  Accrued expenses..............................................................     11,137
  Accrued royalties.............................................................     29,388
  Income taxes payable..........................................................        325
                                                                                  ---------
TOTAL CURRENT LIABILITIES.......................................................    217,212
                                                                                  ---------

OTHER LIABILITIES
  Loans payable, related parties................................................  2,933,420
                                                                                  ---------
TOTAL OTHER LIABILITIES.........................................................  2,933,420
                                                                                  ---------
TOTAL LIABILITIES...............................................................  3,150,632
                                                                                  ---------
SHAREHOLDERS' EQUITY
  Common stock, no par, 200 shares authorized, 100 shares issued and
    outstanding.................................................................      2,000
  Retained earnings (deficit)...................................................   (739,747)
TOTAL SHAREHOLDERS' EQUITY (DEFICIT)............................................   (737,747)
                                                                                  ---------
TOTAL LIABILITIES & SHAREHOLDERS' EQUITY........................................  2,412,885
                                                                                  ---------
                                                                                  ---------

                 See Independent Auditor's Report and Footnotes

                             APPLE GOLF SHOES, INC.
                        STATEMENT OF INCOME AND DEFICIT
                      FOR THE YEAR ENDED DECEMBER 31, 1996

NET SALES.......................................................................  $2,739,015
COST OF SALES...................................................................  1,865,830
                                                                                  ---------
GROSS MARGIN....................................................................    873,185
                                                                                  ---------
EXPENSES
  Selling.......................................................................    690,889
  Administrative................................................................    499,220
  Interest......................................................................    258,683
                                                                                  ---------
TOTAL EXPENSES..................................................................  1,448,792
                                                                                  ---------
LOSS BEFORE INCOME TAXES........................................................   (375,607)
PROVISION FOR INCOME TAXES......................................................        325
                                                                                  ---------
NET LOSS........................................................................   (575,932)
RETAINED EARNINGS (DEFICIT)
  BEGINNING OF YEAR.............................................................   (163,815)
                                                                                  ---------
  END OF YEAR...................................................................   (739,747)
                                                                                  ---------
                                                                                  ---------

                 See Independent Auditor's Report and Footnotes

                             APPLE GOLF SHOES, INC.
                            STATEMENT OF CASH FLOWS
                      FOR THE YEAR ENDED DECEMBER 31, 1996

CASH FLOWS FROM OPERATING ACTIVITIES:
  Net (loss).....................................................................  $(575,932)

ADJUSTMENTS TO RECONCILE NET INCOME TO NET CASH PROVIDED
 FROM OPERATING ACTIVITIES:
  Depreciation and amortization..................................................     29,824
  Provision for bad deb..........................................................     35,974

CHANGE IN ASSETS AND LIABILITIES:
  Increase in accounts receivable................................................   (502,791)
  Increase in inventory..........................................................    (65,052)
  Decrease in other assets.......................................................    226,889
  Increase in accounts payable...................................................     47,295)
  Increase in accrued expenses...................................................      1,807
  Decrease in accrued royalties..................................................    (60,569)
                                                                                   ---------

TOTAL ADJUSTMENTS................................................................   (286,623)

NET CASH PROVIDED BY OPERATING ACTIVITIES........................................   (862,555)

CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds to affiliated company.................................................    862,472
                                                                                   ---------

NET CASH USED IN FINANCING ACTIVITIES............................................    862,472
                                                                                   ---------

NET (DECREASE) INCREASE IN CASH..................................................        (83)

CASH BEGINNING OF YEAR...........................................................        159
                                                                                   ---------

CASH END OF YEAR.................................................................         76
                                                                                   ---------
                                                                                   ---------

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
  Interest paid..................................................................  $ 258,683
                                                                                   ---------
                                                                                   ---------
  Income taxes paid..............................................................  $     325
                                                                                   ---------
                                                                                   ---------

                 See Independent Auditor's Report and Footnotes

                             APPLE GOLF SHOES, INC.

                         NOTES TO FINANCIAL STATEMENTS

                               DECEMBER 31, 1996

    Apple Golf Shoes, Inc. ("the Company") is in the business of distributing golf shoes under a license agreement with Wilson Sporting Goods Co., which expires on December 31, 2000.

NOTE 1: FINANCIAL ARRANGEMENTS

    The Company's primary source of financing is from affiliated companies, Apple Sports, Inc. and Dorson Sports, Inc. At the present time, these affiliated companies intend to continue required financing.

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    a.  Inventory

    Inventories are stated at the lower of cost or market, using the first-in first-out method.

    b.  Property and equipment

    Property and equipment are carried at cost less accumulated depreciation and amortization. (See Note 3, below.)

    c.  Depreciation and amortization

    Provision for depreciation and amortization is computed on the straight line method over the estimated useful lives of the assets.

    d.  Operating lease

    Operating lease expenses are allocated on a straight-line basis, from affiliated companies, over the term of the lease. This allocation is based upon estimated square footage. (See Note 4(c)).

NOTE 3: PROPERTY AND EQUIPMENT

    Property and equipment are stated at cost and are summarized as follows:

Warehouse fixtures................................................  $  78,120
Shoe Molds........................................................     42,600
                                                                    ---------
                                                                      120,720
Less accumulated depreciation.....................................     44,736
                                                                    ---------
Net book value....................................................  $  75,984
                                                                    ---------
                                                                    ---------

NOTE 4: RELATED PARTY TRANSACTIONS

    a.  Loans payable

    The Company has received certain advances from the affiliated companies. These advances are the primary source of the Company's financing. These advances bear interest at the rate charged by the lending institution.

                        See Independent Auditor's Report

                             APPLE GOLF SHOES, INC.

                               DECEMBER 31, 1996

NOTE 4: RELATED PARTY TRANSACTIONS (CONTINUED)
    The Company is a party to and a guarantor of a revolving credit agreement that the affiliated companies have with Citibank, N.A. The agreement commits Citibank, N.A. to lend up to $15 million to the affiliated companies. The outstanding balance on December 31, 1996was $4,124,661. The terms of the credit agreement provide that interest on borrowings be at the lender's base rate. The affiliated companies are required to pay fees amounting to 1/4 of 1% per annum on the average daily unused portion of the lending commitment.

    b.  Management fees

    Management fees are paid to affiliated companies in order to cover overhead expenses. Fees are charged at a rate of 10.5% of the Company's gross sales. Management fee for 1996 amounted to $285,241.

    c.  Operating lease expense

    Operating lease expenses are allocated from affiliated companies based upon estimated square footage used to warehouse inventory and maintain office facilities. Rent expense, as allocated, for the year ending December 31, 1996 amounted to $132,764.

NOTE 5: INCOME TAXES

    The Company has elected to be taxed as an S Corporation under the provisions of the Internal Revenue Code. Under these provisions, the Company does not pay federal corporate income tax on its taxable income. The Company has made a similar election for New York State Franchise Tax purposes. Under New York State provisions, the Company is subject to certain minimum and alternate franchise taxes. Under both federal and state provisions, the stockholders are liable for their share of income taxes based upon the Company's taxable income.

NOTE 6: SIGNIFICANT CUSTOMERS--SUPPLIERS

    (a) Customers

    The Company sells a substantial amount of goods to major national retailers and chains. These amounts represent 46.47% of total revenues. As of December 31, 1996, 40.25% of trade accounts receivable are from these customers.

    (b) Suppliers

    The company purchases ninety-nine (99%) percent of goods from one major foreign supplier.

NOTE 7: ROYALTY AGREEMENT

    Pursuant to the Company's Trademark License Agreement with Wilson Sporting Goods Inc., it is obligated to pay a stated percentage of royalties of certain net sales against minimum guarantees. The amount of royalties paid in 1996 amounted to $175,000.

                        See Independent Auditor's Report

                             APPLE GOLF SHOES, INC.

                               DECEMBER 31, 1996

NOTE 7: ROYALTY AGREEMENT (CONTINUED)
    The minimum future royalty payments under the licensing agreement are as follows:

DECEMBER 31,
--------------------------------------------------------------------------------
 1997...........................................................................  $    200,000
  1998..........................................................................       250,000
  1999..........................................................................       300,000
  2000..........................................................................       400,000
                                                                                  ------------
                                                                                  $  1,150,000
                                                                                  ------------
                                                                                  ------------

                        See Independent Auditor's Report

                             APPLE GOLF SHOES INC.
                              FINANCIAL STATEMENTS
                               DECEMBER 31, 1997

                             APPLE GOLF SHOES, INC.
                              FINANCIAL STATEMENTS
                         AND SUPPLEMENTARY INFORMATION
                      FOR THE YEAR ENDED DECEMBER 31, 1997

                                                                                                                PAGE
                                                                                                                -----
Independent Auditor's Report...............................................................................           8

Balance Sheet..............................................................................................           9

Statement of Income and Deficit............................................................................          10

Statement of Cash Flows....................................................................................          11

Notes to Financial Statements..............................................................................          12

[letterhead]

Board of Directors and Shareholders
Apple Golf Shoes, Inc.
1 Roebling Court
Ronkonkoma, NY 11779

                          INDEPENDENT AUDITOR'S REPORT

    I have audited the accompanying balance sheet of Apple Golf Shoes, Inc. as of December 31, 1997, and the related statements of income and deficit, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my audit.

    I conducted my audit in accordance with generally accepted auditing standards. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

    In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Apple Golf Shoes, Inc. at December 31, 1997, and the results of its operations and cash flows for the year then ended, in conformity with generally accepted accounting principles.

    My audit was made for the purpose of forming an opinion on the basic financial statements taken as a whole. The schedules of cost of sales, selling expenses and administrative expenses are presented for purposes of additional analysis and are not a required part of the basic financial statements. Such information has been subjected to the auditing procedures applied in the audit of the basic financial statements and, in my opinion, are fairly stated in all material respects in relation to the basic financial statements taken as a whole.

March 3, 1998

                             APPLE GOLF SHOES, INC.

                                 BALANCE SHEET

                            AS OF DECEMBER 31, 1997

                                     ASSETS

CURRENT ASSETS
  Cash..........................................................................  $       0
  Accounts Receivable, less allowances ($40,000)................................    238,958
  Inventory.....................................................................  1,259,129
  Other current assets..........................................................     26,124
                                                                                  ---------
TOTAL CURRENT ASSETS............................................................  1,524,211
PROPERTY AND EQUIPMENT, NET.....................................................     46,164
                                                                                  ---------
TOTAL ASSETS....................................................................  1,570,375
                                                                                  ---------
                                                                                  ---------

                           LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES
  Accrued expenses..............................................................     23,692
  Accrued royalties.............................................................     49,996
  Income taxes payable..........................................................        325
                                                                                  ---------
TOTAL CURRENT LIABILITIES.......................................................     74,013
OTHER LIABILITIES
  Loans payable, related parties................................................  2,477,119
                                                                                  ---------
TOTAL OTHER LIABILITIES.........................................................  2,477,119
                                                                                  ---------
TOTAL LIABILITIES...............................................................  2,551,132
                                                                                  ---------
SHAREHOLDERS' EQUITY
  Common stock, no par, 200 shares authorized, 100 shares issued and
    outstanding.................................................................      2,000
  Retained earnings (deficit)...................................................   (982,757)
                                                                                  ---------
TOTAL SHAREHOLDERS' EQUITY (DEFICIT)............................................   (980,757)
                                                                                  ---------
TOTAL LIABILITIES & SHAREHOLDERS' EQUITY........................................  1,570,375
                                                                                  ---------
                                                                                  ---------

   The accompanying notes are an integral part of these financial statements

                             APPLE GOLF SHOES, INC.

                        STATEMENT OF INCOME AND DEFICIT

                      FOR THE YEAR ENDED DECEMBER 31, 1997

NET SALES.......................................................................  $2,208,676
COST OF SALES...................................................................  1,380,131
                                                                                  ---------
GROSS MARGIN....................................................................    828,545
EXPENSES
  Selling.......................................................................    404,552
  Administrative................................................................    427,358
  Interest......................................................................    239,320
                                                                                  ---------
TOTAL EXPENSES..................................................................  1,071,230
                                                                                  ---------
LOSS BEFORE INCOME TAXES........................................................   (242,685)
PROVISION FOR INCOME TAXES......................................................        325
                                                                                  ---------
NET LOSS........................................................................   (243,010)
                                                                                  ---------
RETAINED EARNINGS (DEFICIT)
  BEGINNING OF YEAR.............................................................   (739,747)
                                                                                  ---------
  END OF YEAR...................................................................   (982,757)
                                                                                  ---------
                                                                                  ---------

   The accompanying notes are an integral part of these financial statements

                             APPLE GOLF SHOES, INC.

                            STATEMENT OF CASH FLOWS

                      FOR THE YEAR ENDED DECEMBER 31 ,1997

CASH FLOWS FROM OPERATING ACTIVITIES:
  Net (loss).....................................................................  $(243,010)
                                                                                   ---------
ADJUSTMENTS TO RECONCILE NET INCOME TO NET CASH PROVIDED FROM OPERATING
  ACTIVITIES:
  Depreciation and amortization..................................................     29,820
  Provision for bad deb..........................................................     (6,030)
CHANGE IN ASSETS AND LIABILITIES:
  Decrease in accounts receivable................................................    473,285
  Decrease in inventory..........................................................    335,325
  Decrease in other assets.......................................................     10,034
  Decrease in accounts payable...................................................   (176,362)
  Increase in accrued expenses...................................................     12,555
  Increase in accrued royalties..................................................     20,608
                                                                                   ---------
TOTAL ADJUSTMENTS................................................................    699,235
NET CASH PROVIDED BY OPERATING ACTIVITIES........................................    456,225
CASH FLOWS FROM FINANCING ACTIVITIES:
  Payments to affiliated company.................................................   (456,301)
                                                                                   ---------
NET CASH USED IN FINANCING ACTIVITIES............................................   (456,301)
                                                                                   ---------
NET (DECREASE) INCREASE IN CASH..................................................        (76)
                                                                                   ---------
  CASH BEGINNING OF YEAR.........................................................         76
  CASH END OF YEAR...............................................................          0
                                                                                   ---------
                                                                                   ---------
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
  Interest paid..................................................................  $ 239,320
                                                                                   ---------
                                                                                   ---------
  Income taxes paid..............................................................  $     325
                                                                                   ---------
                                                                                   ---------

   The accompanying notes are an integral part of these financial statements

                             APPLE GOLF SHOES, INC.

                         NOTES TO FINANCIAL STATEMENTS

                               DECEMBER 31, 1997

    Apple Golf Shoes, Inc. ("the Company") is in the business of distributing golf shoes under a license agreement with Wilson Sporting Goods Co., which expires on December 31, 2000.

NOTE 1: FINANCIAL ARRANGEMENTS

    The Company's primary source of financing is from affiliated companies, Apple Sports, Inc. and Dorson Sports, Inc. At the present time, these affiliated companies intend to continue required financing.

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    a.  Inventory

    Inventories are stated at the lower of cost or market, using the first-in first-out method.

    b.  Property and equipment

    Property and equipment are carried at cost less accumulated depreciation and amortization. (See Note 3, below.)

    c.  Depreciation and amortization

    Provision for depreciation and amortization is computed on the straight line method over the estimated useful lives of the assets.

    d.  Operating lease

    Operating lease expenses are allocated on a straight-line basis, from affiliated companies, over the term of the lease. This allocation is based upon estimated square footage. (See Note 4(c)).

    e.  Use of Estimates

    The preparation of financial statements in conformity with Generally Accepted Accounting Principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

NOTE 3: PROPERTY AND EQUIPMENT

    Property and equipment are stated at cost and are summarized as follows:

Warehouse fixtures................................................................  $   78,120
Shoe Molds........................................................................      42,600
                                                                                    ----------
                                                                                       120,720
Less accumulated depreciation.....................................................      74,556
                                                                                    ----------
Net book value....................................................................  $   46,164
                                                                                    ----------
                                                                                    ----------

                             APPLE GOLF SHOES, INC.

                               DECEMBER 31, 1997

NOTE 4: RELATED PARTY TRANSACTIONS

    a.  Loans payable

    The Company has received certain advances from the affiliated companies. These advances are the primary source of the Company's financing. These advances bear interest at the rate charged by the lending institution.

    The Company is a party to and a guarantor of a revolving credit agreement that the affiliated companies have with Citibank, N.A. The agreement commits Citibank, N.A. to lend up to $15 million to the affiliated companies. The outstanding balance on December 31, 1997 was $4,254,246. The terms of the credit agreement provide that interest on borrowings be at the lender's base rate. The affiliated companies are required to pay fees amounting to 1/4 of 1% per annum on the average daily unused portion of the lending commitment.

    b.  Management fees

    Management fees are paid to affiliated companies in order to cover overhead expenses. Fees are charged at a rate of 10.5% of the Company's gross sales. Management fee for 1997 amounted to $223,308.

    c.  Operating lease expense

    Operating lease expenses are allocated from affiliated companies based upon estimated square footage used to warehouse inventory and maintain office facilities. Rent expense, as allocated, for the year ending December 31, 1997, amounted to $134,421.

NOTE 5: INCOME TAXES

    The Company has elected to be taxed as an S Corporation under the provisions of the Internal Revenue Code. Under these provisions, the Company does not pay federal corporate income tax on its taxable income. The Company has made a similar election for New York State Franchise Tax purposes. Under New York State provisions, the Company is subject to certain minimum and alternate franchise taxes. Under both federal and state provisions, the stockholders are liable for their share of income taxes based upon the Company's taxable income.

NOTE 6: SIGNIFICANT CUSTOMERS--SUPPLIERS

    (a) Customers

    The Company sells a substantial amount of goods to major national retailers and chains. These amounts represent 50.33% of total revenues. As of December 31, 1997, 30.86% of trade accounts receivable are from these customers.

    (b) Suppliers

    The company purchases ninety-nine (99%) percent of goods from one major foreign supplier.

NOTE 7: ROYALTY AGREEMENT

    Pursuant to the Company's Trademark License Agreement with Wilson Sporting Goods Inc., it is obligated to pay a stated percentage of royalties of certain net sales against minimum guarantees. The amount of royalties paid in 1997 amounted to $200,000.

                             APPLE GOLF SHOES, INC.

                               DECEMBER 31, 1997

NOTE 7: ROYALTY AGREEMENT (CONTINUED)
    The minimum future royalty payments under the licensing agreement are as follows:

DECEMBER 31,
----------------------------------------------------------------------------------
1998..............................................................................  $  250,000
1999..............................................................................     300,000
2000..............................................................................     400,000
                                                                                    ----------
                                                                                    $  950,000
                                                                                    ----------
                                                                                    ----------

NOTE 8: SUBSEQUENT EVENTS

    The Company is currently negotiating a merger arrangement with a manufacturer of children's toys. Under a letter of intent, Empire of Carolina, Inc. will acquire 100% of the Company's stock.

                                     PROXY
                            EMPIRE OF CAROLINA, INC.
              THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF
                            EMPIRE OF CAROLINA, INC.
                        FROM THE HOLDERS OF COMMON STOCK

    The undersigned, a holder of Common Stock of Empire of Carolina, Inc., a Delaware corporation (the "Company"), hereby appoints CHARLES S. HOLMES, STEVEN
E. GELLER, and each of them, the proxies of the undersigned, each with full power of substitution, to attend, represent and vote for the undersigned, all of the shares of the Company's Common Stock which the undersigned would be entitled to vote, at the Annual Meeting of Stockholders of the Company to be held on May 20, 1998 and any adjournments or postponements thereof, as follows:

    The undersigned hereby revokes any other proxy to vote the shares of Common Stock owned by the undersigned at such Annual Meeting, and hereby ratifies and confirms all that said attorneys and proxies, and each of them, may lawfully do by virtue hereof. With respect to matters not known at the time of the solicitations hereof, said proxies are authorized to vote in accordance with their best judgment.

    THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS ON THE OTHER SIDE HEREOF, IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF THE FOUR DIRECTORS NAMED, "FOR" THE ADOPTION OF EACH OF THE OTHER PROPOSALS AND AS SAID PROXIES SHALL DEEM ADVISABLE ON SUCH OTHER BUSINESS AS MAY COME BEFORE THE MEETING AND ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF.

   (PLEASE MARK, SIGN, DATE AND RETURN THE PROXY PROMPTLY USING THE ENCLOSED
                                   ENVELOPE.)
                                SEE REVERSE SIDE

1. ELECTION OF DIRECTORS, as provided in Proposal 1 of the Company's Proxy Statement

           FOR ALL NOMINEES     WITHHOLD AUTHORITY           NOMINEES: John J. Doran, Steven E. Geller,
           LISTED AT RIGHT / /  TO VOTE FOR ALL NOMINEES     Frederick W. Rosenbauer, Jr.
                                LISTED AT RIGHT / /          Lenore H. Schupak

           (INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY
           -----------------------------------------------------

           INDIVIDUAL NOMINEE, WRITE THAT NOMINEE(S) NAME BELOW:)

2. The proposal to approve the adoption of the 1998 Stock Option Plan pursuant to which an aggregate of 2,000,000 shares of Common Stock will be available for grant.
            / /  FOR            / /  AGAINST            / /  ABSTAIN
3. The proposal to issue 5,000,000 shares of the Company's Common Stock, subject to increase under certain circumstances by up to 1,153,864 shares, pursuant to the terms of the Share Purchase Agreement, pursuant to which the Company will acquire all of the outstanding capital stock of the Apple Companies in consideration for such issuance of Common Stock and grant a right to the existing shareholders of the Apple Companies to require Empire, under certain circumstances, to repurchase up to an aggregate of 500,000 of the shares of Common Stock so issued.
            / /  FOR            / /  AGAINST            / /  ABSTAIN
4. The ratification of the appointment of Deloitte & Touche LLP as the Company's auditors for the fiscal year ending December 31, 1998 as described in Proposal 4 in the Company's Proxy Statement.
            / /  FOR            / /  AGAINST            / /  ABSTAIN
5. Upon such other matters as may properly come before the meeting or any adjournments or postponements thereof.
            / /  FOR            / /  AGAINST            / /  ABSTAIN
THE UNDERSIGNED ACKNOWLEDGES RECEIPT OF A COPY OF THE NOTICE OF ANNUAL MEETING, THE ACCOMPANYING PROXY STATEMENT RELATING TO THE ANNUAL MEETING AND THE ANNUAL REPORT TO STOCKHOLDERS FOR THE YEAR ENDED DECEMBER 31, 1997.
                                     Dated _______________________________, 1998
                                     ___________________________________________
                                              Signature of Shareholder

                                  NOTE: The signature(s) hereon should
                                  correspond exactly with the name(s) of the Stockholder(s) appearing on the Stock Certificate representing the shares of Common Stock owned by the undersigned. If stock is jointly held, all joint owners should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If signer is a corporation, please sign the full corporate name, and give title of signing office.

                                     PROXY
                            EMPIRE OF CAROLINA, INC.
              THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF
                            EMPIRE OF CAROLINA, INC.
                  FROM THE HOLDERS OF SERIES A PREFERRED STOCK

    The undersigned, a holder of Series A Preferred Stock of Empire of Carolina, Inc., a Delaware corporation (the "Company"), hereby appoints CHARLES S. HOLMES, STEVEN E. GELLER, and each of them, the proxies of the undersigned, each with full power of substitution, to attend, represent and vote for the undersigned, all of the shares of the Company's Common Stock which the undersigned would be entitled to vote, at the Annual Meeting of Stockholders of the Company to be held on May 20, 1998 and any adjournments or postponements thereof, as follows:

    The undersigned hereby revokes any other proxy to vote the shares of Series A Preferred Stock owned by the undersigned at such Annual Meeting, and hereby ratifies and confirms all that said attorneys and proxies, and each of them, may lawfully do by virtue hereof. With respect to matters not known at the time of the solicitations hereof, said proxies are authorized to vote in accordance with their best judgment.

    THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS ON THE OTHER SIDE HEREOF, IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF THE SIX DIRECTORS NAMED, "FOR" THE ADOPTION OF EACH OF THE OTHER PROPOSALS AND AS SAID PROXIES SHALL DEEM ADVISABLE ON SUCH OTHER BUSINESS AS MAY COME BEFORE THE MEETING AND ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF.

   (PLEASE MARK, SIGN, DATE AND RETURN THE PROXY PROMPTLY USING THE ENCLOSED
                                   ENVELOPE.)
                                SEE REVERSE SIDE

1. ELECTION OF DIRECTORS, as provided in Proposal 1 of the Company's Proxy Statement

           FOR ALL NOMINEES     WITHHOLD AUTHORITY           NOMINEES: John J. Doran, Steven E. Geller,
           LISTED AT RIGHT / /  TO VOTE FOR ALL NOMINEES     Frederick W. Rosenbauer, Jr.
                                LISTED AT RIGHT / /          Lenore H. Schupak, Charles S. Holmes,
                                                             James J. Pinto

           (INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY
           -----------------------------------------------------

           INDIVIDUAL NOMINEE, WRITE THAT NOMINEE(S) NAME BELOW:)

2. The proposal to approve the adoption of the 1998 Stock Option Plan pursuant to which an aggregate of 2,000,000 shares of Common Stock will be available for grant.
            / /  FOR            / /  AGAINST            / /  ABSTAIN
3. The proposal to issue 5,000,000 shares of the Company's Common Stock, subject to increase under certain circumstances by up to 1,153,864 shares, pursuant to the terms of the Share Purchase Agreement, pursuant to which the Company will acquire all of the outstanding capital stock of the Apple Companies in consideration for such issuance of Common Stock and grant a right to the existing shareholders of the Apple Companies to require Empire, under certain circumstances, to repurchase up to an aggregate of 500,000 of the shares of Common Stock so issued.
            / /  FOR            / /  AGAINST            / /  ABSTAIN
4. The ratification of the appointment of Deloitte & Touche LLP as the Company's auditors for the fiscal year ending December 31, 1998 as described in Proposal 4 in the Company's Proxy Statement.
            / /  FOR            / /  AGAINST            / /  ABSTAIN
5. Upon such other matters as may properly come before the meeting or any adjournments or postponements thereof.
            / /  FOR            / /  AGAINST            / /  ABSTAIN
THE UNDERSIGNED ACKNOWLEDGES RECEIPT OF A COPY OF THE NOTICE OF ANNUAL MEETING, THE ACCOMPANYING PROXY STATEMENT RELATING TO THE ANNUAL MEETING AND THE ANNUAL REPORT TO STOCKHOLDERS FOR THE YEAR ENDED DECEMBER 31, 1997.
                                     Dated _______________________________, 1998
                                     ___________________________________________
                                              Signature of Shareholder

                                  NOTE: The signature(s) hereon should
                                  correspond exactly with the name(s) of the Stockholder(s) appearing on the Stock Certificate representing the shares of Common Stock owned by the undersigned. If stock is jointly held, all joint owners should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If signer is a corporation, please sign the full corporate name, and give title of signing office.